           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 12, 2001

                                  $139,081,000

                           FRANKLIN AUTO TRUST 2001-1

                           [LOGO]
                           Franklin'r' Capital Corp.


  FRANKLIN RECEIVABLES LLC                         FRANKLIN CAPITAL CORPORATION
         SELLER                                            SERVICER

            The trust will issue the following classes of securities:

   BEFORE YOU PURCHASE
   ANY OF THESE SECURITIES, BE
   SURE YOU UNDERSTAND THE
   STRUCTURE AND THE RISKS. SEE
   ESPECIALLY THE RISK FACTORS
   BEGINNING ON PAGE S-9 OF
   THIS PROSPECTUS SUPPLEMENT
   AND ON PAGE 15 OF THE
   ACCOMPANYING PROSPECTUS.

   These securities are
   asset backed securities
   issued by a trust. The
   securities are not
   obligations of Franklin
   Receivables LLC,
   Franklin Capital
   Corporation, Franklin
   Resources, Inc. or any
   of their respective
   affiliates.

   No one may use this
   prospectus supplement
   to offer and sell these
   securities unless it is
   accompanied by the
   prospectus.


                                                                       FINAL SCHEDULED
                                 PRINCIPAL AMOUNT    INTEREST RATE    DISTRIBUTION DATE
                                 -----------------   -------------    -----------------
   Class A-1 Notes.............      $87,000,000        5.386%         October 15, 2004
   Class A-2 Notes.............      $52,081,000        5.857%         July 15, 2008


----------

The trust will pay interest and principal on the securities on the fifteenth day of each month (or if the fifteenth day is not a business day, the next business day). The first distribution date will be February 15, 2001.

The trust will generally pay principal sequentially: first, to the Class A-1 Notes until the principal balance of the Class A-1 Notes has been reduced to zero, and then, to the Class A-2 Notes until the principal balance of the Class A-2 Notes has been reduced to zero.

                                  [MBIA LOGO]

Pursuant to its financial guaranty insurance policy, MBIA Insurance Corporation will unconditionally and irrevocably guarantee the full and timely payment of interest and principal on the notes on each distribution date.

THE UNDERWRITERS ARE OFFERING THE FOLLOWING SECURITIES BY THIS PROSPECTUS
SUPPLEMENT:

                              INITIAL PUBLIC       UNDERWRITING      PROCEEDS TO THE
                            OFFERING PRICE(1)        DISCOUNT         SELLER(1)(2)
                            -----------------      ------------      ---------------
Per Class A-1 Note.......       99.999586%            0.285%           99.714586%
Per Class A-2 Note.......       99.998718%            0.496%           99.502718%
Total....................    $139,079,972.14       $506,271.76       $138,573,700.38

---------------------
(1) The price of the notes will also include interest accrued on the notes from January 15, 2001.

(2) Before deducting expenses payable by the seller estimated to be $550,000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              GOLDMAN, SACHS & CO.

                                 ---------------

           The date of this Prospectus Supplement is January 19, 2001

                 TABLE OF CONTENTS

               PROSPECTUS SUPPLEMENT

WHERE TO FIND INFORMATION IN THESE DOCUMENTS..S-3
SUMMARY OF TERMS OF THE NOTES.................S-4
STRUCTURAL SUMMARY............................S-7
RISK FACTORS..................................S-9
USE OF PROCEEDS..............................S-12
THE TRUST....................................S-12
   General...................................S-12
   Capitalization of the Trust...............S-12
   The Owner Trustee.........................S-13
THE TRUST PROPERTY...........................S-13
THE RECEIVABLES..............................S-14
   General...................................S-14
   Eligibility Criteria......................S-14
   Composition...............................S-14
   Delinquency and Loss Experience...........S-18
FRANKLIN CAPITAL CORPORATION.................S-20
THE INSURER..................................S-21
   Insurer Financial Information.............S-21
   Where You Can Obtain Additional
    Information About The Insurer............S-22
   Financial Strength Ratings
    of the Insurer...........................S-22
DESCRIPTION OF THE NOTES.....................S-23
   General...................................S-23
   Payments of Interest......................S-23
   Payments of Principal.....................S-23
   Optional Redemption.......................S-24
   Events of Default.........................S-24
WEIGHTED AVERAGE LIFE CONSIDERATIONS.........S-25
DESCRIPTION OF THE PURCHASE AGREEMENT
 AND THE TRUST DOCUMENTS.................... S-28
   Sale and Assignment of Receivables........S-28
   Accounts..................................S-28
   Servicing Compensation and Trustees' Fees.S-29
   Certain Allocations.......................S-29
   Distributions.............................S-30
   Statements to Noteholders.................S-33
   Servicer Default; Rights upon
    Servicer Default.........................S-33
   Waiver of Past Defaults...................S-34
   Amendment.................................S-35
THE NOTE POLICY..............................S-35
   Note Policy...............................S-35
   Other Provisions of the Note Policy.......S-37
RATINGS......................................S-37
FEDERAL INCOME TAX CONSEQUENCES..............S-38
STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS..S-38
ERISA CONSIDERATIONS.........................S-38
UNDERWRITING.................................S-39
EXPERTS......................................S-40
LEGAL OPINIONS...............................S-40
FORWARD-LOOKING STATEMENTS...................S-40
REPORTS TO NOTEHOLDERS.......................S-41
AVAILABLE INFORMATION........................S-41
INDEX OF TERMS...............................S-42

              PROSPECTUS

Available Information...................       2
Incorporation of Certain Documents by
  Reference.............................       2
Prospectus Summary......................       3
Risk Factors............................      15
The Trusts..............................      19
The Receivables.........................      21
Yield and Prepayment Considerations.....      24
Certificate and Note Factors and
Use of Proceeds.........................      25
The Sellers.............................      26
Franklin Capital Corporation............      27
Franklin Resources, Inc.................      32
The Certificates........................      34
The Notes...............................      35
Certain Information Regarding the
  Securities............................      41
Description of the Purchase
  Agreements and the Trust
  Documents.............................      47
Certain Legal Aspects of the
Federal Income Tax Consequences.........      64
State and Local Taxation................      78
ERISA Considerations....................      78
Ratings.................................      81
Plan of Distribution....................      81
Notice to Canadian Residents............      83
Legal Opinions..........................      83
Annex 1.................................     I-1
Index of Terms..........................     I-5

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     This prospectus supplement and the accompanying prospectus provide information about the trust, Franklin Auto Trust 2001-1, including terms and conditions that apply to the notes to be issued by the trust. The specific terms of the trust are contained in this prospectus supplement. You should rely only on information on the notes provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections describing the trust and terms in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

      SUMMARY OF TERMS OF THE NOTES -- provides important information concerning the amounts and the payment terms of each class of notes

      STRUCTURAL SUMMARY-- gives a brief introduction to the key structural features of the trust

      RISK FACTORS-- describes briefly some of the risks to investors of a purchase of the notes

     Cross-references may be contained in the introductory sections which will direct you elsewhere in this prospectus supplement or the accompanying prospectus to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

     You can find a listing of the pages where capitalized terms are defined under the captions "Index of Terms" beginning on page S-42 in this prospectus supplement and under "Index of Terms" beginning on page I-5 of the accompanying prospectus.

--------------------------------------------------------------------------------

                          SUMMARY OF TERMS OF THE NOTES

     The following summary is a short description of the main terms of the offering of the notes. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you need to read both this prospectus supplement and the accompanying prospectus, each in its entirety.

ISSUER

     Franklin Auto Trust 2001-1, a Delaware business trust (whose 100% beneficial ownership interest is held by Franklin Receivables LLC), will use the proceeds from the issuance and sale of the notes to purchase from Franklin Receivables LLC a pool of prime, non-prime and sub-prime motor vehicle retail installment sale contracts which constitute the receivables. Franklin Capital Corporation originated and will service all the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes. MBIA Insurance Corporation will guarantee the full and timely payment of interest and principal on the notes.

OFFERED SECURITIES

     The trust is offering the following notes pursuant to this prospectus supplement:

$87,000,000 Class A-1        5.386%  Asset Backed
                                     Notes

$52,081,000 Class A-2        5.857%  Asset Backed
                                     Notes

     The trust is also issuing certificates which will be retained by Franklin Receivables LLC. The certificates will have zero principal balance and will receive all excess cashflow from the trust.

CUTOFF DATE

     The cutoff date will be January 1, 2001.

CLOSING DATE

     The trust expects to issue the notes on January 25, 2001.

SERVICER

     Franklin Capital Corporation, a wholly owned subsidiary of Franklin Resources, Inc.

INSURER

     MBIA Insurance Corporation, a New York stock insurance company.

INDENTURE TRUSTEE

     The Chase Manhattan Bank, a New York corporation.

OWNER TRUSTEE

     Bankers Trust (Delaware), a Delaware banking corporation.

INTEREST AND PRINCIPAL DISTRIBUTION DATES

     On the 15th day of each month (or if the 15th day is not a business day, the next business day), the trust will pay interest and principal on the notes.

FIRST SCHEDULED DISTRIBUTION DATE

     The first scheduled distribution date will be February 15, 2001.

RECORD DATE

     On each distribution date, the trust will pay interest and principal to the holders of record of the notes for that distribution date. The record date for the notes will be the day immediately preceding each distribution date.

INTEREST RATES

     The trust will pay interest on each class of notes at the fixed annual rates specified on the cover of this prospectus supplement.

INTEREST ACCRUAL

     "30/360," accrued from the 15th day of the previous month to but excluding the 15th day of the current month.

     This means that, if there are no outstanding shortfalls in the payment of interest, the interest

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

due on each distribution date for each class of notes will be one-twelfth of the product of:

     1.  the related outstanding principal balance; and

     2.  the related interest rate.

     For a more detailed description of the payment of interest, you should refer to the sections entitled "Description of the Notes -- Payments of Interest" and "Description of the Purchase Agreement and the Trust Document -- Distributions" in this prospectus supplement.

SEQUENTIAL PRINCIPAL PAYMENTS

     The trust will generally pay principal sequentially, first to the Class A-1 Notes until such class is paid in full, and then to the Class A-2 Notes until such class is paid in full.

     For a more detailed description of the payment of principal, you should refer to the sections entitled "Description of the Notes -- Payments of Principal" and "Description of the Purchase Agreement and the Trust Documents -- Distributions" in this prospectus supplement.

OPTIONAL REDEMPTION

     The servicer has the option to purchase all of the receivables on any distribution date on which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables at the time they were sold to the trust (provided, however, that the servicer will require the consent of MBIA Insurance Corporation, if such purchase would result in a claim on the note policy or would result in any amount owing to MBIA Insurance Corporation remaining unpaid) at a price equal to the outstanding principal balance of the notes plus accrued and unpaid interest thereon. The trust will apply such payment to the redemption of the notes in full.

MANDATORY REDEMPTION

     If an event of default under the indenture exists, the notes may be accelerated and subject to immediate payment at a price equal to the outstanding principal balance of the notes plus accrued and unpaid interest thereon. If an event of default under the insurance and reimbursement agreement exists, the notes will automatically be accelerated and subject to immediate payment at a price equal to the outstanding principal balance of the notes plus accrued and unpaid interest thereon. MBIA Insurance Corporation will not guarantee payment of any amounts that become due on an accelerated basis.

THE NOTE POLICY

     Pursuant to a financial guaranty insurance policy, MBIA Insurance Corporation will unconditionally and irrevocably guarantee the full and timely payment of interest and principal on the notes on each distribution date.

FINAL SCHEDULED DISTRIBUTION DATES

     The trust is required to pay the outstanding principal amount of each class of notes, to the extent not previously paid, in full on the final scheduled distribution date specified on the cover page of this prospectus supplement for each class.

RATINGS

     It is a condition to the issuance of the notes that they are rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and "Aaa" by Moody's Investors Service, Inc.

     A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the payment of principal and interest on the notes pursuant to their terms. A rating agency may lower or withdraw its rating in the future, at its discretion.

MINIMUM DENOMINATIONS

     $1,000 and integral multiples thereof.

REGISTRATION, CLEARANCE AND SETTLEMENT

     The trust will issue the notes in book-entry form only. If you acquire a beneficial interest in the notes, you will hold your interest through The Depository Trust Company in the United States or Clearstream Banking, societe anonyme or the Euroclear System in Europe.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

TAX STATUS

OPINIONS OF COUNSEL

     As more fully set forth below under "Federal Income Tax Consequences," Morrison & Foerster LLP is of the opinion that for federal income tax purposes:

       the proper tax treatment of the notes is as indebtedness; and

       the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

     You are encouraged to consult your own advisor concerning state, local and foreign tax consequences of an investment in the notes. For a more detailed description of the federal, state, local and foreign tax consequences of an investment in the notes, you should refer to the sections entitled "Federal Income Tax Consequences" and "State, Local and Foreign Tax Considerations" in this prospectus supplement.

INVESTOR REPRESENTATIONS

     If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness.

ERISA CONSIDERATIONS

     The notes are generally eligible for purchase by employee benefit plans subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus.

INVESTOR INFORMATION -- MAILING ADDRESS, TELEPHONE NUMBER AND FACSIMILE NUMBER

     The mailing address of Franklin Receivables LLC and Franklin Capital Corporation is 47 West 200 South, Suite 500, Salt Lake City, Utah 84101. The telephone number and facsimile number of Franklin Receivables LLC is (801) 238-6756 and (800) 881-8892, respectively, and the telephone number and facsimile number of Franklin Capital Corporation is (801) 238-6700 and (800) 881-8892, respectively.

CUSIP NUMBERS

       Class A-1 Notes: 35242RAG9

       Class A-2 Notes: 35242RAH7

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                               STRUCTURAL SUMMARY

     This summary briefly describes certain major structural components of the trust. To fully understand the terms of the trust, you will need to read both this prospectus supplement and the accompanying prospectus, each in its entirety.

TRANSFER OF RECEIVABLES AND FLOW OF FUNDS

     Franklin Receivables LLC, the seller, will purchase certain prime, non-prime and sub-prime motor vehicle retail installment sale contracts originated indirectly by Franklin Capital Corporation, which constitute the receivables. Franklin Receivables LLC will sell the receivables with an aggregate principal balance of $139,087,053.78 as of January 1, 2001 to Franklin Auto Trust 2001-1 on the closing date. The trust will issue notes for purchase by investors to pay for the receivables. The following chart represents the flow of funds invested by investors:


                        -------------------------------
                          Franklin Capital Corporation
                        -------------------------------
                                              $
                      Receivables
                        -------------------------------
                            Franklin Receivables LLC
                                    (Seller)
                        -------------------------------
                                              $ and Certificates
                      Receivables
                        --------------------------------
                               Franklin Auto Trust
                                      2001-1
                                     (Issuer)
                        -------------------------------
                                              $
                      Notes
                        -------------------------------
                                     Investors


                        -------------------------------

PROPERTY OF THE TRUST

     The property of the trust will include the following:

       the receivables and collections on the receivables;

       security interests in the vehicles financed by the receivables;

       bank accounts;

       rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

       remedies for breaches of representations and warranties made by the dealers that originated the receivables;

       receivables files; and

       other rights under documents relating to the receivables and the sale of the receivables.

COMPOSITION OF THE RECEIVABLES

     The composition of the receivables as of January 1, 2001 is as follows:

   Aggregate Outstanding
   Principal Balance......       $139,087,053.78
   Credit Quality as a
   Percentage of Aggregate
   Outstanding Principal
   Balance

      prime............................           48.82%
      non-prime........................           49.37%
      sub-prime........................            1.80%
  Number of Receivables................           8,151
  Average Outstanding Principal Balance      $17,063.80
  Average Original Amount Financed.....      $18,686.52
  Weighted Average APR.................           12.35%
  Weighted Average Original Term.......     66.7 months
  Weighted Average Remaining Term......     60.2 months

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SERVICER OF THE RECEIVABLES

     Franklin Capital Corporation will be the servicer of the receivables. On each distribution date, the trust will pay the servicer a servicing fee for servicing the receivables.

PRIORITY OF DISTRIBUTIONS

    From collections on the receivables during the prior calendar month and surety draws (in the event of any shortfalls), the trust will pay the following amounts on each distribution date in the following order of priority:

    (1) to the servicer, the servicing fee and any overdue servicing fees payable to the servicer;

    (2) to the insurer, any accrued and unpaid fees of the insurer;

    (3) to the holders of the notes, interest payments allocated to each class of notes;

    (4) to the holders of the notes, principal payments allocated to each class of notes sequentially, commencing with the Class A-1 Notes;

    (5) to the insurer, any interest due on outstanding surety draws;

    (6) to the insurer, to the extent of available funds, the amount, if any, to reimburse the insurer for certain payments paid under the note policy and for certain defense costs and expenses;

    (7) to the insurance spread account, to the extent the amount therein is less than the required amount;

    (8) to the indenture trustee, to the extent of available funds, any outstanding trustee's fees, expenses and indemnification payable to the indenture trustee, not previously paid to it by the servicer;

    (9) to the servicer, the additional servicing fee and any overdue additional servicing fees, if any, payable to the servicer; and

   (10) to the holders of the certificates, any remaining funds.

    For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, you should refer to the section entitled "Description of the Purchase Agreement and the Trust Documents -- Distributions" in this prospectus supplement.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any of these securities.


PREPAYMENTS ON RECEIVABLES
WILL CAUSE PREPAYMENTS ON
THE NOTES, RESULTING IN
REINVESTMENT RISK TO YOU              Amounts distributed to you on each distribution date will
                                      include any prepayments on the receivables received during the related monthly period and applied by the servicer to reduce the receivable balance. If the rate of prepayments on the
                                      receivables is greater than you anticipated, you will receive principal distributions on the notes earlier than you
                                      expected. You may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

                                      The weighted average life of the notes will be reduced by
                                      prepayments on the receivables. The receivables are prepayable at any time without penalty. Distributions of principal
                                      amounts of a receivable in advance of the scheduled date for repayment of such principal amounts may result from
                                      prepayments by obligors, liquidations due to default, the
                                      receipt of proceeds from physical damage or credit insurance.
                                      In addition, repurchases or purchases of receivables by the seller, the servicer, Franklin Capital Corporation or any
                                      affiliate of any of them as a result of certain uncured
                                      breaches of the representations, warranties and covenants with respect to the receivables may result in the early prepayment of the principal balance of a receivable. The weighted average life of the notes will also be reduced by the payment by MBIA
                                      Insurance Corporation of certain amounts payable by it
                                      pursuant to its financial guaranty insurance policy or by the servicer exercising its option to purchase all of the
                                      remaining receivables when the aggregate principal balance of the receivables is less than 10% of the aggregate principal balance of the receivables as of the cutoff date.

                                      The servicer has limited historical experience with respect to prepayments and is not aware of publicly available industry statistics that set forth principal prepayment experience for motor vehicle retail installment sale contracts similar to the receivables. No reliable prediction can be made as to the
                                      actual prepayment rates that will be experienced on the
                                      receivables.

POTENTIAL LOSS ON NOTES DUE
TO ADVERSE DEVELOPMENTS IN
CERTAIN STATES                        Your investment in the notes may be disproportionately
                                      affected by economic and other developments that occur in
                                      certain states. As of the cutoff date, the obligors with
                                      respect to 42.27%, 37.52% and 7.21% of the receivables (based on the outstanding principal balance of the receivables and mailing addresses of the obligors thereon as of such date)
                                      were located in California, Nevada and Oregon, respectively.
                                      Economic conditions where obligors reside may affect the
                                      delinquency, loan loss and repossession


                                      experience of the trust with respect to the receivables.
                                      Economic conditions in California are often volatile and from time to time have been adversely affected by natural
                                      disasters, contractions in key industries and declining real estate values. No predictions, however, can be made regarding future economic conditions in California or any other states where obligors reside.

POTENTIAL LOSS ON NOTES DUE
TO LIMITED ASSETS OF THE TRUST        The trust will not have any significant assets or sources of funds other than the receivables and the note policy
                                      guaranteeing certain payments on the notes. Recovery in full of your investment in the notes is dependent solely upon
                                      payments on the receivables and payments of claims made under the note policy. The notes are obligations solely of the trust and will not be insured or guaranteed by Franklin Resources,
                                      Inc., Franklin Capital Corporation, the servicer or the
                                      seller. If MBIA Insurance Corporation defaults on its
                                      obligations under the note policy, the trust will depend
                                      solely on current collections on the receivables to make
                                      payments on the notes. If current collections are
                                      insufficient, you may suffer a loss on your investment in the notes.

THE NOTE RATINGS DO NOT
ASSESS THE SUITABILITY OF YOUR
INVESTMENT IN THE NOTES; THE
NOTE RATINGS MAY BE
WITHDRAWN AT ANY TIME                 A rating is not a recommendation to purchase, hold or sell the notes. The ratings of the notes address the likelihood of the timely payment of interest on the notes and the ultimate
                                      payment of the principal of the notes at their maturity. You cannot be sure that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment
                                      circumstances in the future so warrant. In the event that any ratings initially assigned to the notes are lowered or
                                      withdrawn for any reason, your ability to resell your notes at a price sufficient to recover your investment in full will be impaired. Any reduction or withdrawal by a rating agency of a rating of MBIA Insurance Corporation would likely result in a reduction or withdrawal of the ratings of the notes. Such a reduction may reduce the liquidity and market price of your notes.

YOUR RIGHTS UNDER THE
INDENTURE ARE LIMITED UNLESS
AN INSURER DEFAULT HAS
OCCURRED                              Neither you nor the indenture trustee may declare an event of default under the indenture unless MBIA Insurance Corporation shall have defaulted with respect to certain of its obligations. Prior to the occurrence of such a default by MBIA Insurance Corporation, an event of default will occur only upon delivery by MBIA Insurance
                                      Corporation to the indenture trustee of notice of certain defaults by the trust, Franklin Capital Corporation, the servicer or the seller of their respective obligations to MBIA Insurance
                                      Corporation. Upon the occurrence of an event of default under the indenture (unless MBIA Insurance Corporation shall have defaulted with respect to certain of its obligations), MBIA Insurance
                                      Corporation will have the right to cause the liquidation of the assets of the trust. Any such liquidation will result in



                                      redemption, in whole or in part, of the notes. Following the occurrence of an event of default, the indenture trustee will continue to submit claims under the note policy as necessary to enable the trust to continue to make interest and principal payments on each distribution date and to pay the outstanding principal balance on any outstanding notes on their final scheduled distribution dates. Decisions made by MBIA Insurance Corporation with respect to defaults may have a significant impact on the weighted average life of the notes.


                                USE OF PROCEEDS

     The net proceeds to be received by Franklin Auto Trust 2001-1 from the sale of the notes will be used to pay to Franklin Receivables LLC, and in turn, Franklin Capital Corporation, the purchase price for the receivables.

                                   THE TRUST

     The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying prospectus (the "Prospectus"). Prospective holders of the Notes (the "Noteholders") should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

GENERAL

     Franklin Auto Trust 2001-1 (the "Trust" or the "Issuer") is a business trust which was formed under the laws of the State of Delaware pursuant to a trust agreement (the "Trust Agreement"), dated as of January 1, 2001 (the "Cutoff Date"), between Franklin Receivables LLC, as seller (the "Seller"), and Bankers Trust (Delaware), as owner trustee (the "Owner Trustee"), for the transactions described in this prospectus supplement (the "Prospectus Supplement"). After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables (as defined herein) and the other assets of the Trust and proceeds therefrom, (ii) issuing the Class A-1 Asset Backed Notes (the "Class A-1 Notes"), the Class A-2 Asset Backed Notes (the "Class A-2 Notes"; and, together with the Class A-1 Notes, the "Notes") and the certificates (which certificates will initially be retained by the Seller) (the "Certificates"; and, together with the Notes, the "Securities"), (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The proceeds of the initial sale of the Notes will be used by the Trust to purchase the Receivables from the Seller pursuant to a sale and servicing agreement (the "Sale and Servicing Agreement"), dated as of January 1, 2001, among the Seller, Franklin Capital Corporation (in its individual capacity, "Franklin Capital" and, as servicer, the "Servicer"), Franklin Resources, Inc. ("Franklin Resources") and the Issuer. The Receivables will have been purchased by the Seller from Franklin Capital (other than certain Receivables which will have been contributed by Franklin Capital to the Seller) on or prior to the date of the issuance of the Notes pursuant to a purchase agreement (the "Purchase Agreement"; and, together with the Trust Agreement and the Sale and Servicing Agreement, the "Trust Documents"), dated as of January 1, 2001, between the Seller and Franklin Capital. The Notes will be issued pursuant to an indenture (the "Indenture"), dated as of January 1, 2001, between the Trust and The Chase Manhattan Bank, as indenture trustee and as indenture collateral agent (the "Indenture Trustee" and the "Indenture Collateral Agent," respectively.)

     The Trust's principal offices are in Delaware, in care of Bankers Trust (Delaware), as Owner Trustee, at the address listed below under "-- The Owner Trustee."

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes had taken place on such date:

           Class A-1 Notes........................................$ 87,000,000
           Class A-2 Notes........................................$ 52,081,000
                                                                  ------------
                    Total.........................................$139,081,000
                                                                  ============


THE OWNER TRUSTEE

     Bankers Trust (Delaware), the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805. The Seller, Franklin Resources, the Servicer and their respective affiliates may maintain commercial banking relations with the Owner Trustee and its affiliates. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

                               THE TRUST PROPERTY

     The Trust's assets (the "Trust Property") will include the following: (a) certain prime, non-prime and sub-prime motor vehicle retail installment sale contracts (the "Receivables") secured by new and used automobiles and light trucks (the "Financed Vehicles"); (b) all payments received thereunder on and after the Cutoff Date, and certain monies representing interest payments and principal payments received thereunder prior to the Cutoff Date that are due on or after the Cutoff Date; (c) such amounts as from time to time may be held in the Collection Account and the Note Distribution Account (each as defined herein), if any; (d) an assignment of the security interests of Franklin Capital in the Financed Vehicles; (e) certain proceeds from the exercise of rights against motor vehicle dealers ("Dealers") under agreements between Franklin Capital and such Dealers (the "Dealer Agreements"); (f) an assignment of the right to receive proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the retail purchasers obligated under the Receivables (each, an "Obligor," and collectively, the "Obligors"); (g) the rights of the Seller under the Purchase Agreement; (h) the Receivables files; and (i) certain other rights under the Trust Documents (including, among others, the right of the Seller under the Purchase Agreement to require Franklin Capital to repurchase a Receivable upon breach of certain representations and warranties).

     The Receivables were originated indirectly by Franklin Capital through the purchase thereof from Dealers. The Receivables were originated by Dealers in accordance with Franklin Capital's requirements under agreements with Dealers for assignment to Franklin Capital, have been so assigned and evidence the indirect financing made available to the Obligors. The Dealers generally assign the Receivables without recourse, except that Dealer Agreements may provide for repurchase or recourse against the Dealer in the event of a breach of a representation or warranty by the Dealer. Although Franklin Capital's rights under the Dealer Agreements have not been assigned to the Trust, and the Trust will not have any rights against any Dealer, Franklin Capital has assigned or will assign to the Seller, and the Seller has assigned or will assign to the Trust, the proceeds from any Receivable repurchased by a Dealer as a result of a breach of a representation or warranty in the related Dealer Agreement. See "The Trusts" in the Prospectus.

     The "Pool Balance" as of the end of any Monthly Period (as defined herein) represents the aggregate principal balance of the Receivables (exclusive of Liquidated Receivables (as defined herein)) at the end of such Monthly Period, after giving effect to all payments received from Obligors and any Purchase Amounts (as defined herein) to be remitted by Franklin Capital, the Seller or Servicer, as the case may be, on the Determination Date (as defined herein) following such Monthly Period and all losses, including Cram Down Losses (as defined herein), realized on Receivables liquidated during such Monthly Period. The Pool Balance as of the Cutoff Date (the "Original Pool Balance") will be $139,087,053.78. Prior to January 25, 2001 (the "Closing Date") certain Receivables may be removed and additional Receivables substituted therefor. All of the Receivables must satisfy the eligibility criteria set forth under "The Receivables -- Eligibility Criteria" herein.

     Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property in favor of the Indenture Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders and for the benefit of the Insurer (as defined herein) in support of the obligations owing to it under the insurance and reimbursement agreement (the "Insurance Agreement"), dated as of the Closing Date, among the Insurer, the Indenture Trustee, Franklin Resources, the Seller and the Servicer. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Purchase Agreement and the Trust Documents -- Distributions." The Insurer would be entitled to such distributions only after payment of amounts owing to, among others, holders of the Notes.

                                 THE RECEIVABLES

     The following information supplements the information contained under "The Receivables" in the accompanying Prospectus.

GENERAL

     The Receivables were purchased by Franklin Capital in the ordinary course of business. The Receivables will consist of Prime, Non-Prime and Sub-Prime (each as defined in the Prospectus) motor vehicle retail installment sale contracts. See "Risk Factors -- Nature of Receivables; Underwriting Process; Sufficiency of Interest Rates to Cover Losses," "Franklin Capital Corporation -- General" and "-- Credit Evaluation Procedures" in the Prospectus.

ELIGIBILITY CRITERIA

     The Receivables were selected according to several criteria, including those specified under "The Receivables -- General" in the accompanying Prospectus. In addition, the Receivables were selected from Franklin Capital's portfolio of motor vehicle retail installment contracts based on several criteria, including the following: (i) each Receivable was originated indirectly by Franklin Capital through the purchase thereof from Dealers; (ii) each Receivable provides for calculation of interest in accordance with the simple interest method; (iii) each Receivable has an APR equal to or greater than 6%;
(iv) each Receivable has an original term to maturity of not more than 84 months; (v) as of the Cutoff Date, the most recent scheduled payment of each Receivable was made by or on behalf of the Obligor or was not contractually delinquent more than 30 days; (vi) no Financed Vehicle has been repossessed without reinstatement as of the Cutoff Date; and (vii) as of the Cutoff Date, no Obligor on any Receivable was the subject of a bankruptcy proceeding commenced following the execution of the related contract. For purposes of clause (v), a Receivable is considered 30 days delinquent as of the end of the month following the date on which a second consecutive scheduled payment has not been made.

COMPOSITION

     The statistical information presented in this Prospectus Supplement, including the summary statistical information set forth below, is based on the Receivables as of the Cutoff Date.

     The distribution by credit quality, the distribution by new and used Financed Vehicles, the geographic distribution, the distribution by outstanding principal balance, the distribution by APR, the distribution by original term and the distribution by remaining term, in each case of the Receivables as of the Cutoff Date, are set forth below.

             CREDIT QUALITY OF THE RECEIVABLES AS OF THE CUTOFF DATE


                                                               WEIGHTED    WEIGHTED
                        AGGREGATE                              AVERAGE     AVERAGE       AVERAGE      AVERAGE
                       OUTSTANDING                 WEIGHTED    ORIGINAL   REMAINING    OUTSTANDING    ORIGINAL
CLASS OF                PRINCIPAL       NUMBER OF   AVERAGE     TERM        TERM        PRINCIPAL      AMOUNT
RECEIVABLES(1)           BALANCE       RECEIVABLES    APR    (IN MONTHS)  (IN MONTHS)    BALANCE      FINANCED
--------------       ---------------  ------------ --------  -----------  -----------  -----------   ----------
Prime...........      $67,907,880.60     4,081      10.49%       66.0        58.3      $16,640.01    $18,743.30
Non-Prime.......       68,673,917.63     3,924      14.02%       67.4        62.0       17,501.00     18,647.07
Sub-Prime.......        2,505,255.54       146      17.08%       66.7        60.9       17,159.28     18,159.90
                     ---------------     -----      -----        ----        ----      ----------    ----------
Total...........     $139.087,053.78     8,151      12.35%       66.7        60.2      $17,063.80    $18,686.52
                     ===============     =====      =====        ====        ====      ==========    ==========


----------
(1) The Receivables have been allocated to the Prime, Non-Prime and Sub-Prime categories based on Franklin Capital's underwriting criteria. There can be no assurance that greater percentages would not be classified as Non-Prime or Sub-Prime under criteria used by other auto lenders. See "Franklin Capital Corporation" in the Prospectus.

      DISTRIBUTION BY NEW AND USED FINANCED VEHICLES AS OF THE CUTOFF DATE



                                                                                        PERCENTAGE OF
                                                                      AGGREGATE           AGGREGATE
                                                                     OUTSTANDING         OUTSTANDING
                                                  NUMBER OF           PRINCIPAL           PRINCIPAL
                                                 RECEIVABLES           BALANCE            BALANCE(1)
                                                 -----------           -------            ---------
New..........................................      3,349           $65,279,169.89          46.93%
Used.........................................      4,802            73,807,883.89          53.07%
                                                   -----           --------------         ------
          Total..............................      8,151          $139,087,053.78         100.00%
                                                   =====          ================        ======

----------

(1) Percentages may not add to 100.00% because of rounding.

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE


                                                             PERCENTAGE OF
                                                               AGGREGATE
                                                              OUTSTANDING
                                           NUMBER OF           PRINCIPAL
STATE(1)             RECEIVABLES            BALANCE            BALANCE(3)
-------              -----------            -------            ----------
California..........   3,554             $58,794,503.38            42.27%
Nevada..............   2,923              52,188,240.39            37.52%
Oregon..............     609              10,025,007.34             7.21%
Arizona.............     362               6,147,562.94             4.42%
New Mexico..........     250               4,047,705.78             2.91%
Washington..........     133               2,203,138.11             1.58%
Kansas..............     124               2,161,007.25             1.55%
Other(2)............     196               3,519,888.59             2.53%
                       -----               ------------           -----
          Total.....   8,151            $139,087,053.78           100.00%
                       =====            ===============           ======

----------

(1) Based on billing addresses of the Obligors as of the Cutoff Date.

(2) Includes states with concentrations less than 1.00% by outstanding principal balance.

(3) Percentages may not add to 100.00% because of rounding.


        DISTRIBUTION BY OUTSTANDING PRINCIPAL BALANCE OF THE RECEIVABLES
                              AS OF THE CUTOFF DATE


                                                                         PERCENTAGE OF
                                                     AGGREGATE             AGGREGATE
                                                    OUTSTANDING           OUTSTANDING
RANGE OF OUTSTANDING            NUMBER OF            PRINCIPAL             PRINCIPAL
PRINCIPAL BALANCE              RECEIVABLES            BALANCE              BALANCE(1)
-----------------              -----------        ---------------          ----------
 $     0.00 to  $4,999.99.....      87            $    287,386.50             0.21%
 $ 5,000.00 to  $9,999.99.....     758               6,275,792.82             4.51%
 $10,000.00 to $14,999.99.....   2,438              30,850,289.30            22.18%
 $15,000.00 to $19,999.99.....   2,512              43,602,636.65            31.35%
 $20,000.00 to $24,999.99.....   1,498              33,325,537.04            23.96%
 $25,000.00 to $29,999.99.....     636              17,209,348.72            12.37%
 $30,000.00 and greater.......     222               7,536,062.75             5.42%
                                   ---               ------------             ----
          Total...............   8,151            $139,087,053.78           100.00%
                                 =====            ===============           ======

----------

(1) Percentages may not add to 100.00% because of rounding.

 DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES AS OF THE CUTOFF DATE


                                                                    PERCENTAGE OF
                                                      AGGREGATE       AGGREGATE
                                                     OUTSTANDING     OUTSTANDING
RANGE OF ANNUAL                   NUMBER OF           PRINCIPAL       PRINCIPAL
PERCENTAGE RATE                  RECEIVABLES           BALANCE        BALANCE(1)
---------------                  -----------        -------------  --------------
   7.50% to  7.99%..............    241           $  4,492,603.09        3.23%
   8.00% to  8.99%..............    661             10,840,024.74        7.79%
   9.00% to  9.99%..............  1,205             20,167,038.06       14.50%
  10.00% to 10.99%..............  1,073             18,699,613.90       13.44%
  11.00% to 11.99%..............    955             16,930,190.72       12.17%
  12.00% to 12.99%..............  1,098             19,471,181.05       14.00%
  13.00% to 13.99%..............    794             13,700,837.91        9.85%
  14.00% to 14.99%..............    618             10,574,750.51        7.60%
  15.00% to 15.99%..............    577              9,789,334.47        7.04%
  16.00% to 16.99%..............    400              6,524,517.07        4.69%
  17.00% to 17.99%..............    176              2,724,226.53        1.96%
  18.00% to 18.99%..............    182              2,840,775.49        2.04%
  19.00% to 19.99%..............     91              1,322,562.57        0.95%
  20.00% and greater                 80              1,009,397.67        0.73%
                                  -----           ---------------      ------
          Total.................  8,151           $139,087,053.78      100.00%
                                  =====           ===============      =======

----------
(1) Percentages may not add to 100.00% because of rounding.

     DISTRIBUTION BY ORIGINAL TERM OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                    PERCENTAGE OF
                                                      AGGREGATE       AGGREGATE
                                                     OUTSTANDING     OUTSTANDING
                                  NUMBER OF           PRINCIPAL       PRINCIPAL
RANGE OF ORIGINAL TERM           RECEIVABLES           BALANCE        BALANCE(1)
----------------------           -----------         ------------   ------------
24 Months and under.............     26            $   168,643.29        0.12%
25 to 36 Months.................    121              1,039,883.42        0.75%
37 to 48 Months.................    295              3,287,220.66        2.36%
49 to 60 Months.................  3,330             49,024,115.96       35.25%
61 to 72 Months.................  4,289             83,342,869.30       59.92%
73 to 84 Months.................     90              2,224,321.15        1.60%
                                  -----           ---------------      -------
          Total.................  8,151           $139,087,053.78      100.00%
                                  =====           ===============      =======

----------
(1) Percentages may not add to 100.00% because of rounding.

     DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                    PERCENTAGE OF
                                                      AGGREGATE       AGGREGATE
                                                     OUTSTANDING     OUTSTANDING
                                  NUMBER OF           PRINCIPAL       PRINCIPAL
RANGE OF REMAINING TERM          RECEIVABLES           BALANCE        BALANCE(1)
-----------------------          -----------         ------------   ------------
24 Months and under.............     28           $    176,292.51        0.13%
25 to 36 Months.................    153              1,449,948.94        1.04%
37 to 48 Months.................    813             11,769,843.43        8.46%
49 to 60 Months.................  3,541             54,204,452.50       38.97%
61 to 72 Months.................  3,548             69,763,123.93       50.16%
73 to 84 Months.................     68              1,723,392.47        1.24%
                                 ------           ---------------      -------
          Total.................  8,151           $139,087,053.78       100.00%
                                 ======           ===============      =======

----------
(1) Percentages may not add to 100.00% because of rounding.

DELINQUENCY AND LOSS EXPERIENCE

     Franklin Capital began operations in November 1993. The table below sets forth the delinquency and loss experience of Franklin Capital (including the delinquency and loss experience of Franklin Capital with respect to the receivables securitized by Franklin Capital through Franklin Auto Trust 1998-1, Franklin Auto Trust 1999-1 and Franklin Auto Trust 2000-1, all of which have been serviced since origination by Franklin Capital) as of the end of each of the periods indicated. The information set forth in the following table may be affected by the size, growth and decline, and seasoning of the portfolio. Accordingly, no assurances can be given that the delinquency and loss experience presented in the tables below will be indicative of such experience on the Receivables.

                          FRANKLIN CAPITAL CORPORATION
                             MANAGED AUTO PORTFOLIO
                   HISTORICAL DELINQUENCY AND LOSS EXPERIENCE

                                                                             AS OF
                                    --------------------------------------------------------------------------------------
DELINQUENCY                          SEPTEMBER 30      SEPTEMBER 30       SEPTEMBER 30     SEPTEMBER 30      SEPTEMBER 30
EXPERIENCE                               1996              1997               1998             1999              2000
------------                         -----------       ------------       ------------     ------------      -------------
Portfolio Outstanding at end of
   period(1)....................    $174,589,677      $ 154,271,605       $174,051,033     $ 245,912,696     $ 363,186,776
Delinquencies at end of period(2)
30-59 days......................    $  4,129,543      $   1,929,654       $  1,162,589     $   1,858,105     $   3,021,294
60-89 days......................       1,969,257            729,097            471,116           613,692         1,225,530
90 days or more.................       2,067,850          1,326,175            591,084           589,888           924,927
                                    ------------      -------------       ------------     -------------     -------------
Total delinquencies.............    $  8,166,650      $   3,984,926       $  2,224,789     $   3,061,685     $   5,171,751
                                    ------------      -------------       ------------     -------------     -------------
Total delinquencies as a
   percentage of portfolio
   outstanding at end of
   period.......................             4.7%               2.6%              1.28%             1.25%             1.42%
                                     ===========      =============       ============     =============     =============

                                                                       DURING FISCAL YEARS ENDED
                                    ---------------------------------------------------------------------------------------
CREDIT/LOSS                          SEPTEMBER 30      SEPTEMBER 30       SEPTEMBER 30     SEPTEMBER 30       SEPTEMBER 30
EXPERIENCE                               1996              1997               1998             1999               2000
------------                         -----------       ------------       ------------     ------------      -------------
Average portfolio outstanding
   during period(1)(3)..........    $196,747,716      $ 162,745,276      $ 159,336,467      $203,783,780      $308,038,920
Average number of loans
   outstanding during period....             n/a             14,780             15,282            18,256            23,712
Number of repossessions during
   period.......................             n/a                760                498               504               648
Repossessions as a percentage of
   average number of loans
   outstanding during period....             n/a                5.1%               3.3%              2.8%              2.7%
Gross charge-offs(4)............    $ 12,082,834      $   6,580,261      $   3,065,263      $  3,762,725       $ 5,716,206
Recoveries(5)...................       1,408,190          1,854,461            990,349         1,032,369         1,358,086
                                    ------------      -------------       ------------     -------------     -------------
Net losses......................    $ 10,674,644      $   4,725,800      $   2,074,914      $  2,730,356       $ 4,358,120
                                    ------------      -------------       ------------     -------------     -------------
Net losses as a percentage of
   average portfolio outstanding
   during the period............             5.4%               2.9%              1.30%             1.34%             1.41%
                                     ===========      =============       ============     =============     =============

Notes

(1) For simple interest contracts, Portfolio Outstanding represents the outstanding principal balance plus the insurance receivable (if any). For Rule of 78's (as defined in the Prospectus) contracts, Portfolio Outstanding represents the gross receivable less unearned discount, unearned insurance receivable (if any), and unearned insurance interest receivable (if any). Portfolio Outstandings are reduced by any rejected or unapplied payments, but such amounts are not subtracted from the balances of delinquent contracts. Starting in February 1996, Portfolio Outstanding also includes unearned dealer reserve.

(2) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes receivables on hand that have not been charged-off.

(3)  Average calculated on a daily basis, except as noted.

(4) Gross charge-offs represents the outstanding balance (calculated as per 1 above) of contracts charged-off in the period less proceeds from the disposition of the collateral, net of any repossession expenses and unearned interest and dealer reserve.

(5) Recoveries represents amounts received on previously charged-off contracts net of recovery expenses.

     Franklin Capital's motor vehicle retail installment sale contracts portfolio experienced an upward trend in losses that peaked roughly at the end of 1996. During this period, Franklin Capital significantly increased its origination volume. The rapid expansion brought with it, among other things, greater occurrences of Dealer fraud and applicant fraud, and a decreased ability of Franklin Capital to manage its rapid expansion. As a result, Franklin Capital curtailed its expansion plans and proceeded to reexamine its origination and servicing processes. Franklin Capital implemented an extensive verification process to detect and thwart Dealer and applicant fraud as well as new underwriting guidelines. From the end of 1996, Franklin Capital's portfolio of motor vehicle retail installment sale contracts experienced a reversal of the upward trend of losses on receivables, with the overall level of losses and delinquencies stabilizing in 1999. Franklin Capital believes that the improved loss and delinquency experience is attributable to a large degree to its revised underwriting procedures adopted in early 1996. Franklin Capital believes that delinquencies and losses for the fiscal year ended September 30, 2000 increased slightly relative to the delinquencies and losses from the fiscal year ended September 30, 1999 due to a reduction by Franklin Capital in its origination of prime loans. This reduction had the effect of increasing the percentage of non-prime loans originated by Franklin Capital, and non-prime loans tend to exhibit higher delinquency and loss rates than prime loans.

                          FRANKLIN CAPITAL CORPORATION

     Franklin Capital, a subsidiary of Franklin Resources, is a Utah corporation which commenced operations in November 1993 to expand Franklin Resources' automotive lending activities. Franklin Capital conducts its business primarily in the Western region of the United States and originates its loans primarily through a network of automotive dealerships representing a wide variety of makes and models. Franklin Capital also originates a small number of auto loans directly. Franklin Capital offers several different loan programs to finance new and used motor vehicles and in May 1998 began offering programs to finance consumer electronics receivables. As of September 30, 2000, Franklin Capital's total assets included $168.7 million of gross motor vehicle retail installment sale contracts and $8.7 million of consumer electronics financing receivables. Franklin Capital directly and indirectly originates and services motor vehicle retail installment sale contracts for itself and for its affiliate, Franklin Bank. Franklin Capital provides direct and indirect financing (by the purchase of motor vehicle retail installment sale contracts from automotive dealers) of automotive purchases by individuals with prime, non-prime and sub-prime credit. For a more detailed description of Franklin Capital, including a description of its loan origination programs, credit evaluation procedures and underwriting guidelines, see "Franklin Capital Corporation" in the Prospectus.

                                   THE INSURER

     The following information has been obtained from MBIA Insurance Corporation (the "Insurer") and has not been verified by the Seller, the Servicer or the Underwriters (as defined herein). No representations or warranty are made by the Seller, the Servicer or the Underwriters with respect thereto.

     The Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained in, or omitted from, this Prospectus Supplement, other than with respect to the accuracy of the information regarding the policy and the Insurer set forth under the heading "The Insurer." Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

     THE NOTE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

INSURER FINANCIAL INFORMATION

     The consolidated financial statements of the Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the three years in the period ended December 31, 1999, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1999 and the consolidated financial statements of the Insurer and its subsidiaries as of September 30, 2000 and for the nine month periods ended September 30, 2000 and September 30, 1999 included in the Quarterly Report on Form 10-Q of the MBIA Inc. for the period ended September 30, 2000, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part of this Prospectus Supplement. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part of this Prospectus Supplement from the respective dates of filing such documents.

     The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                             SAP
                                            -------------------------------------
                                              DECEMBER 31,       SEPTEMBER 30,
                                                  1999                2000
                                                (AUDITED)         (UNAUDITED)
                                            -----------------  ------------------
                                                        (IN MILLIONS)
Admitted Assets..........................       $7,045                $7,525
Liabilities..............................        4,632                 5,101
Capital and Surplus......................        2,413                 2,424

                                                            GAAP
                                            -------------------------------------
                                              DECEMBER 31,       SEPTEMBER 30,
                                                  1999                2000
                                                (AUDITED)         (UNAUDITED)
                                            -----------------  ------------------
                                                        (IN MILLIONS)
Assets...................................       $7,446                $8,124
Liabilities..............................        3,218                 3,531
Shareholder's Equity.....................        4,228                 4,593




WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE INSURER

     Copies of the financial statements of the Insurer incorporated by reference in this Prospectus Supplement and copies of the Insurer's 1999 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Insurer. The address of the Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is
(914) 273-4545.

FINANCIAL STRENGTH RATINGS OF THE INSURER

     Moody's rates the financial strength of the Insurer "Aaa."

     S&P rates the financial strength of the Insurer "AAA."

     Fitch, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of the Insurer "AAA."

     Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The Insurer does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement (as defined in the Prospectus). The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made.

     The Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Notes will hold their interests through The Depository Trust Company ("DTC") in the United States or Clearstream, Luxembourg or the Euroclear System in Europe. See "Certain Information Regarding the Securities -- Book-Entry Registration" in the Prospectus and Annex 1 thereto.

PAYMENTS OF INTEREST

     Interest on the principal amount of each Class of Notes will accrue at the applicable Interest Rate (as defined herein) and will be payable to the Noteholders of such Class on the 15th day of each month, or, if the 15th day is not a Business Day (as defined herein), on the next following Business Day (each, a "Distribution Date"), commencing February 15, 2001. Interest will accrue from and including the fifteenth day of the calendar month preceding the related Distribution Date to but excluding the fifteenth day of the following calendar month (each, an "Interest Period"). Interest on the Class A-1 Notes and Class A-2 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by law, interest on such amount at the applicable Interest Rate. Interest payments on the Notes will be made from the Distribution Amount (as defined herein) after payment of accrued and unpaid Servicing Fees (as defined herein) and payment of any accrued and unpaid fees of the Insurer. See "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein.

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the sum of the Principal Distributable Amount (as defined below) for the calendar month (the "Monthly Period") preceding such Distribution Date. The "Principal Distributable Amount" will equal the excess of
(i) the aggregate outstanding principal balance of the Notes as of the preceding Distribution Date (after giving effect to distributions thereon) or in the case of the first Distribution Date as of the Closing Date, over (ii) the Month-End Pool Balance (as defined below) as of the end of the preceding Monthly Period; provided, however, that on the Final Scheduled Distribution Date (as defined herein) for any Class of Notes, the Principal Distributable Amount will not be less than the outstanding principal balance of such Class of Notes. The "Month-End Pool Balance" as of the end of any Monthly Period (other than the initial Monthly Period) represents the Pool Balance for the immediately preceding Monthly Period, or in the case of the initial Monthly Period the Original Pool Balance, less an amount equal to the sum of the following amounts with respect to the related Monthly Period, computed in accordance with the simple interest method: (i) that portion of all collections on Receivables allocable to principal, including full and partial principal prepayments, received during such Monthly Period with respect to such Monthly Period, (ii) the principal balance of each Receivable that was purchased or repurchased by Franklin Capital, the Seller, the Servicer or any affiliate of any of them as of the last day of such Monthly Period, (iii) at the option of the Insurer, the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and/or Franklin Capital during such Monthly Period but were not so repurchased, (iv) without duplication of amounts in clause (ii), the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period, and (v) the aggregate amount of Cram Down Losses during such Monthly Period. Principal payments on the Notes will be made from the Distribution Amount (as defined herein) after payment of the accrued and unpaid Servicing Fee, payment of any accrued and unpaid fees of the Insurer, and after distribution of the Noteholders' Interest Distributable Amount (as defined herein). See "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein.

     Principal payments on the Notes will be applied on each Distribution Date, except as otherwise provided herein, sequentially, to the Class A-1 Notes and the Class A-2 Notes in that order, until the respective principal amount of each such Class of Notes has been paid in full so that no principal will be paid on the Class A-2 Notes until the principal of the Class A-1 Notes has been paid in full. In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution Date for such Class. The actual date on which the aggregate outstanding principal amount of any Class of Notes is paid may be earlier than the Final Scheduled Distribution Date for such Class, depending on a variety of factors.

OPTIONAL REDEMPTION

     The Class A-1 Notes and Class A-2 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance has declined to 10% or less of the Original Pool Balance (with the consent of the Insurer, if such purchase would result in a claim on the Note Policy (as defined herein) or would result in any amount owing to the Insurer remaining unpaid), as described in the accompanying Prospectus under "Description of the Purchase Agreements and the Trust Documents -- Termination." Such redemption will effect early retirement of the Notes of such Class. The redemption price will be equal to the unpaid principal amount of the Notes of each Class, plus accrued and unpaid interest thereon. To the extent that there are subsequent recoveries on Receivables charged off prior to termination of the Trust, such recoveries will not be remitted to Noteholders.

EVENTS OF DEFAULT

     Unless an Insurer Default (as defined herein) shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Trigger Events (as defined herein), and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any such Insurance Agreement Trigger Event constitutes an Event of Default under the Indenture. "Insurance Agreement Trigger Events" consist of the following events: (i) a demand for payment being made under the Note Policy in excess of the amount available from the Insurance Spread Account (as defined herein); (ii) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust, the Seller or the Servicer; (iii) the Trust being characterized as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iv) on any Distribution Date, the sum of the Available Funds (as defined herein) with respect to such Distribution Date being less than the sum of the amounts described in clauses 1-6 under "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein; (v) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect when made, and such failure continuing or not being cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of such failure or incorrect representation or warranty to the Trust, the Servicer and the Indenture Trustee by the Insurer; (vi) any failure by the Seller or the Servicer, to perform in a material respect any other covenants or agreements in the Trust Documents or Insurance Agreement, and such failure continuing or not being cured, for 30 days after the giving of written notice of such failure to the defaulting party by the Insurer;

(vii) any of the Indenture or Trust Documents ceases to be in full force and effect; (viii) a Servicer Default (as defined herein) occurs under the Sale and Servicing Agreement; (ix) the Receivables suffer cumulative net losses that exceed certain thresholds set forth in the Insurance Agreement; (x) a change of control shall have occurred; and (xi) the security interest of the Indenture Trustee in the Trust Property ceases to be in effect or ceases to be a first priority perfected security interest, for 30 days after written notice of such is delivered to the Servicer by the Insurer.

     Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Collateral Agent to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of such liquidation to the Indenture Trustee for distribution in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Collateral Agent to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless such Event of Default arose from a claim being made on the Note Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. Following the occurrence of any Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Note Policy for any shortfalls in the Guaranteed Note Distributions (as defined herein) on the Notes. Following any Event of Default under the Indenture, the Insurer may elect to pay all or any portion of the outstanding principal amount due on the Notes (to the extent of the Principal Distributable Amount), plus accrued interest thereon. See "The Note Policy" herein.

     If an Insurer Default has occurred and is continuing, "Events of Default" under the Indenture will consist of the Events of Default described in the accompanying Prospectus under "The Notes -- The Indenture," and the Indenture will have the rights under the Indenture described therein.

                      WEIGHTED AVERAGE LIFE CONSIDERATIONS

     The rate of payment of principal of each Class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables. As a result, final payment of any Class of Notes could occur significantly earlier than the Final Scheduled Distribution Date for such Class of Notes. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders.

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the absolute prepayment model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     The table captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the following assumptions: (i) the Trust includes 4 pools of Receivables with the characteristics set forth in the following table; (ii) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases; (iii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days; (iv) the initial principal amount of each Class of Notes is as set forth on the cover page hereof; (v) interest accrues during each Interest Period at the applicable Interest Rate; (vi) payments on the Notes are made on the fifteenth day of each month whether or not a Business Day; (vii) the Notes are purchased on the Closing Date; (viii) the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table such that each Receivable will amortize in amounts sufficient to repay the principal balance of such Receivable by its indicated remaining term to maturity; (ix) the first due date for each Receivable is in the month after the Cutoff Date; (x) the Cutoff Date is January 1, 2001; and (xi) the Servicer does not exercise its option to purchase the Receivables.

                                   AGGREGATE                                  REMAINING TERM
                                  OUTSTANDING                    SEASONING     TO MATURITY
POOL                           PRINCIPAL BALANCE       APR      (IN MONTHS)    (IN MONTHS)
----                           -----------------       ---      -----------    -----------
1........................       $ 28,999,196.11       12.91%          3              55
2........................       $ 38,601,341.27       10.98%         12              51
3........................       $ 46,835,029.94       13.19%          3              69
4........................       $ 24,651,486.46       12.26%          8              64
          Total..........       $139,087,053.78       12.35%          7              60

     The ABS Table indicates, based on the assumptions set forth above, the percentages of the initial principal amount of each Class of Notes that would be outstanding after each of the Distribution Dates shown at various percentages of ABS and the corresponding weighted average lives of such Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each Class of Notes.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES



                                           CLASS A-1 NOTES (1)                   CLASS A-2 NOTES (2)
                                    ----------------------------------    ----------------------------------
DISTRIBUTION DATE                   0.50%     1.00%    1.50%     2.00%    0.50%     1.00%    1.50%     2.00%
-----------------                   -----     -----    -----     -----    -----     -----    -----     -----
Closing Date...................     100.00    100.00   100.00    100.00   100.00    100.00   100.00   100.00
02/15/01.......................      97.22     96.34    95.40     94.38   100.00    100.00   100.00   100.00
03/15/01.......................      94.43     92.70    90.84     88.83   100.00    100.00   100.00   100.00
04/15/01.......................      91.64     89.08    86.33     83.35   100.00    100.00   100.00   100.00
05/15/01.......................      88.85     85.49    81.87     77.95   100.00    100.00   100.00   100.00
06/15/01.......................      86.06     81.92    77.46     72.62   100.00    100.00   100.00   100.00
07/15/01.......................      83.27     78.37    73.09     67.38   100.00    100.00   100.00   100.00
08/15/01.......................      80.48     74.85    68.78     62.21   100.00    100.00   100.00   100.00
09/15/01.......................      77.70     71.35    64.52     57.12   100.00    100.00   100.00   100.00
10/15/01.......................      74.92     67.88    60.32     52.12   100.00    100.00   100.00   100.00
11/15/01.......................      72.13     64.44    56.16     47.20   100.00    100.00   100.00   100.00
12/15/01.......................      69.35     61.03    52.07     42.36   100.00    100.00   100.00   100.00
01/15/02.......................      66.58     57.64    48.02     37.62   100.00    100.00   100.00   100.00
02/15/02.......................      63.80     54.28    44.04     32.95   100.00    100.00   100.00   100.00
03/15/02.......................      61.02     50.95    40.11     28.38   100.00    100.00   100.00   100.00
04/15/02.......................      58.25     47.65    36.24     23.90   100.00    100.00   100.00   100.00
05/15/02.......................      55.48     44.37    32.43     19.51   100.00    100.00   100.00   100.00
06/15/02.......................      52.71     41.13    28.68     15.22   100.00    100.00   100.00   100.00
07/15/02.......................      49.95     37.92    25.00     11.01   100.00    100.00   100.00   100.00
08/15/02.......................      47.19     34.74    21.37      6.91   100.00    100.00   100.00   100.00
09/15/02.......................      44.43     31.60    17.81      2.90   100.00    100.00   100.00   100.00
10/15/02.......................      41.67     28.48    14.31      0.00   100.00    100.00   100.00    98.32
11/15/02.......................      38.92     25.40    10.88      0.00   100.00    100.00   100.00    91.97
12/15/02.......................      36.17     22.35     7.52      0.00   100.00    100.00   100.00    85.78
01/15/03.......................      33.42     19.34     4.22      0.00   100.00    100.00   100.00    79.77
02/15/03.......................      30.68     16.36     0.99      0.00   100.00    100.00   100.00    73.93
03/15/03.......................      27.94     13.42     0.00      0.00   100.00    100.00    96.39    68.28
04/15/03.......................      25.21     10.52     0.00      0.00   100.00    100.00    91.23    62.81
05/15/03.......................      22.48      7.65     0.00      0.00   100.00    100.00    86.20    57.52
06/15/03.......................      19.75      4.81     0.00      0.00   100.00    100.00    81.29    52.42
07/15/03.......................      17.03      2.02     0.00      0.00   100.00    100.00    76.50    47.52
08/15/03.......................      14.32      0.00     0.00      0.00   100.00     98.78    71.84    42.80
09/15/03.......................      11.60      0.00     0.00      0.00   100.00     94.24    67.31    38.29
10/15/03.......................       8.90      0.00     0.00      0.00   100.00     89.78    62.91    33.98
11/15/03.......................       6.20      0.00     0.00      0.00   100.00     85.38    58.65    29.86
12/15/03.......................       3.50      0.00     0.00      0.00   100.00     81.05    54.51    25.96
01/15/04.......................       0.81      0.00     0.00      0.00   100.00     76.79    50.52    22.27
02/15/04.......................       0.00      0.00     0.00      0.00    96.87     72.61    46.67    18.79
03/15/04.......................       0.00      0.00     0.00      0.00    92.40     68.49    42.96    15.52
04/15/04.......................       0.00      0.00     0.00      0.00    87.94     64.46    39.39    13.02
05/15/04.......................       0.00      0.00     0.00      0.00    83.49     60.50    35.97    10.65
06/15/04.......................       0.00      0.00     0.00      0.00    79.05     56.61    32.69     8.43
07/15/04.......................       0.00      0.00     0.00      0.00    74.62     52.81    29.57     6.35
08/15/04.......................       0.00      0.00     0.00      0.00    70.20     49.08    26.60     4.86
09/15/04.......................       0.00      0.00     0.00      0.00    65.80     45.44    23.79     3.48
10/15/04.......................       0.00      0.00     0.00      0.00    61.41     41.88    21.14     2.21
11/15/04.......................       0.00      0.00     0.00      0.00    57.03     38.40    18.64     1.05
12/15/04.......................       0.00      0.00     0.00      0.00    52.67     35.01    16.31     0.00
01/15/05.......................       0.00      0.00     0.00      0.00    48.32     31.70    14.15     0.00
02/15/05.......................       0.00      0.00     0.00      0.00    43.98     28.49    12.15     0.00
03/15/05.......................       0.00      0.00     0.00      0.00    39.66     25.36    10.33     0.00
04/15/05.......................       0.00      0.00     0.00      0.00    35.36     22.33     8.68     0.00
05/15/05.......................       0.00      0.00     0.00      0.00    32.39     20.13     7.29     0.00
06/15/05.......................       0.00      0.00     0.00      0.00    29.43     18.00     6.02     0.00
07/15/05.......................       0.00      0.00     0.00      0.00    26.48     15.92     4.86     0.00
08/15/05.......................       0.00      0.00     0.00      0.00    23.54     13.91     3.82     0.00
09/15/05.......................       0.00      0.00     0.00      0.00    21.57     12.53     3.06     0.00
10/15/05.......................       0.00      0.00     0.00      0.00    19.61     11.19     2.38     0.00
11/15/05.......................       0.00      0.00     0.00      0.00    17.66      9.90     1.78     0.00
12/15/05.......................       0.00      0.00     0.00      0.00    15.71      8.65     1.29     0.00
01/15/06.......................       0.00      0.00     0.00      0.00    13.77      7.44     0.92     0.00
02/15/06.......................       0.00      0.00     0.00      0.00    11.84      6.28     0.60     0.00
03/15/06.......................       0.00      0.00     0.00      0.00     9.92      5.16     0.33     0.00
04/15/06.......................       0.00      0.00     0.00      0.00     8.00      4.09     0.11     0.00
05/15/06.......................       0.00      0.00     0.00      0.00     6.10      3.07     0.00     0.00
06/15/06.......................       0.00      0.00     0.00      0.00     4.87      2.40     0.00     0.00
07/15/06.......................       0.00      0.00     0.00      0.00     3.64      1.75     0.00     0.00
08/15/06.......................       0.00      0.00     0.00      0.00     2.42      1.14     0.00     0.00
09/15/06.......................       0.00      0.00     0.00      0.00     1.21      0.55     0.00     0.00
10/15/06.......................       0.00      0.00     0.00      0.00     0.00      0.00     0.00     0.00

Weighted Average Life in Years(3)     1.52      1.23     1.00      0.83     4.09      3.69     3.15     2.55

----------
(1) The Class A-1 Final Scheduled Distribution Date is the October 15, 2004 Distribution Date; payment of interest and principal in full of the Class A-1 Notes on such date is guaranteed by the Note Policy to the extent described herein.

(2) The Class A-2 Final Scheduled Distribution Date is the July 15, 2008 Distribution Date; payment of interest and principal in full of the Class A-2 Notes on such date is guaranteed by the Note Policy to the extent described herein.

(3) The weighted average life of the Notes is determined by (a) assuming that the Servicer does not exercise its option to purchase the Receivables, and
    (b) (i) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the note.

          DESCRIPTION OF THE PURCHASE AGREEMENT AND THE TRUST DOCUMENTS

     The following summary describes certain terms of the Trust Documents. Forms of the Trust Documents have been filed as exhibits to the Registration Statement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Trust Documents (as such terms are used in the Prospectus) set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

     Certain information with respect to the sale of the Receivables by Franklin Capital to the Seller pursuant to the Purchase Agreement and the conveyance of the Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the accompanying Prospectus. Franklin Capital will have certain obligations to repurchase Receivables as a result of breaches of representations and warranties. See "Description of the Purchase Agreements and the Trust Documents -- Sale and Assignment of Receivables" in the Prospectus.

ACCOUNTS

     The Indenture Trustee will establish and maintain one or more accounts, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders and the Insurer, into which all payments made on or with respect to the Receivables will be deposited (the "Collection Account"). All payments from Obligors that are received by the Servicer on behalf of the Trust may be commingled with other assets of the Servicer and need not be deposited into the Collection Account until two Business Days prior to the related Distribution Date. Such collections may be remitted less any payments owed thereon to the Servicer. However, at any time that and for so long as (i) there exists a Servicer Default, (ii) there exists an Insurer Default,
(iii) Franklin Capital is not the Servicer, (iv) the Servicer's (or if the Servicer is Franklin Capital, and Franklin Resources has entered into an agreement, guaranty, surety or other arrangement backing Franklin Capital's obligations, acceptable to the Rating Agencies (as defined herein), then Franklin Resources') short-term obligations are not rated at least A-1 by S&P (as defined herein) and P-1 by Moody's (as defined herein), or (v) any other condition to making deposits less frequently than every two Business Days as may be specified by the Rating Agencies is not satisfied, the Servicer will be required to deposit into the Collection Account all payments from Obligors received by the Servicer on behalf of the Trust, no later than two Business Days after receipt thereof. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

     The Indenture Trustee will also establish and maintain an account, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, and the Insurer, into which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account").

     All such Accounts shall be Eligible Deposit Accounts (as defined in the Prospectus) and acceptable to the Insurer (so long as no Insurer Default has occurred and is continuing).

SERVICING COMPENSATION AND TRUSTEES' FEES

     The Servicer is entitled under the Sale and Servicing Agreement on each Distribution Date to (i) a servicing fee (the "Servicing Fee") for the related Monthly Period equal to the lesser of (1) one-twelfth of 1.25% per annum multiplied by the outstanding Pool Balance and (2) the sum of (a) with respect to Prime Receivables, one-twelfth of 1.0% per annum (the "Prime Servicing Fee Rate") multiplied by that portion of the Pool Balance consisting of Prime Receivables, (b) with respect to Non-Prime Receivables, one-twelfth of 1.5% per annum (the "Non-Prime Servicing Fee Rate") multiplied by that portion of the Pool Balance consisting of Non-Prime Receivables, and (c) with respect to Sub-Prime Receivables, one-twelfth of 2.0% per annum (the "Sub-Prime Servicing Fee Rate", and collectively with the Prime Servicing Fee Rate and the Non-Prime Servicing Fee Rate, the "Servicing Fee Rate") multiplied by that portion of the Pool Balance consisting of Sub-Prime Receivables, in each case determined as of the first day of such Monthly Period, and (ii) the investment earnings (net of losses) on the Collection Account. The Servicer may also be paid an additional servicing fee (the "Additional Servicing Fee") equal to the excess, if any, of the amount calculated pursuant to clause (2) above over the amount calculated pursuant to clause (1) above. The Servicer may retain from collections on Receivables the Servicing Fee and a supplemental servicing fee (the "Supplemental Servicing Fee") for each Monthly Period equal to any late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period.

     The Indenture Trustee and the Owner Trustee are entitled to a fee for their services as trustees under the Indenture and the Trust Documents equal to an amount agreed upon by the Indenture Trustee and the Owner Trustee with the Servicer, respectively.

CERTAIN ALLOCATIONS

     On the fifth Business Day immediately preceding each Distribution Date (the "Determination Date"), the Servicer will be required to deliver a certificate (the "Servicer's Certificate") to the Indenture Trustee, the Owner Trustee and the Insurer specifying, among other things, the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Seller, the Servicer, Franklin Capital or any affiliate of any of them all with respect to the preceding Monthly Period.

     On the fourth Business Day immediately preceding each Distribution Date (the "Deficiency Claim Date") the Indenture Trustee and/or the Owner Trustee, as applicable, will (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) deliver to the Indenture Collateral Agent, the Insurer, The Chase Manhattan Bank, as insurer agent ("Insurer Agent") and to its fiscal agent and the Servicer a Deficiency Notice (as defined herein) specifying the Note Policy Claim Amount (as defined herein), if any, for such Distribution Date. Such Deficiency Notice will direct the Insurer Agent and, to the extent funds in the Insurance Spread Account are insufficient, the Insurer, to remit the Note Policy Claim Amount to the Indenture Collateral Agent for deposit into the Collection Account.

DISTRIBUTIONS

     On the Business Day prior to each Distribution Date, the Servicer is required to instruct the Indenture Trustee to distribute the Distribution Amount in the following order of priority:

     1. To the Servicer, (i) the Servicing Fee for the related Monthly Period and any overdue Servicing Fees and (ii) certain other amounts relating to mistaken deposits, postings or checks returned for insufficient funds to the extent the Servicer has not reimbursed itself in respect of such amount or to the extent not retained by the Servicer.

     2. To the Insurer, any accrued and unpaid fees of the Insurer (to the extent such fees have not been previously paid by the Servicer or Franklin Capital).

     3. To the Note Distribution Account, the Noteholders' Interest Distributable Amount.

     4. To the Note Distribution Account, the Principal Distributable Amount, to be distributed as described under "Description of the Notes -- Payments of Principal."

     5. To the Insurer, any interest due on outstanding Surety Draws (as defined below).

     6. To the Insurer, to the extent of remaining Available Funds, the amount, if any, to reimburse the Insurer for (i) amounts paid under the Note Policy (to the extent not reimbursed from other amounts available to the Insurer) (such amounts paid, the "Surety Draws") to pay the Guaranteed Note Distributions, the Note Policy Claim Amounts, the Insurer Optional Deposits (as defined herein) and
(ii) any Insurer defense costs and expenses (as described in the Sale and Servicing Agreement).

     7. To the Insurance Spread Account, to the extent the amount therein is less than the required amount.

     8. To the Indenture Trustee, to the extent of remaining Available Funds, any outstanding fees, expenses and indemnification payable to the Indenture Trustee, not previously paid to it by the Servicer.

     9. To the Servicer, the Additional Servicing Fee for the related Monthly Period and any overdue Additional Servicing Fees.

     10. To the holders of the Certificates, any remaining funds.

     If the Notes are accelerated following an Event of Default under the Indenture, amounts collected will be distributed in the order described above, except that any accrued and unpaid trustees fees and any accrued and unpaid fees of the Indenture Collateral Agent (in each case, to the extent such fees have not been previously paid by the Servicer or Franklin Capital) will be paid from the Distribution Amount after item 2 above.

     In the event that the Indenture Trustee determines (based solely on the information in the Servicer's Certificate delivered on the Determination Date) on the fourth Business Day prior to a Distribution Date, that the Available Funds remaining after the application of clauses 1 and 2 above are insufficient on any Distribution Date to cover the distributions required pursuant to clauses 3 and 4 above on such Distribution Date, the Indenture Trustee shall furnish to the Insurer a notice of claim in accordance with the terms of the Note Policy. Amounts paid by the Insurer pursuant to any such notice of claim in accordance with the terms of the Note Policy shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders on the related Distribution Date.

     For the purposes hereof, the following terms shall have the following meanings:

     "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

     "Available Funds" means, with respect to any Determination Date, the sum of
(i) the Collected Funds (as defined below) for such Determination Date plus (ii) all Purchase Amounts deposited in the Collection Account during the related Monthly Period.

     "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections (excluding late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period which the Servicer shall retain as the Supplemental Servicing Fee) on the Receivables during the related Monthly Period, including all Net Liquidation Proceeds (as defined below) collected during the related Monthly Period (but excluding any Purchase Amounts).

     "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to the excess of (i) the principal balance of such Receivable immediately prior to such order over (ii)(a) the principal balance of such Receivable as so reduced and/or (b) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

     "Deficiency Notice" means a written notice delivered by the Indenture Trustee to the Insurer, the Servicer and any other person required under the Insurance Agreement, specifying the Note Policy Claim Amount for such Distribution Date.

     "Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the Available Funds for the immediately preceding Determination Date,
(ii) the Note Policy Claim Amount, if any, received by the Indenture Trustee with respect to such Distribution Date and (iii) amounts deposited by the Insurer as an Insurer Optional Deposit, if any.

     "Eligible Investments" means investments in (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), provided that at the time of the investment, the commercial paper or other short-term senior unsecured debt obligations of such depository institution or trust company shall have a minimum credit rating satisfying the criteria of each of the Rating Agencies rating such Securities; (iii) commercial paper having a minimum credit rating satisfying the criteria of each of the Rating Agencies rating the Securities; (iv) investments in money market funds having a minimum credit rating satisfying the criteria of each of the Rating Agencies rating the Securities; (v) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America entered into with a depository institution or trust company (acting as principal) referred to in clause (ii) above; and (vi) other investments acceptable to the Rating Agencies rating Securities which are consistent with the rating of the Securities.

     "Final Scheduled Distribution Date" means, (i) with respect to the Class A-1 Notes, the October 15, 2004 Distribution Date and (ii) with respect to the Class A-2 Notes, the July 15, 2008 Distribution Date.

     "Insurer Optional Deposit" means, with respect to any Distribution Date, an amount delivered by or on behalf of the Insurer, at its sole option, to the Indenture Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or (ii) to include such amount as part of the Distribution Amount for such Distribution Date to the extent that without such amount a draw would be required to be made on the Note Policy.

     "Interest Rate" means, (i) with respect to the Class A-1 Notes, a rate equal to 5.386% per annum and (ii) with respect to the Class A-2 Notes, a rate equal to 5.857% per annum.

     "Liquidated Receivable" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Monthly Period, either
(i) the Servicer has determined in good faith that all amounts it expects to recover have been received, (ii) more than $25.00 of a scheduled payment is 180 or more days delinquent, and the Servicer has repossessed the Financed Vehicle or the Obligor has filed for bankruptcy, (iii) more than $25.00 of a scheduled payment is 120 or more days delinquent, the Servicer has not repossessed the Financed Vehicle and the Obligor has not declared bankruptcy or (iv) the Financed Vehicle has been sold and the proceeds received. In any case, if more than $25.00 of principal and interest on a Receivable as of the last day of the related Monthly Period is 180 or more days delinquent, then such Receivable shall be a Liquidated Receivable and shall have a principal balance of zero.

     "Net Liquidation Proceeds" means, with respect to Liquidated Receivables,
(i) proceeds from the disposition of the underlying automobile securing the Liquidated Receivables, less reasonable Servicer out-of-pocket costs, including repossession and resale expenses not already deducted from such proceeds, and any amounts required by law to be remitted to the Obligor, (ii) any insurance proceeds or (iii) other monies received from the Obligor or otherwise.

     "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date and a Class of Notes, the excess of the Noteholders' Interest Distributable Amount for such Class for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of such Class on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by such Class of Notes from the fifteenth day of the calendar month preceding the Distribution Date to but excluding the fifteenth day of the following calendar month.

     "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for each Class of Notes for such Distribution Date and the Noteholders' Interest Carryover Shortfall for each Class of Notes for such Distribution Date.

     "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date and any Class of Notes, interest accrued during the applicable Interest Period at the Interest Rate borne by such Class of Notes on the outstanding principal amount of such Class immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Note Policy Claim Amount" means, with respect to any Determination Date, the excess, if any, of the sum of the amounts payable on the related Distribution Date pursuant to clauses 3 and 4 above over the amount of Available Funds remaining after the application of clauses 1 and 2 above with respect to such Determination Date.

     "Principal Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable.

     "Purchase Amount" means, with respect to a Receivable, the Principal Balance and accrued interest on the Receivable (including one month's interest thereon, in the month of payment, at the APR less, so long as Franklin Capital is the Servicer, the Servicing Fee), after giving effect to the receipt of any amounts collected (from whatever source) on such Receivable, if any.

STATEMENTS TO NOTEHOLDERS

     On or prior to each Distribution Date, the Indenture Trustee will be required to forward a statement to the Noteholders. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to the Noteholders will include the following information as to the Notes, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

     (i) the amount of the distribution allocable to interest on or with respect to each Class of the Notes;

     (ii)the amount of the distribution allocable to principal with respect to each Class of the Notes;

     (iii) the amount of the distribution payable pursuant to a claim on the Note Policy;

     (iv)the aggregate outstanding principal amount and the Note Factor (as defined in the Prospectus) for each Class of Notes, after giving effect to all payments reported under (ii) above on such date;

     (v) the Noteholders' Interest Carryover Shortfall, if any, and the change in such amount from the preceding statement; and

     (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period.

     Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes.

     Unless and until physical certificates representing such Notes are issued ("Definitive Notes"), such reports will be sent on behalf of the Trust to Cede & Co. ("Cede"), as registered holder of the Notes and the nominee of DTC. See "Certain Information Regarding the Securities -- Statements to Securityholders" in the Prospectus.

     Within the required period of time after the end of each calendar year, the Indenture Trustee and the Owner Trustee, as applicable, will furnish to each person who at any time during such calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder, information regarding the amount of servicing compensation received by the Servicer and such other information as the Seller deems necessary to enable such Noteholder to prepare its tax returns.

SERVICER DEFAULT; RIGHTS UPON SERVICER DEFAULT

     Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreements and the Trust Documents -- Servicer Default" in the Prospectus, a "Servicer Default" under the Sale and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee any deposit or payment required to be so made, which failure continues unremedied for 30 Business Days after written notice from the Owner Trustee or the Indenture Trustee or the Insurer is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of the Noteholders and which continues unremedied for 60 days (or such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days or less and the Servicer delivers an officer's certificate to the Owner Trustee, the Indenture Trustee and the Insurer to such effect and to the effect that the Servicer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such default) after the giving of written notice of such failure (1) to the Servicer, by the Owner Trustee, the Indenture Trustee or the Insurer or (2) to the Servicer, the Owner Trustee and the Indenture Trustee, by holders of the Notes evidencing not less than 25% in aggregate principal amount of the outstanding Notes; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer or the Seller and certain actions by the Servicer or the Seller indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and (iv) unless an Insurer Default has occurred and is continuing, Insurance Agreement Trigger Events under the Insurance Agreement.

     As long as a Servicer Default under the Sale and Servicing Agreement remains unremedied, the Insurer or, if an Insurer Default exists, either the Indenture Trustee or the Noteholders holding not less than a majority of the principal amount of Notes outstanding may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. All authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement will automatically then pass to the Indenture Trustee, as backup servicer, or a successor servicer appointed by the Insurer in accordance with the Sale and Servicing Agreement.

     "Insurer Default" shall mean the occurrence and continuance of any of the following events:

     (a) the Insurer shall have failed to make a payment required under the Note Policy in accordance with its terms;

     (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

     (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgement or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

WAIVER OF PAST DEFAULTS

     Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreements and the Trust Documents -- Waiver of Past Defaults" in the Prospectus, the Insurer may, on behalf of all holders of Notes, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No such waiver will impair the Insurer's or the Noteholders' rights with respect to subsequent defaults.

AMENDMENT

     Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreements and the Trust Documents -- Amendment" in the Prospectus, the Sale and Servicing Agreement and the Indenture may be amended by the Seller, the Servicer and the Owner Trustee with the consent of the Indenture Trustee (which consent may not be unreasonably withheld) and with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing), but without the consent of the Noteholders, to cure any ambiguity, or to correct or supplement any provision therein which may be inconsistent with any other provision therein; provided that such action shall not adversely affect in any material respect the interests of any Noteholder; and provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer. An amendment shall be deemed not to adversely affect the interests of any such holder if, either each Rating Agency rating such Notes confirms in writing that such amendment will not result in a reduction or withdrawal of such rating, or none of the Rating Agencies rating such Notes, within 10 days after receipt of notice of such amendment, shall have notified the Seller, the Servicer or the Owner Trustee in writing that such amendment will result in a reduction or withdrawal of the then current rating of the Notes. The Seller, the Servicer and the Owner Trustee may also amend the Sale and Servicing Agreement and the Indenture with the consent of the Insurer, the consent of the Indenture Trustee and the consent of Noteholders holding a majority of the principal amount of the Notes outstanding to add, change or eliminate any other provisions with respect to matters or questions arising under the Sale and Servicing Agreement or affecting the rights of the Noteholders; provided that such action will not (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Noteholders required to consent to any such amendment, without, in either case, the consent of the holders of all Notes outstanding; and provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer. The Seller and Servicer must deliver to the Owner Trustee, the Indenture Trustee and the Insurer upon the execution and delivery of the Sale and Servicing Agreement and any amendment thereto an opinion of counsel, satisfactory to the Indenture Trustee, that all financing statements and continuation statements have been filed that are necessary to fully protect and preserve the Trust's interest in the Receivables.

                                 THE NOTE POLICY

NOTE POLICY

    Simultaneously with the issuance of the Notes, the Insurer will deliver a financial guaranty insurance policy (the "Note Policy") to the Indenture Trustee for the benefit of each Noteholder. Under the Note Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each Noteholder the full and complete payment of (i) Guaranteed Note Distributions on the Notes and (ii) the amount of any Guaranteed Note Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Note Policy, the Noteholders do not have the right to make a claim directly under the Note Policy, but may sue to compel the Indenture Trustee to do so.

    "Guaranteed Note Distributions" means payments which are scheduled to be made on the Notes during the term of the Note Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes that has not been consented to by the Insurer, which are the timely payment of the Noteholders' Interest Distributable Amount and Principal Distributable Amount on each Distribution Date. Guaranteed Note Distributions do not include payments which become due on an accelerated basis as a result of (a) a default by the Trust, (b) an election by the Trust to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless the Insurer elects, in its sole discretion, to pay such principal to the extent of the Principal Distributable Amount due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Note Policy will continue to guarantee Guaranteed Note Distributions due on the Notes in accordance with their original terms. Guaranteed Note Distributions shall not include (x) any portion of a Noteholders' Interest Distributable Amount and Principal Distributable Amount due to Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer or (y) any portion of a Noteholders' Interest Distributable Amount due to Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Noteholders' Interest Carryover Shortfall pursuant to the Note Policy.

     Payment of claims on the Note Policy made in respect of Guaranteed Note Distributions will be made by the Insurer following Receipt (as defined below) on the fourth Business Day prior to the Distribution Date by the Insurer of the appropriate notice for payment.

     If payment of any amount guaranteed under the Note Policy is avoided as a preference pursuant to any applicable bankruptcy, insolvency, receivership or similar law in a proceeding by or against the Trust, the Seller, the Servicer or Franklin Resources, the Insurer shall cause such payment to be made no earlier than the first to occur of (a) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return principal or interest paid on the Notes during the term of the Note Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (ii) a certificate of the Noteholder that the Order has been entered and is not subject to any stay and (iii) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by the Insurer and provided to the Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the Trust or otherwise with respect to such preference payment or (b) the date of Receipt by the Insurer from the Indenture Trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least two Business Days prior to such date of Receipt, the Insurer shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided in the Indenture.

     On the Closing Date, the Seller will make an initial deposit into an account (the "Insurance Spread Account") of an amount to be agreed to by the Seller and Insurer for the benefit of the Insurer. The Insurance Spread Account may be funded from amounts received on the Receivables after distribution of amounts set forth in clauses 1 through 6 of the first paragraph under the caption "Description of the Purchase Agreement and the Trust Documents -- Distribution" herein. Additional amounts may be deposited in the Insurance Spread Account from time to time. In addition, the Seller or Franklin Resources will deposit certain additional amounts in the Insurance Spread Account (as defined herein) to the extent that funds on deposit therein are less than the required amount (subject to a maximum limit on such deposits). The Insurance Spread Account will not be an asset of the Trust and Noteholders will have no right to payments therefrom.

     In the event the Insurer's financial strength ratings have been reduced by any of the Rating Agencies, the Seller may, but it is not obligated to, upon payment of all amounts required to be paid to the Insurer pursuant to the Insurance Agreement either (i) replace the Note Policy with a financial guaranty insurance policy issued by another insurer provided that the ratings on the financial strength of such replacement insurer are higher than those of the insurer sought to be replaced (after giving effect to such reduction) or (ii) eliminate or provide another form of credit enhancement; provided that in the case of clause (ii), the Rating Agencies consent thereto and confirmation that the ratings of the

Notes will be increased from their then-current levels (after giving effect to such reduction) as a result of such action shall have been obtained.

OTHER PROVISIONS OF THE NOTE POLICY

     The terms "Receipt" and "Received" with respect to the Note Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Note Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

     "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in the City of New York or California are authorized or obligated by law, executive order or governmental decree to be closed.

     The Insurer's obligations under the Note Policy in respect of Guaranteed Note Distributions shall be discharged to the extent funds are paid by the Issuer in accordance with the Sale and Servicing Agreement or are transferred to the Indenture Trustee as provided in the related Note Policy whether or not such funds are properly applied by the Indenture Trustee. The Note Policy does not cover shortfalls, if any, attributable to the liability of the trust for withholding taxes, if any (including interest and penalties in respect of such liability).

     The Insurer shall be subrogated to the rights of each Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Note Policy.

     Claims under the Note Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Note Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Note Policy may not be canceled or revoked prior to distribution in full of all Guaranteed Note Distributions. The Note Policy is governed by the laws of the State of New York. The premium on the Note Policy is not refundable for any reason.

     THE NOTE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                                     RATINGS

     It is a condition to issuance that the Class A-1 Notes and Class A-2 Notes be rated AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Aaa by Moody's Investors Service, Inc. ("Moody's," and together with S&P, the "Rating Agencies"). The ratings by the Rating Agencies of the Notes will be based primarily on the issuances of the Note Policy. A rating is not a recommendation to purchase, hold or sell Notes. In the event that the rating initially assigned to any of the Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the financial strength of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes. See "Ratings" in the Prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

     PROSPECTIVE NOTEHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN THE NOTES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

     The opinions expressed herein are based upon the Internal Revenue Code of 1986, as amended, and on Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities are subject to change, possibly with retroactive effect. The opinions expressed below cover matters that are not directly or definitively addressed by such authorities.

     Based upon and subject to the foregoing and to assumptions set forth in its tax opinion to be delivered on the Closing Date, and assuming compliance with all of the provisions of the Trust Agreement and related documents, Morrison & Foerster LLP, special tax counsel to the Trust, is of the opinion that for federal income tax purposes (i) the proper tax treatment of the Notes is as indebtedness and (ii) the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt for federal income tax purposes.

     Opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge the above conclusions. Moreover, no ruling will be sought from the IRS with respect to the transaction described herein. All potential investors are advised to review "Federal Income Tax Consequences -- Trusts Treated As Partnerships Or As Divisions -- Tax Consequences to Holders of the Notes Issued by a Partnership or a Division" in the Prospectus for a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Notes for federal income tax purposes.

                 STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS

     Potential Noteholders should consider the state, local and foreign income tax effects on them of the purchase, ownership and disposition of the Notes. State, local and foreign income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state, or locality or foreign jurisdiction. Therefore, potential Noteholders are encouraged to consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the Notes.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA prohibits, and Section 4975 of the Code imposes taxes on, certain transactions between a pension, profit-sharing or other employee benefit plan (including a "Keogh" plan) or an individual retirement account (each a "Benefit Plan") and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for persons who participate in the transactions. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the purchase, holding and servicing of the Receivables might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. If a Benefit Plan purchases Notes, under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit

Plan acquires an Equity Interest (as defined below) in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An "Equity Interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as Equity Interests for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In that case, certain exemptions from the prohibited transaction rules could be applicable depending on the type of Benefit Plan involved and the circumstances of the plan fiduciary decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transaction rules of ERISA and the Code.

     A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the availability of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. In addition it should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plans' investment portfolio.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in the Underwriting Agreement, the Seller has agreed to cause the Trust to sell the Notes to Goldman, Sachs & Co. (the "Underwriters"), and the Underwriters have agreed to purchase the Notes.

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby if any of the Notes are purchased. The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such price less a concession not in excess of 0.170% of the Class A-1 Note amounts and 0.280% of the Class A-2 Note amounts. The Underwriters may allow and such dealers may reallow a concession not in excess of 0.100% of the Class A-1 Note amounts and 0.200% of the Class A-2 Note amounts to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     The Underwriters may effect the distribution of the Notes by selling the Notes to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Notes for whom they may act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Notes by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended ("Securities Act").

     The Servicer and Seller have jointly agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

     The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions, and penalty bids with respect to the Notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which create syndicate short positions. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the initial Purchaser to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Company nor the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

     The Indenture Trustee and the Indenture Collateral Agent may from time to time invest the funds in the Collection Account and the Note Distribution Account, as the case may be, in Eligible Investments acquired from the Underwriters.

                                     EXPERTS

     The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1999 and December 31, 1998 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference in this Prospectus Supplement, and the balance sheet of the Trust included in this Prospectus Supplement, have been incorporated and included herein, respectively, in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain federal income tax and other matters will be passed upon for the Seller and the Trust by Morrison & Foerster LLP. Certain legal matters relating to the Notes will be passed upon for the Servicer by Morrison & Foerster LLP. Certain legal matters relating to the Notes will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP. Certain legal matters will be passed upon for the Insurer by Shaw Pittman.

                           FORWARD-LOOKING STATEMENTS

     IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS", ARE INHERENTLY SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS,

CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND
THE SELLER'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE SELLER EXPRESSLY DISCLAIMS ANY OBLIGATIONS OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE SELLER'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                             REPORTS TO NOTEHOLDERS

     Unless and until Definitive Notes are issued, unaudited monthly and annual reports containing information concerning the Receivables will be sent on behalf of the Trust to Cede, as registered holder of the Notes and the nominee of DTC. See "Certain Information Regarding the Securities -- Statements to Securityholders" and "-- Book-Entry Registration" in the accompanying Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. None of the Seller, the Servicer, Franklin Capital, Franklin Resources, or the Insurer intends to send any of its financial reports to Noteholders. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the Trust to the extent required under the Exchange Act, and the rules and regulations of the Commission thereunder. The Trust may suspend the filing of such reports under the Exchange Act when and if the filing of such reports is no longer required.

                              AVAILABLE INFORMATION

     The consolidated financial statements of the Insurer are included in, or as exhibits to, the following documents which have been filed with the Commission by the Insurer's parent company, MBIA, Inc., a Connecticut corporation ("Holdings") and are hereby incorporated by reference:

     (a) Annual Report on Form 10-K for the year ended December 31, 1999, and

     (b) Quarterly Report on Form 10-Q for the period ended September 30, 2000.

     Investors are encouraged to review such documents, including such financial statements, as well as all financial statements of the Insurer included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes for information about the Insurer.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found.

                                                                           PAGE
                                                                           ----
ABS....................................................................    S-25
ABS Table..............................................................    S-25
Additional Servicing Fee...............................................    S-29
Amount Financed........................................................    S-31
Available Funds........................................................    S-31
Benefit Plan...........................................................    S-38
Business Day...........................................................    S-37
Cede...................................................................    S-33
Certificates...........................................................    S-12
Class A-1 Notes........................................................    S-12
Class A-2 Notes........................................................    S-12
Closing Date...........................................................    S-13
Collected Funds........................................................    S-31
Collection Account.....................................................    S-28
Commission.............................................................    S-41
Cram Down Loss.........................................................    S-31
Cutoff Date............................................................    S-12
Dealer Agreements......................................................    S-13
Dealers................................................................    S-13
Deficiency Claim Date..................................................    S-29
Deficiency Notice......................................................    S-31
Definitive Notes.......................................................    S-33
Determination Date.....................................................    S-29
Distribution Amount....................................................    S-31
Distribution Date......................................................    S-23
DTC....................................................................    S-23
Eligible Investments...................................................    S-31
Equity Interest........................................................    S-39
Events of Default......................................................    S-24
Exchange Act...........................................................    S-21
Final Scheduled Distribution Date......................................    S-31
Financed Vehicles......................................................    S-13
Franklin Capital.......................................................    S-12
Franklin Resources.....................................................    S-12
GAAP...................................................................    S-22
Guaranteed Note Distributions..........................................    S-35

Holdings...............................................................    S-41
Indenture..............................................................    S-12
Indenture Collateral Agent.............................................    S-12
Indenture Trustee......................................................    S-12
Insurance Agreement....................................................    S-14
Insurance Agreement Trigger Events.....................................    S-24
Insurance Spread Account...............................................    S-36
Insurer................................................................    S-21
Insurer Agent..........................................................    S-29
Insurer Default........................................................    S-34
Insurer Optional Deposit...............................................    S-32
Interest Period........................................................    S-23
Interest Rate..........................................................    S-32
IRS....................................................................    S-38
Issuer.................................................................    S-12
Liquidated Receivable..................................................    S-32
Month-End Pool Balance.................................................    S-23
Monthly Period.........................................................    S-23
Moody's................................................................    S-37
Net Liquidation Proceeds...............................................    S-32
Non-Prime Servicing Fee Rate...........................................    S-29
Note Distribution Account..............................................    S-29
Note Policy............................................................    S-35
Note Policy Claim Amount...............................................    S-32
Noteholders............................................................    S-12
Noteholders' Distributable Amount......................................    S-32
Noteholders' Interest Carryover Shortfall..............................    S-32
Noteholders' Interest Distributable Amount.............................    S-32
Noteholders' Monthly Interest Distributable Amount.....................    S-32
Notes..................................................................    S-12
Obligor................................................................    S-13
Obligors...............................................................    S-13
Order..................................................................    S-36
Original Pool Balance..................................................    S-13
Owner Trustee..........................................................    S-12
Plan Assets Regulation.................................................    S-38
Pool Balance...........................................................    S-13
Prime Servicing Fee Rate...............................................    S-29
Principal Balance......................................................    S-33
Principal Distributable Amount.........................................    S-23
Prospectus.............................................................    S-12
Prospectus Supplement..................................................    S-12

PTCE...................................................................    S-39
Purchase Agreement.....................................................    S-12
Purchase Amount........................................................    S-33
Rating Agencies........................................................    S-37
Receipt................................................................    S-37
Receivables............................................................    S-13
Received...............................................................    S-37
S&P....................................................................    S-37
Sale and Servicing Agreement...........................................    S-12
SAP....................................................................    S-22
Securities.............................................................    S-12
Securities Act.........................................................    S-39
Seller.................................................................    S-12
Servicer...............................................................    S-12
Servicer Default.......................................................    S-33
Servicer's Certificate.................................................    S-29
Servicing Fee..........................................................    S-29
Servicing Fee Rate.....................................................    S-29
Sub-Prime Servicing Fee Rate...........................................    S-29
Supplemental Servicing Fee.............................................    S-29
Surety Draws...........................................................    S-30
Trust..................................................................    S-12
Trust Agreement........................................................    S-12
Trust Documents........................................................    S-12
Trust Property.........................................................    S-13
Underwriters...........................................................    S-39

                                                                         ANNEX 1

[PRICEWATERHOUSECOOPERS LOGO]

--------------------------------------------------------------------------------

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustee
Franklin Auto Trust 2001-1:

    In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Franklin Auto Trust 2001-1 (the "Trust") at January 5, 2001, in conformity with accounting principles generally accepted in the United States of America. This balance sheet is the responsibility of the Trust's management; our responsibility is to express an opinion on this balance sheet based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.



/s/ PRICEWATERHOUSECOOPERS LLP



January 10, 2001

                           FRANKLIN AUTO TRUST 2001-1
                                  BALANCE SHEET
                                 JANUARY 5, 2001


                                     Assets

Cash.................................................................    $ 200
                                                                         -----
                                                                         $ 200
                                                                         -----

                            Interest of Equity Holder

Interest of Equity Holder............................................    $ 200
                                                                         -----
                                                                         $ 200
                                                                         =====




   The accompanying notes are an integral part of these financial statements.

                           FRANKLIN AUTO TRUST 2001-1
                             NOTES TO BALANCE SHEET

1.   Nature of Operations:

     Franklin Auto Trust 2001-1 (the Trust), formed on January 5, 2001, is a Delaware business trust, the beneficial interest in which is owned by Franklin Receivables LLC (the Equity Holder). The Trust's activities will consist of the issuance and sale of securities (the Notes) collateralized by certain motor vehicle installment sales contracts (the Receivables). The Trust intends to purchase the Receivables simultaneously with the issuance of the Notes. The Notes will represent obligations solely of the Trust. The Trust has not commenced operations except for accepting the interest of the Equity Holder.

2.   Tax Status:

     For federal income tax purposes the Notes will be characterized as debt and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Note as debt for federal income tax purposes.

                      (This page intentionally left blank)

PROSPECTUS
                              FRANKLIN AUTO TRUSTS
                           ASSET BACKED CERTIFICATES
                               ASSET BACKED NOTES
                              -------------------
                            FRANKLIN RECEIVABLES LLC
                                     SELLER
                                       OR
                             FCC RECEIVABLES CORP.
                                     SELLER
                          FRANKLIN CAPITAL CORPORATION
                                    SERVICER

    The Asset Backed Certificates (the 'Certificates') and the Asset Backed Notes (the 'Notes' and, collectively with the Certificates, the 'Securities') described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a 'Prospectus Supplement'). Each series of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a series, one or more classes of Notes and one or more classes of Certificates, as set forth in the related Prospectus Supplement. At the time of issuance, each class of Securities of each series will be rated investment grade by at least one Rating Agency (as defined herein).

    The Certificates and the Notes, if any, of any series of Securities will be issued by a trust (a 'Trust') to be formed with respect to such series by Franklin Receivables LLC or FCC Receivables Corp. (each the 'Seller,' as specified in the related Prospectus Supplement, or collectively the 'Sellers'), each a wholly-owned subsidiary of Franklin Capital Corporation ('Franklin Capital,' or in its capacity as servicer, the 'Servicer'). The assets of each Trust (the 'Trust Property') will include a specified pool of motor vehicle retail installment sale contracts ('Receivables') originated (i) indirectly by Franklin Capital or an affiliate thereof through the purchase thereof from motor vehicle dealers or (ii) if specified in the related Prospectus Supplement, directly by Franklin Capital or acquired in bulk and other purchases from third-party lenders and/or its affiliate, Franklin Bank ('Franklin Bank'), and secured by new and used automobiles and light trucks, certain monies received thereunder on or after the Initial Cutoff Date set forth and defined in the related Prospectus Supplement, security interests in motor vehicles financed thereby, certain bank accounts and the proceeds thereof, any proceeds from claims on certain insurance policies, certain rights under the related Trust Documents (as defined herein) and all proceeds of the foregoing, all as more fully described herein and in the related Prospectus Supplement. Each Trust will be formed pursuant to either (i) a Pooling and Servicing Agreement (the 'Pooling and Servicing Agreement') to be entered into among the related Seller, the Servicer in its individual capacity and as Servicer, and the trustee (the 'Owner Trustee') and any other party, if any, specified in the related Prospectus Supplement or (ii) a Trust Agreement (the 'Trust Agreement') to be entered into between the related Seller and the Owner Trustee. If the Trust is formed pursuant to a Trust Agreement, a Sale and Servicing Agreement (the 'Sale and Servicing Agreement') will be entered into among the related Seller, the Servicer, in its individual capacity and as Servicer, the Trust and any other party, if any, specified in the related Prospectus Supplement (which may include, among others, any party providing credit support or other services, any co-trustee or any fiscal agent or any other person, as specified in the related Prospectus Supplement). In either case, the Pooling and Servicing Agreement or the Trust Agreement and the Sale and Servicing Agreement are collectively referred to herein as the 'Trust Documents.' The Notes, if any, of a series will be issued and secured pursuant to an Indenture (the 'Indenture') between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the 'Indenture Trustee').

    Each class of Securities will represent the right to receive distributions or payments in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of distributions in respect of principal on Certificates and payment in respect of principal on Notes, if any, of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

    There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue. Unless otherwise set forth in the related Prospectus Supplement, the Securities will not be listed on any securities exchange.

    FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE 'RISK FACTORS' AT PAGE 15 HEREIN AND AS MAY BE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

                              -----------------------

    THE CERTIFICATES REPRESENT INTERESTS IN AND THE NOTES REPRESENT OBLIGATIONS OF THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SERVICER, THE SELLERS, FRANKLIN CAPITAL OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE SECURITIES OR ANY OF THE RELATED RECEIVABLES ARE ISSUED OR GUARANTEED BY ANY GOVERNMENT OR GOVERNMENT AGENCY.

                              -----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                       ---------------------------------

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                The date of this Prospectus is January 12, 2001

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLERS, THE SERVICER, FRANKLIN CAPITAL, FRANKLIN RESOURCES, INC. OR ANY UNDERWRITER. THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED THEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER AND SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE HEREOF.

                              -------------------

                             AVAILABLE INFORMATION

    Franklin Receivables LLC and FCC Receivables Corp. have filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the 'Registration Statement') under the Securities Act of 1933, as amended, with respect to the Securities offered pursuant to this Prospectus. Each Trust is subject to the informational requirements of the Exchange Act, and in accordance therewith each Seller files on behalf of each related Trust reports and other information required under the Prospectus and related Prospectus Supplement with the Commission. Reports and other information with respect to each Trust and the Registration Statement, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials and the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Registration Statement may be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov. at which users can view the Registration Statement through the Electronic Data Gathering Analysis and Retrieval ('EDGAR') system.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by the Servicer on behalf of each Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), subsequent to the date of this Prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

    The Servicer will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or verbal request of any such person, a copy of any or all of the information that has been incorporated herein by reference (not including exhibits to that information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such copies should be directed to Les Kratter, Esq., 777 Mariners Island Boulevard, San Mateo, California 94404 (telephone (605) 312-4018).

                               PROSPECTUS SUMMARY

    This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of each series of Securities. Certain capitalized terms used in this Prospectus Summary are defined elsewhere herein. A listing of the pages on which some of such terms are defined is found in the 'Index of Terms.'

ISSUER....................................  With respect to each series of Securities, a trust (the
                                            'Trust'), to be formed by a Seller pursuant to a Pooling
                                            and Servicing Agreement among the related Seller, the
                                            Servicer and the Owner Trustee and any other party, if
                                            any, specified in the related Prospectus Supplement, or
                                            a Trust Agreement between the related Seller and the
                                            Owner Trustee specified in the related Prospectus
                                            Supplement. The term 'Owner Trustee' is used herein
                                            solely for purposes of reference and nothing herein
                                            shall characterize each Trust as an 'owner trust' except
                                            as specified in the related Prospectus Supplement. See
                                            'The Trusts' herein and 'The Trust' in the related
                                            Prospectus Supplement.

SELLER....................................  Franklin Receivables LLC, a Delaware limited liability company or FCC Receivables Corp., a Delaware Corporation
                                            (each the 'Seller,' as specified in the related
                                            Prospectus Supplement, or collectively, the 'Sellers').
                                            The Sellers are wholly-owned subsidiaries of Franklin
                                            Capital Corporation. See 'The Sellers' herein.

SERVICER..................................  Franklin Capital Corporation, a Utah corporation. The
                                            Servicer is a wholly-owned subsidiary of Franklin
                                            Resources, Inc., a Delaware corporation ('Franklin
                                            Resources'). See 'Franklin Capital Corporation' herein.
                                            Franklin Resources is a financial services company
                                            headquartered in San Mateo, California. See 'Franklin
                                            Resources, Inc.' herein.

OWNER TRUSTEE.............................  The Owner Trustee will be specified in the related
                                            Prospectus Supplement with respect to any series of
                                            Securities. See 'The Trusts -- The Owner Trustee' herein
                                            and 'The Trust -- The Owner Trustee' in the related
                                            Prospectus Supplement and 'Description Of The Purchase
                                            Agreements and The Trust Documents -- Duties of the
                                            Owner Trustee and Indenture Trustee' and ' -- The Owner
                                            Trustee and the Indenture Trustee' herein.

INDENTURE TRUSTEE.........................  The Indenture Trustee for any series of Notes will be specified in the related Prospectus Supplement. See 'The
                                            Notes -- The Indenture Trustee' and 'Description of The
                                            Purchase Agreements and The Trust Documents -- Duties of
                                            the Owner Trustee and Indenture Trustee' and ' -- The
                                            Owner Trustee and the Indenture Trustee' herein.

SECURITIES OFFERED........................  The Securities offered from time to time may include one or more series of Certificates and/or one or more series
                                            of Notes, as described herein and in the related
                                            Prospectus Supplement. See 'The Notes' and 'The
                                            Certificates'.

THE CERTIFICATES..........................  Any series of Securities may include one or more classes of Certificates, as specified in the related Prospectus
                                            Supplement. The Certificates may consist of one or more
                                            classes, each of which will be issued pursuant to a
                                            Pooling and Servicing Agreement or Trust Agreement. Only
                                            a certain class or certain classes of such Certificates,
                                            however, may be offered hereby and by the related
                                            Prospectus Supplement, as specified in the related
                                            Prospectus Supplement. Each Certificate will represent a
                                            fractional undivided ownership interest in the related
                                            Trust. Each offered Certificate may also represent a
                                            fractional undivided interest in monies on deposit, if
                                            any, in a trust account (as defined below, the
                                            'Pre-Funding Account') to be established with the Owner
                                            Trustee or Indenture Trustee, as specified in the
                                            related Prospectus Supplement, and any other account
                                            established for the benefit of holders of Certificates
                                            ('Certificateholders'), as specified in the related
                                            Prospectus Supplement. See 'The Certificates' herein and
                                            'Description of The Certificates' in the related
                                            Prospectus Supplement.

                                            Unless otherwise specified in the related Prospectus
                                            Supplement, the offered Certificates shall be issued in
                                            fully registered form in denominations of $1,000 and
                                            integral multiples of $1,000 in excess thereof and will
                                            be available in book-entry form only. Unless the related
                                            Prospectus Supplement specifies that the Certificates
                                            are offered in definitive form, Certificateholders will
                                            be able to receive Definitive Certificates (as defined
                                            herein) only in the limited circumstances described
                                            herein or in the related Prospectus Supplement. See
                                            'Certain Information Regarding The
                                            Securities -- Book-Entry Registration.'

                                            Each class of offered Certificates (other than certain
                                            Strip Certificates (as defined below)) will have a
                                            stated Certificate Balance (as defined for each class in
                                            the related Prospectus Supplement) and will accrue
                                            interest on such Certificate Balance at a specified rate
                                            (with respect to each class of Certificates, the
                                            'Pass-Through Rate'). Each class of offered Certificates
                                            may have a different Pass-Through Rate, which may be
                                            fixed, variable or adjustable, or any combination of the
                                            foregoing. The related Prospectus Supplement will
                                            specify the Pass-Through Rate for each class of offered
                                            Certificates, or the initial Pass-Through Rate and the
                                            method for determining subsequent Pass-Through Rates.

                                            A series of Securities may include two or more classes
                                            of Certificates which may differ as to timing of
                                            distributions, sequential order, priority of payment,
                                            seniority, allocation of loss, Pass-Through Rate or
                                            amount of distributions in respect of principal or
                                            interest, or as to which distributions of principal or
                                            interest on any class may or may not be made upon the
                                            occurrence of specified events or on the basis of
                                            collections from designated portions of the Receivables
                                            (as defined herein) related to such series. In addition,
                                            a series may

                                            include one or more classes of Certificates entitled to
                                            (i) distributions in respect of principal with
                                            disproportionate, nominal or no interest distributions,
                                            or (ii) interest distributions with disproportionate,
                                            nominal or no distributions in respect of principal
                                            (such Certificates, 'Strip Certificates').

                                            With respect to any series of Securities including one
                                            or more classes of Notes, distributions in respect of
                                            the Certificates may be subordinated in priority of
                                            payment to payments on the Notes of such series, to the
                                            extent specified in the related Prospectus Supplement.

                                            In connection with each Trust, the related Seller may,
                                            with respect to any series of Securities, retain one or
                                            more classes of Certificates, which may or may not be
                                            evidenced by physical certificates.

THE NOTES.................................  Any series of Securities may include one or more classes of Notes, as specified in the related Prospectus
                                            Supplement, each of which will be issued pursuant to an
                                            Indenture (as defined herein). See 'The Notes' herein
                                            and 'Description of The Notes' in the related Prospectus
                                            Supplement.

                                            Unless otherwise specified in the related Prospectus
                                            Supplement, Notes will be available for purchase in
                                            denominations of $1,000 and integral multiples of $1,000
                                            in book-entry form only. Unless otherwise specified in
                                            the related Prospectus Supplement, holders of Notes
                                            ('Noteholders') will be able to receive Definitive Notes
                                            (as defined herein) only in the limited circumstances
                                            described herein or in the related Prospectus
                                            Supplement. See 'Certain Information Regarding the
                                            Securities -- Book-Entry Registration.'

                                            Each class of Notes will have a stated principal amount
                                            and will bear interest at a rate or rates (with respect
                                            to each class of Notes, the 'Interest Rate'), as
                                            specified in the related Prospectus Supplement, which
                                            may be different for each class of Notes and may be
                                            fixed, variable, adjustable or any combination of the
                                            foregoing. The related Prospectus Supplement will
                                            specify the Interest Rate for each class of Notes or the
                                            method for determining the Interest Rate. Each Note may
                                            also represent a fractional undivided interest in monies
                                            on deposit, if any, in the Pre-Funding Account to be
                                            established with the Indenture Trustee as specified in
                                            the related Prospectus Supplement and any other account
                                            established for the benefit of Noteholders, as specified
                                            in the related Prospectus Supplement. See 'Description
                                            of The Notes -- Payments of Interest' in the related
                                            Prospectus Supplement.

                                            A series may include two or more classes of Notes which
                                            differ as to the timing and priority of payment,
                                            seniority, allocations of loss, Interest Rate or amount
                                            of payments of principal or interest, or as to which
                                            payments of principal or interest may or may not be made
                                            upon the occurrence of specified events or on the basis
                                            collections from designated

                                            portions of the Receivables for such series. In
                                            addition, a series may include one or more classes of
                                            Notes entitled to (i) principal payments with
                                            disproportionate, nominal or no interest payments or
                                            (ii) interest payments with disproportionate, nominal or
                                            no principal payments (such Notes, 'Strip Notes').

TRUST PROPERTY............................  The Trust property will include certain motor vehicle retail installment sale contracts initially transferred
                                            to the Trust (the 'Initial Receivables'), as specified
                                            in the related Prospectus Supplement, secured by new and
                                            used automobiles and light trucks (the 'Initial Financed
                                            Vehicles'), certain monies received under the motor
                                            vehicle retail installment sale contracts (which may
                                            include interest payments, principal payments, late
                                            fees, penalty charges, extension fees, modification
                                            fees, other processing fees, and such other payments, as
                                            specified in the related Prospectus Supplement) on or
                                            after a date as specified in the related Prospectus
                                            Supplement (the 'Initial Cutoff Date'), security
                                            interests in the Initial Financed Vehicles securing the
                                            Initial Receivables, certain bank accounts (which may
                                            include the Collection Account, the Distribution
                                            Account, the Spread Account, the Yield Supplement
                                            Account, and such other accounts, as specified in the
                                            related Prospectus Supplement) and the proceeds thereof,
                                            all proceeds of the foregoing, any proceeds from claims
                                            on certain insurance policies, and certain rights under
                                            the related Trust Documents (as defined herein) (which
                                            may include the rights of the related Sellers under the
                                            related Purchase Agreement, to require Franklin Capital
                                            to repurchase a Receivable upon breach of certain
                                            representations and such other rights, as specified in
                                            the related Prospectus Supplement). If specified in the
                                            related Prospectus Supplement, motor vehicle retail
                                            installment sale contracts to be sold to the Trust after
                                            the date of issuance of the Securities and on or before
                                            a date specified in the related Prospectus Supplement
                                            (the 'Subsequent Receivables'), secured by additional
                                            new or used automobiles and light trucks (the
                                            'Subsequent Financed Vehicles'), certain monies received
                                            thereunder on or after a date or dates as specified in
                                            the related Prospectus Supplement (the 'Subsequent
                                            Cut-Off Date'), security interests in the Subsequent
                                            Financed Vehicles securing the Subsequent Receivables,
                                            certain bank accounts and the proceeds thereof may be
                                            purchased by the Trust from the related Seller from
                                            funds on deposit in the related Pre-Funding Account. The
                                            Initial Receivables and any Subsequent Receivables
                                            related to each series of Securities are hereinafter,
                                            collectively, referred to as the 'Receivables' and the
                                            Initial Financed Vehicles and the Subsequent Financed
                                            Vehicles related to each series of securities are
                                            hereinafter, collectively, referred to as the 'Financed
                                            Vehicles.'

                                            The Receivables transferred to the Trust, will consist
                                            of receivables financed under Franklin Capital's Prime
                                            (as defined herein) credit programs ('Prime
                                            Receivables'),

                                            Franklin Capital's Non-prime (as defined herein) credit
                                            programs ('Non-Prime Receivables') and Franklin
                                            Capital's Sub-prime (as defined herein) credit programs
                                            ('Sub-Prime Receivables'). Currently, there is no
                                            maximum limit on the amount of Non-Prime Receivables and
                                            Sub-Prime Receivables that may constitute the Trust
                                            Property for any Trust. See 'Description of The Purchase
                                            Agreements and The Trust Documents -- Eligibility
                                            Criteria.'

RECEIVABLES...............................  The Receivables will be purchased by the Sellers from
                                            Franklin Capital Corporation (in its individual
                                            capacity, 'Franklin Capital') pursuant to a Purchase
                                            Agreement (the 'Purchase Agreement') between the related
                                            Seller and Franklin Capital providing for such purchase.
                                            The Receivables comprising the property of the Trust
                                            consist of motor vehicle retail installment sale
                                            contracts, with such characteristics, including their
                                            weighted average annual percentage rate and their
                                            weighted average remaining maturity, as shall be
                                            specified in the related Prospectus Supplement. The
                                            Receivables arise or will arise from loans originated by
                                            motor vehicle dealers ('Dealers') and purchased by
                                            Franklin Capital pursuant to agreements with the Dealers
                                            or other third parties for subsequent sale to the
                                            related Seller. If so specified in the related
                                            Prospectus Supplement, the Receivables will also include
                                            motor vehicle retail installment sale contracts or loans
                                            originated directly by Franklin Capital or acquired in
                                            bulk and other purchases from third-party lenders and/or
                                            its affiliate the Franklin Bank. The Receivables for any
                                            Trust will be selected from the contracts owned by the
                                            related Seller based on the criteria specified in the
                                            related Sale and Servicing Agreement or Pooling and
                                            Servicing Agreement, as applicable, and as described
                                            herein and in the related Prospectus Supplement. See
                                            'The Receivables' and 'Description of the Purchase
                                            Agreements and The Trust Documents -- Eligibility
                                            Criteria.'

PRE-FUNDING ACCOUNT.......................  If and to the extent so specified in the related
                                            Prospectus Supplement, a portion of the net proceeds
                                            from the offering of the Securities of a series (such
                                            amount, the 'Pre-Funded Amount') may be deposited in a
                                            segregated account (the 'Pre-Funding Account') with the
                                            Owner Trustee or Indenture Trustee, as the case may be,
                                            for the benefit of the Securityholders. During the
                                            period specified in the related Prospectus Supplement
                                            (the 'Funding Period') the Pre-Funded Amount will be
                                            reduced as it is used to purchase Subsequent Receivables
                                            subject to the satisfaction of certain conditions
                                            specified under 'Description of the Purchase Agreements
                                            and Trust Documents -- Eligibility Criteria' herein and
                                            otherwise in accordance with the Trust Documents. The
                                            maximum amount of the initial Pre-Funding Amount will
                                            not exceed 25% of the aggregate principal amount of the
                                            Securities as of the date of issuance of the related
                                            Securities. The maximum length of the Funding Period
                                            will not exceed 90 days from the date of issuance of the
                                            Securities. The length of the Funding Period will be set
                                            forth in the related Prospectus

                                            Supplement. In any event, the amount of the initial Pre-
                                            Funded Amount and the maximum length of the Funding
                                            Period is intended not to exceed the aggregate principal
                                            balance of Subsequent Receivables satisfying the
                                            eligibility criteria that Franklin Capital anticipates
                                            it will be able to acquire and convey to the Trust
                                            during the Funding Period. The Subsequent Receivables
                                            purchased by the Trust with the Pre-Funding Amount will
                                            be underwritten under the same criteria and standards
                                            utilized by Franklin Capital to underwrite the Initial
                                            Receivables. Amounts in the Pre-Funding Account may be
                                            invested by the Owner Trustee or Indenture Trustee, as
                                            applicable, in Eligible Investments.

                                            Prior to the conveyance of any Subsequent Receivables to
                                            the Trust, Franklin Capital will be required to give
                                            notice to the Trustee(s), the Rating Agencies (as
                                            defined herein) and any third-party credit enhancement
                                            provider of the Subsequent Receivables to be conveyed to
                                            the related Seller and from the related Seller to the
                                            Trust. Upon the satisfaction of the conditions set forth
                                            in the Trust Documents, including the receipt by the
                                            Owner Trustee and/or Indenture Trustee, as applicable,
                                            of an executed assignment, an Officer's Certificate (as
                                            defined therein) and a legal opinion, the Owner Trustee
                                            and/or Indenture Trustee, as applicable, will release
                                            from the Pre-Funding Account the necessary funds to
                                            purchase the Subsequent Receivables to be conveyed to
                                            the Trust on such date. If any Pre-Funded Amount remains
                                            on deposit in the Pre-Funding Account at the end of the
                                            Funding Period, such amount, in the amounts and in the
                                            manner specified in the related Prospectus Supplement,
                                            will be used to prepay some or all classes of the Notes
                                            and/or Certificates.

                                            If so specified in the related Prospectus Supplement,
                                            funds remaining in the Pre-Funding Account at the end of
                                            the Pre-Funding Period, may be applied to make payments
                                            on the principal of the Securities. Such payment which
                                            will have the same effect as if there were prepayments
                                            on the principal balance of the Receivables equal to the
                                            amount remaining in the Pre-Funding Account, thereby
                                            reducing the weighted average life of the Securities.
                                            Securityholders will bear all reinvestment risk
                                            associated with the prepayment of principal due to
                                            application of excess funds in the Pre-funding Account.
                                            Any reinvestment risk resulting from faster than
                                            expected prepayments of Receivables held by a given
                                            Trust will be borne entirely by the Securityholders of
                                            the related series of Securities. Faster rates of
                                            prepayments on the Receivables may shorten the weighted
                                            average life of the Securities. If the weighted average
                                            life of the Securities is shortened, the expected rate
                                            and amount of return on the Securities may be reduced. A
                                            reinvestment of amounts received by Securityholders in
                                            other investments at a lower rate of return than the
                                            Securities could result in a lower yield to investors
                                            than they would have received had the weighted average
                                            life of the Securities remained unchanged. See 'Risk
                                            Factors --

                                            Prepayments on Receivables Effect on Yield of
                                            Securities' and 'Yield and Prepayment Considerations.'

REVOLVING PERIOD AND AMORTIZATION PERIOD;
  RETAINED INTEREST.......................  If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a
                                            class or classes of Notes or Certificates of a series
                                            and ending on the date set forth in the related
                                            Prospectus Supplement (the 'Revolving Period') during
                                            which no principal payments will be made to one or more
                                            classes of Notes or Certificates of the related series
                                            as are identified in such Prospectus Supplement. All
                                            collections of principal otherwise allocated to such
                                            classes of Notes or Certificates may be (i) utilized by
                                            the Trust during the Revolving Period to acquire
                                            additional Receivables which satisfy the standards
                                            described under 'The Receivables -- General' herein and
                                            the criteria set forth in the related Prospectus
                                            Supplement, (ii) held in an account and invested in
                                            Eligible Investments (as defined herein) for later
                                            distribution to Securityholders, (iii) applied to pay
                                            principal to those Notes or Certificates of the related
                                            series as then are in amortization, or (iv) otherwise
                                            applied as specified in the related Prospectus
                                            Supplement.

                                            An 'Amortization Period' is the period during which an
                                            amount of principal is payable to holders of a series of
                                            Securities which, during the Revolving Period, were not
                                            entitled to such payments. If so specified in the
                                            related Prospectus Supplement, during an Amortization
                                            Period all or a portion of principal collections on the
                                            Receivables may be applied as specified above for a
                                            Revolving Period and, to the extent not so applied, will
                                            be distributed to the classes of Notes or Certificates
                                            specified in the related Prospectus Supplement as then
                                            being entitled to payments of principal. In addition, if
                                            so specified in the related Prospectus Supplement,
                                            amounts deposited in certain accounts for the benefit of
                                            one or more classes of Notes or Certificates may be
                                            released from time to time or on a specified date and
                                            applied as a payment of principal on such classes of
                                            Notes or Certificates. The related Prospectus Supplement
                                            will set forth the circumstances which will result in
                                            the commencement of an Amortization Period.

                                            Each Trust which has a Revolving Period may also issue
                                            to the related Seller a certificate evidencing an
                                            undivided beneficial interest (the 'Retained Interest')
                                            in the Trust not represented by the other Securities
                                            issued by such Trust. As further described in the
                                            related Prospectus Supplement, the value of such
                                            Retained Interest will fluctuate as the amount of Trust
                                            Property fluctuates and the amount of Notes and
                                            Certificates of the related series of Securities
                                            outstanding is reduced.

                                            Each Trust will issue only one series of Notes and/or
                                            Certificates, however, each series may contain one or
                                            more

                                            classes of Notes and Certificates. The terms of each
                                            class of Securities will be fully disclosed in the
                                            related Prospectus Supplement for each series.

YIELD AND PREPAYMENT CONSIDERATIONS.......  The weighted average life of the Securities of the related series will be reduced by full or partial
                                            prepayments on the related Receivables. The Receivables
                                            will generally be prepayable at any time without
                                            penalty. Prepayments (or, for this purpose, equivalent
                                            payments to the related Trust) may result from payments
                                            by the retail purchasers obligated under the Receivables
                                            (each, an 'Obligor'), liquidations due to default, the
                                            receipt of proceeds from physical damage or credit
                                            insurance, repurchases by (if no other party is
                                            described in the related Prospectus Supplement as
                                            obligated to make such repurchases) Franklin Capital and
                                            the related Seller as a result of certain uncured
                                            breaches of representations and warranties made with
                                            respect to the Receivables, such repurchases by (if no
                                            other party is described in the related Prospectus
                                            Supplement as obligated to make sure purchases) the
                                            Servicer as a result of certain uncured breaches of the
                                            covenants made by it with respect to the Receivables, if
                                            so specified in the related Prospectus Supplement,
                                            amounts on deposit, if any, in the Pre-Funding Account
                                            at the end of the Funding Period being applied to the
                                            payment of principal of the Securities, the Servicer
                                            exercising its option, if any, described in the related
                                            Prospectus Supplement to purchase all of the remaining
                                            Receivables of a Trust or, if and to the extent provided
                                            in the related Prospectus Supplement, the receipt of
                                            satisfactory bids for the purchase of the Receivables of
                                            the related Trust in the manner and on the respective
                                            terms and conditions specified in the related Prospectus
                                            Supplement. See 'Risk Factors -- Prepayments on
                                            Receivables' Effect on Yield of Securities' and 'Yield
                                            and Prepayment Considerations.'

DISTRIBUTION ACCOUNT......................  With respect to each series of Securities, the Owner
                                            Trustee or the Indenture Trustee will establish and
                                            maintain one or more separate accounts (each, a
                                            'Distribution Account') for the benefit of the
                                            Certificateholders and the Noteholders, if any, in the
                                            manner specified in each related Prospectus Supplement.
                                            On each Distribution Date (as specified in the related
                                            Prospectus Supplement, the 'Distribution Date'), the
                                            Owner Trustee or the Indenture Trustee, as the case may
                                            be, will be required to pass through and distribute to
                                            the Certificateholders, or pay to the Noteholders, as
                                            the case may be, on the date specified in the related
                                            Prospectus Supplement from amounts held in the
                                            Distribution Account, the amounts of interest, principal
                                            or otherwise distributable with respect to the
                                            applicable classes of Certificates and Notes as
                                            specified in the related Prospectus Supplement.

SUBORDINATION AND CREDIT ENHANCEMENT......  In the event of defaults and delinquencies on the
                                            Receivables, certain distributions of interest and/or
                                            principal with respect to one or more classes of
                                            Securities may be subordinated in priority of payment to
                                            distributions due on other classes of Securities as
                                            specified in the related Prospectus Supplement. In
                                            addition, to the extent specified in the related
                                            Prospectus Supplement, one or more classes of Securities
                                            may be entitled to the benefits of a spread account, a
                                            reserve account, accelerated payments of principal
                                            relative to the amortization of the related Receivables,
                                            a policy or policies of insurance, a letter or letters
                                            of credit, surety bonds, credit or liquidity facilities,
                                            guaranteed investment contracts, swaps or other interest
                                            rate protection agreements, repurchase obligations,
                                            yield supplement agreements, other agreements with
                                            respect to third party payments or other support, cash
                                            deposits or other arrangements, which may be subject to
                                            certain limitations and exclusions as described in the
                                            related Prospectus Supplement.

CERTAIN LEGAL ASPECTS OF THE
  RECEIVABLES.............................  In connection with the sale of the Receivables to a
                                            Trust, the security interests in the Financed Vehicles
                                            securing the Receivables and the Subsequent Receivables
                                            will be assigned by the related Seller to such Trust.
                                            Due to administrative burden and expense, the
                                            certificates of title to the Financed Vehicles will not
                                            be amended to reflect the assignment of such security
                                            interests to the Trust. In the absence of such an
                                            amendment, the Trust may not have a perfected security
                                            interest in the Financed Vehicles securing the
                                            Receivables in some states. In the event that another
                                            person obtains a perfected security interest in a
                                            Financed Vehicle in such a state subsequent to the
                                            transfer of such Receivable to the related Trust, such
                                            person might acquire rights in such Financed Vehicle
                                            prior to the rights of such Trust and the Trust's
                                            ability to realize on such Financed Vehicle in the event
                                            of a default under the Receivable may be adversely
                                            affected. See 'Certain Legal Aspects of the
                                            Receivables.'

REPURCHASES AND PURCHASES OF CERTAIN
  RECEIVABLES.............................  The Seller will be obligated to repurchase any
                                            Receivable sold to the Trust as to which a security
                                            interest in the Financed Vehicle securing such
                                            Receivable shall not have been perfected in favor of
                                            Franklin Capital if the Owner Trustee or the Indenture
                                            Trustee, as the case may be, determines such breach
                                            shall materially adversely affect the interest of the
                                            Trust in such Receivable and if such failure or breach
                                            shall not have been cured by the second (or, if the
                                            related Seller elects, the first) month following the
                                            discovery by or notice of such breach. The Seller also
                                            will be obligated to repurchase any Receivable if the
                                            Indenture Trustee or the Owner Trustee, as the case may
                                            be, determines the interest of the Trust therein is
                                            materially adversely affected by a breach of any other
                                            representation or warranty made by the related Seller
                                            with

                                            respect to the Receivable, and if the breach has not
                                            been cured by the last day of the second (or, if the
                                            related Seller elects, the first) month following the
                                            discovery by or notice to the related Seller of the
                                            breach.

SERVICING.................................  The Servicer will be required to remit collections (net of the Servicing Fee, the Supplemental Servicing Fee and
                                            reimbursement for Advances, if any (each as defined
                                            herein or in the related Prospectus Supplement) included
                                            in such collections) to one or more Collection Accounts
                                            established with the Owner Trustee or the Indenture
                                            Trustee as specified in the related Prospectus
                                            Supplement. As specified in the related Prospectus
                                            Supplement, the Servicer will receive from the Trust or
                                            retain each month a fee for servicing the Receivables in
                                            an amount specified in the related Prospectus Supplement
                                            out of the collections on the Receivables. See
                                            'Description of The Purchase Agreements and The Trust
                                            Documents -- Servicing Compensation.'

ADVANCES..................................  If and to the extent specified in the related Prospectus
                                            Supplement, the Servicer may be required to advance
                                            (each, an 'Advance') monthly payments of interest or
                                            monthly payments of principal and interest in respect of
                                            a delinquent Receivable or Servicer approved deferrals
                                            of monthly payments that the Servicer, in its sole
                                            discretion, determines are recoverable from subsequent
                                            payments on or with respect to such Receivable or from
                                            other Receivables. The Servicer shall be entitled to
                                            reimbursement of Advances from subsequent payments on or
                                            with respect to the Receivables to the extent described
                                            in the related Prospectus Supplement.

OPTIONAL PURCHASE.........................  With respect to each series of Securities, the Servicer may purchase all of the Receivables held by the related
                                            Trust as of the last day of any month in which the Pool
                                            Balance (as defined in the related Prospectus
                                            Supplement) of such Trust at the close of business on
                                            the Distribution Date (as defined herein or in the
                                            related Prospectus Supplement) in such month is 10% or
                                            less (or such other percentage specified in the related
                                            Prospectus Supplement, which will not exceed 50%) of the
                                            Original Pool Balance (as defined in the related
                                            Prospectus Supplement) (calculated after giving effect
                                            to the principal balance of any Subsequent Receivables
                                            as of their respective Subsequent Cutoff Dates). Any
                                            such sale will be without recourse to either the Trust
                                            or the related holders of Securities of such series. See
                                            'Description of The Purchase Agreements and The Trust
                                            Documents -- Termination.'

TAX STATUS................................  With respect to a Trust issuing Certificates and Notes, the Prospectus Supplement may specify that the related
                                            Trust will be treated as either (i) a partnership, or
                                            (ii) a division of its single Certificateholder. In
                                            either event, upon the issuance of the related series of
                                            Securities, Morrison & Foerster LLP, federal tax counsel
                                            ('Federal Tax Counsel'), will deliver an opinion
                                            (subject to the assumptions set forth therein) to the
                                            effect that, for federal income tax purposes: (i) the
                                            proper

                                            treatment of any Notes of such series is as indebtedness
                                            and (ii) such Trust will not be characterized as an
                                            association (or a publicly traded partnership) taxable
                                            as a corporation. In respect of any such series, each
                                            Noteholder, if any, by the acceptance of a Note of such
                                            series, will agree to treat such Note as indebtedness
                                            for federal tax purposes, and each Certificateholder, by
                                            the acceptance of a Certificate of such series, will
                                            agree to treat such Trust as either a partnership in
                                            which such Certificateholder is a partner or as a
                                            division, as the case may be, for federal, state and
                                            local tax purposes. Alternative characterizations of
                                            such Trust and such Certificates are possible, but would
                                            not result in materially adverse tax consequences to
                                            Certificateholders.

                                            If the Prospectus Supplement specifies that the related
                                            Trust will be treated as a grantor trust, upon the
                                            issuance of the related series of Certificates, Federal
                                            Tax Counsel will deliver an opinion (subject to the
                                            assumptions set forth therein) to the effect that such
                                            Trust will be treated as a grantor trust for federal
                                            income tax purposes and will not be subject to federal
                                            income tax.

                                            If the Prospectus Supplement specifies that a Trust
                                            issuing Securities will not be treated as a partnership,
                                            but rather will be regarded as a security device for the
                                            issuance of debt, upon issuance of the related Series of
                                            Securities, Federal Tax Counsel will deliver an opinion
                                            (subject to the assumptions set forth therein) to the
                                            effect that, for federal income tax purposes, the
                                            Securities of the related series will be treated as
                                            indebtedness for federal income tax purposes and that
                                            the Trust will not be characterized as an association
                                            (or publicly traded partnership) taxable as a
                                            corporation. In respect of any such series, the related
                                            Seller will agree and each Securityholder, by acquiring
                                            an interest in a Security, will be deemed to agree to
                                            treat the Securities as indebtedness for federal, state
                                            and local tax purposes. Alternative characterizations of
                                            such Trust and such Securities are possible and
                                            potential investors are encouraged to consult their tax
                                            advisors before purchasing such Securities.

                                            See 'Federal Income Tax Consequences' for additional
                                            information concerning the application of federal income
                                            tax laws.

ERISA CONSIDERATIONS......................  Subject to the considerations discussed under 'ERISA
                                            Considerations' herein and in the related Prospectus
                                            Supplement, and to the extent specified in the related
                                            Prospectus Supplement, any Notes included in the offered
                                            Securities may be eligible for purchase by employee
                                            benefit plans or other retirement arrangements that are
                                            subject to either Title I of the Employee Retirement
                                            Income Security Act of 1974, as amended ('ERISA') or
                                            Section 4975 of the Internal Revenue Code of 1986, as
                                            amended (such plans or arrangements, 'Plans'). Certain
                                            Certificates may be eligible for purchase by Plans as
                                            specified in the related Prospectus

                                            Supplement. See 'ERISA Considerations' herein and in the
                                            related Prospectus Supplement.

RATINGS...................................  As a condition of issuance, the offered Securities of each series will be rated investment grade, that is, in
                                            one of the four highest rating categories, by at least
                                            one nationally recognized rating agency (a 'Rating
                                            Agency'), as specified in the related Prospectus
                                            Supplement. The ratings will be based on the Receivables
                                            related to each series, the terms of the Securities, and
                                            the subordination and any credit enhancement provided
                                            therefor. There is no assurance that the ratings
                                            initially assigned to such Securities will not be
                                            subsequently lowered or withdrawn by the Rating
                                            Agencies. In the event the rating initially assigned to
                                            any Securities is subsequently lowered for any reason,
                                            no person or entity will be obligated to provide any
                                            credit enhancement unless otherwise specified in the
                                            related Prospectus Supplement.

                                  RISK FACTORS

LIMITED LIQUIDITY

    There is currently no market for the Securities of any series. There can be no assurance that a secondary market for the Securities will develop or, if such a market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities. See 'Plan of Distribution.'

NATURE OF RECEIVABLES; UNDERWRITING PROCESS; SUFFICIENCY OF INTEREST RATES TO COVER LOSSES

    Although Franklin Capital believes that it carefully reviews and evaluates each credit before acceptance, no assurance can be given that the standards employed by Franklin Capital will be sufficient to protect the Securityholders from loss due to default by the Obligors, who may not meet in all cases the credit standards of other lenders. The Receivables supporting a particular series of Notes or Certificates may include obligations of borrowers with marginal credit history (often referred to as 'non-prime' obligations) or negative credit history ('sub-prime' obligations). Because of the greater credit risk associated with non-prime and sub-prime motor vehicle retail installment sale contracts, the interest rates charged on such contracts are generally higher than those rates charged on prime motor vehicle retail installment sale contracts. The range of APRs (as defined herein) of the Receivables will be set forth in the related Prospectus Supplement. There can be no assurance, however, that the interest rates on the Receivables in a particular pool will be sufficient to cover losses on other Receivables in such pool. The investors bear the risk of loss resulting from a failure of Franklin Capital's underwriting standards to accurately assess the creditworthiness of the Obligors on the Receivables supporting a particular series of Notes and/or Certificates, which could result in greater than expected delinquencies and losses on such Receivables. See 'Franklin Capital Corporation -- General.'

LIMITED ASSETS; SUBORDINATION

    No Trust will have any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account and/or any credit enhancement specified in the related Prospectus Supplement. The Notes, if any, of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any series will be insured or guaranteed by the Sellers, the Servicer, the applicable Owner Trustee, the applicable Indenture Trustee or, except as specified in the related Prospectus Supplement, any other person or entity. Consequently, Securityholders must rely for payment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, and any credit enhancement, if any, specified in the related Prospectus Supplement. In view of the reliance of Securityholders for payment, on payment of the related Receivables, potential investors should review the information set forth in the related Prospectus Supplement under the heading 'The Receivables -- Delinquency and Loss Experience.' To the extent specified in the related Prospectus Supplement, distributions with respect to some or all classes of Certificates may be subordinated in priority of payment to distributions on the Notes, if any, of such series and distributions on other classes of Certificates of such series. Any such subordination or credit enhancement will not cover all contingencies, and losses in excess of such coverage will be required to be borne directly by the affected Securityholders. In addition, holders of certain classes of Securities of a series may have the right to take actions that are detrimental to the interests of the Securityholders of certain other classes of Securities of such series, as specified in the related Prospectus Supplement. See 'Description of the Purchase Agreements and Trust Documents -- Credit Enhancement' and ' -- Amendment.'

RISK OF UNPERFECTED SECURITY INTERESTS IN FINANCED VEHICLES

    As part of the sale and assignment of Receivables to a Trust, security interests in the related Financed Vehicles will be assigned by the related Seller to such Trust. In most states, such an assignment is an effective conveyance of a security interest without amendment of any such security interest noted on a motor vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Such notation of a secured party's security interest is generally effected in such states by depositing with the applicable state motor vehicle registrar or similar state authority, the motor vehicle's certificate of title, an application containing the name and address of such secured party, and the necessary registration fees.

    Due to the administrative burden and expense that would be entailed in doing so, the certificates of title for the Financed Vehicles related to any Trust will not be endorsed to identify the related Trustee as the secured party, and will not be deposited with the motor vehicle registrar or other state authorities in any state. In the absence of such action, the Owner Trustee or the Indenture Trustee, as the case may be, may not have a perfected security interest in the Financed Vehicles related to such Trust in certain states and, in the event that another person obtains a perfected security interest in such a Financed Vehicle subsequent to the transfer of the Receivables to the related Trust, such person might acquire rights in such Financed Vehicle prior to the rights of the Trust. The related Seller and/or another party, if any, designated in the related Prospectus Supplement will covenant to repurchase any Receivable if, on the date of transfer of a Receivable to a Trust, a valid, existing and enforceable first priority security interest shall not have been perfected in favor of Franklin Capital, which shall have been assigned to the Trust, in the related Financed Vehicle. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle. Except as described above, neither the related Seller nor Franklin Capital will have any obligation to repurchase a Receivable as to which any of the occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to such Trust. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan (such as such Trust) liable to the related borrower for any violation by the lender. The related Seller will be obligated to repurchase any Receivable which fails to comply with such requirements. See 'Certain Legal Aspects of the Receivables -- Security Interests in Vehicles.'

CERTAIN MATTERS RELATING TO BANKRUPTCY

    Franklin Capital intends that any transfer of Receivables to a Seller will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of Franklin Capital. However, if Franklin Capital were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, the 'Insolvency Laws'), a creditor or trustee in bankruptcy thereof, or Franklin Capital as debtor-in-possession, might argue that such sale of Receivables was a pledge of Receivables rather than a sale and/or that the assets and liabilities of the related Seller should be consolidated with the assets and liabilities of Franklin Capital. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to Securityholders. In addition, a delay in or reduction of distributions to Securityholders could result if the related Seller were to become a debtor under any Insolvency Law and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to such Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor. In addition, if the transfer of any Receivables is recharacterized as a pledge, and a tax lien, other governmental lien, or other lien created by operation of law is imposed on the property of the Servicer, the holder of such lien may have priority over the Trust's interest in such Receivables.

SOCIAL, ECONOMIC AND OTHER FACTORS AFFECTING THE RECEIVABLES

    Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of a Trust with respect to the related Receivables. The related Prospectus Supplement will set forth any restrictions imposed by any Trust on concentrations of Receivables thereunder. The performance by such Obligors may be affected by a variety of social and economic factors. Economic factors include, but are not limited to, interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions, generally. However, the related Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the performance by any Obligors, or the availability of Subsequent Receivables in cases where Subsequent Receivables are to be transferred to a Trust as specified in the related Prospectus Supplement. See 'Franklin Capital Corporation.'

CONCENTRATION OF RECEIVABLES

    As of March 1, 2000, Franklin Capital Corporation originates motor vehicle retail installment sale contracts in the following nine states: Arizona, California, Colorado, Kansas, Nevada, New Mexico, Oregon, Utah and Washington. Economic conditions in these states and in the western United States are often volatile and from time to time have been adversely affected by diverse factors including disasters, contractions in the key industries and declining real estate values. Generally, economic conditions in these states have been favorable during the recent years. Thus economic conditions in recent years have not had an adverse effect on the loss and delinquency experience of the Receivables. However, no predictions can be made regarding future economic conditions in these states and in the western United States. An economic downturn in one or more of these states likely would result a deterioration of the loss and delinquency experience of the Receivables which in turn could lead to losses for Securityholders.

PREPAYMENTS ON RECEIVABLES' EFFECT ON YIELD OF SECURITIES

    The weighted average life of the Securities of the related series will be reduced by full or partial prepayments on the related Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by (if no other party is described in the related Prospectus Supplement as obligated to make such repurchases) Franklin Capital and the related Seller as a result of certain uncured breaches of representations and warranties made with respect to the Receivables, purchases by (if no other party is described in the related Prospectus Supplement as obligated to make such repurchases) the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables, if so specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities, the Servicer exercising its option to purchase all of the remaining Receivables of a Trust or, if and to the extent provided in the related Prospectus Supplement, the receipt of satisfactory bids for the purchase of the Receivables of the related Trust in the manner and on the respective terms and conditions specified in the related Prospectus Supplement.

    Franklin Capital has not as of the date of this Prospectus prepared data on prepayment rates. Franklin Capital can make no prediction as to the actual prepayment rates that will be experienced on the Receivables. Franklin Capital, however, believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables. Generally, the amounts paid to Securityholders will include all prepayments (which are not amounts representing Payaheads) on the Receivables. See 'Yield and Prepayment Considerations.'

    Any reinvestment risk, resulting from faster than expected prepayments of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. Faster rates of prepayments on the Receivables, may shorten the weighted average life of the Securities. If the weighted average life of the Securities is shortened, the expected rate and amount of return on the Securities may be reduced. A reinvestment of amounts received by Securityholders in other investments at a lower rate of return than the Securities could result in a lower yield to investors than they would have received had the weighted average life of the Securities remained unchanged.

RISK OF COMMINGLING

    With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, the Servicer will deposit all payments (net of certain fees) on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Monthly Period (as defined in the related Prospectus Supplement) into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that the Servicer, or any successor Servicer, satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the 'Rating Agencies') affirm their ratings of the related Securities at the initial level and provided that (i) there exists no Servicer Default (as defined herein and in the related Prospectus Supplement), (ii) the credit enhancement provider, if any, consents, and (iii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date. If such requirements are satisfied, the Servicer will deposit the aggregate Purchase Amount of Receivables purchased by it into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer. See 'Description of the Purchase Agreements and Trust Documents -- Collections.'

RISKS OF CERTIFICATEHOLDERS UPON WAIVER OF SERVICER DEFAULT

    Unless otherwise provided in the related Prospectus Supplement with respect to a series of Securities that includes Notes, in the event a Servicer Default occurs, the Indenture Trustee or the Noteholders with respect to such series may remove the Servicer without the consent of the Owner Trustee or any of the Certificateholders with respect to such series. The Owner Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, unless otherwise specified in the related Prospectus Supplement, the Noteholders of such series, evidencing at least a majority in principal amount of the then-outstanding Notes of the related series have the ability, on behalf of all such Noteholders and Certificateholders, to waive defaults by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except for a Servicer Default in making any required deposits to or payments from any of the Accounts in accordance with such Sale and Servicing Agreement, including defaults that could materially adversely affect the Certificateholders of such series. See 'The Notes -- The Indenture' and 'Description of The Purchase Agreements and The Trust Documents -- Waiver of Past Defaults.'

BOOK-ENTRY REGISTRATION

    Unless otherwise specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ('Cede'), or any other nominee for The Depository Trust Company ('DTC') set forth in the related Prospectus Supplement, and will not be registered in the names of the holders of the Securities of such series or their nominees. Unless otherwise specified in the related Prospectus Supplement, persons acquiring beneficial ownership interests in any Series of Securities may hold their interests through DTC in the United States or, in the case of any series of Notes, Clearstream Banking, societe anonyme ('Clearstream, Luxembourg') or the Euroclear System ('Euroclear') in Europe. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Owner Trustee or any applicable Indenture Trustee as 'Certificateholders,' 'Noteholders' or 'Securityholders,' as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See 'Certain Information Regarding the Securities -- Book-Entry Registration.'

                                   THE TRUSTS

    Each Seller will establish a Trust with respect to each series of Securities by selling and assigning the Trust Property, as described below, to the Owner Trustee pursuant to the Trust Documents. Prior to the sale and assignment of the related Receivables pursuant to the related Trust Documents, such Trust will have no assets or obligations. Each Trust will not engage in any business activity other than acquiring, holding and, if so specified in the related Prospectus Supplement, selling the Trust Property, issuing Certificates and Notes, if any, of such series and distributing payments thereon.

    Each Certificate will represent a fractional undivided ownership interest in, and each Note, if any, will represent an obligation of, the related Trust. The property of the Trust will include, (i) motor vehicle retail installment sale contracts, as specified in the related Prospectus Supplement, between Dealers and retail purchasers (the 'Obligors') of new and used automobiles and light trucks and (ii) all payments received thereunder on or after the Initial Cutoff Date or Subsequent Cutoff Date, as the case may be, as specified in the related Prospectus Supplement and, with respect to Precomputed Receivables, certain monies received thereunder on or prior to the related cutoff Date that are due after such cutoff Date, as specified in the related Prospectus Supplement. The Receivables were or will be originated by Dealers in accordance with Franklin Capital's requirements under agreements with Dealers for assignment to Franklin Capital, have been or will be so assigned, and evidence or will evidence the indirect financing made available to the Obligors. If specified in the related Prospectus Supplement, the Receivables may be originated directly by Franklin Capital or acquired by Franklin Capital in bulk and other purchases from third-party lenders or the Franklin Bank. On or before the closing date specified in the related Prospectus Supplement, Franklin Capital will sell the Initial Receivables to the related Seller for sale to the Trust. Subsequent Receivables, if any, will be conveyed to the Trust during the applicable Funding Period, as provided in the related Prospectus Supplement. Any such Subsequent Receivables will constitute property of the Trust.

    The property of each Trust also will include, to the extent set forth in the Prospectus Supplement, (i) such amounts as from time to time may be held in separate trust accounts (such as the 'Collection Account,' the 'Certificate Distribution Account,' the 'Payahead Account,' and the 'Distribution Account' as may be specified in the related Prospectus Supplement) established and maintained pursuant to the Trust Documents, and the proceeds of such accounts;
(ii) security interests in the related Financed Vehicles and any accessions thereto; (iii) amounts payable to the Servicer under any dealer recourse obligations (as specified in the related Prospectus Supplement) (in the event of breach of the warranties of such Dealer); (iv) the right to proceeds of credit life, credit disability, and physical damage insurance policies covering the related Financed Vehicles; (v) the rights of the related Seller under the Trust Documents; (vi) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables,
(vii) the Receivables Files; (viii) the Certificate Policy and/or the Note Policy, as the case may be, as specified in the related Prospectus Supplement;
(ix) any and all proceeds of the foregoing; and (x) any other property assigned to the Trust, as specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, a Payahead Account, a Pre-Funding Account, a reserve account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Owner Trustee or an Indenture Trustee for the benefit of holders of the related Securities.

    The Receivables transferred to the Trust, will consist of receivables financed under Franklin Capital's Prime (as defined herein) credit programs ('Prime Receivables'), Franklin Capital's Non-prime (as defined herein) credit programs ('Non-Prime Receivables') and Franklin Capital's Sub-prime (as defined herein) credit programs ('Sub-Prime Receivables'). Currently, there is no maximum limit on the amount of Non-Prime Receivables and Sub-Prime Receivables that may constitute the Trust Property for any Trust.

    The Servicer will service the Receivables held by each Trust, and will be compensated for acting as the Servicer. See 'Description of the Purchase Agreements and the Trust Documents -- Servicing Compensation.' To facilitate servicing and to minimize administrative burden and expense, the Servicer will retain physical possession of the Receivables and documents relating thereto as custodian for the Owner Trustee or the Indenture Trustee, as the case may be. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment of the security interest in the Financed Vehicles to any Owner Trustee or Indenture Trustee. In the absence of such amendment, an Owner Trustee or Indenture Trustee may not have a perfected security interest in the related Financed Vehicles in certain states. See 'Certain Legal Aspects of the Receivables -- Security Interests in Vehicles.' The Owner Trustee and any Indenture Trustee will not be responsible for the legality, validity or enforceability of any security interest in any Financed Vehicle.

    If the protection provided to the holders of any Securities by the subordination of any Securities or by any credit enhancement is insufficient, such Securityholders would have to look for payment on their Securities to the Obligors on the related Receivables, the proceeds from the repossession and sale of the related Financed Vehicles which secure such Receivables, and the proceeds, if any, from Dealer Recourse Obligations. In such event, certain factors, such as the Owner Trustee's or the Indenture Trustee's not having perfected security interests in the related Financed Vehicles in certain states, may affect such Trust's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders. See 'Certain Legal Aspects of the Receivables.'

THE OWNER TRUSTEE

    The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of the Securities of such series will be limited solely to the express obligations of such Owner Trustee set forth in the related Trust Documents. An Owner Trustee may resign at any time, in which event the related Seller or its successor will be obligated to appoint a successor trustee which is eligible under the related Trust Documents. The related Seller also may remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Documents or if the Owner Trustee becomes insolvent. In such circumstances, the related Seller will be obligated to appoint a successor trustee eligible under the related Trust Documents. Any resignation or removal of an Owner Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                                THE RECEIVABLES

GENERAL

    Unless the related Prospectus Supplement specifies that some or all of the Receivables were or will be originated directly by Franklin Capital or are to be acquired in bulk and other purchases from third-party lenders or its affiliate the Franklin Bank, the Receivables held by each Trust will be purchased by Franklin Capital in its ordinary course of business from Dealers pursuant to its underwriting standards. Franklin Capital's underwriting standards emphasize a review of the borrower's creditworthiness and ability to repay his or her obligations underlying the related motor vehicle retail installment sale contract, as well as the asset value of the related motor vehicle. Unless the related Prospectus Supplement specifies otherwise, similar underwriting standards will have been applied to Receivables originated by Franklin Bank or any third-party lender from which Receivables are acquired. Each of the Receivables to be held by Trust (i) will be originated in the United States,
(ii) will be secured by new or used automobiles and light trucks, (iii) will provide for level monthly payments which fully amortize the amount financed over its original term to maturity (except for the last payment which may be minimally different), (iv) will be either a Precomputed Receivable or Simple Interest Receivable (each as defined below), and (v) will satisfy the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed to be adverse to the Securityholders of any series will be utilized in selecting the Receivables from qualifying motor vehicle retail installment sale contracts owned by Franklin Capital. Franklin Capital's underwriting criteria include specific limits as to the amount of financing that may be provided to a particular borrower which is based on several factors, including a borrower's credit history and the value of the vehicle to be financed. However, the established underwriting procedures provide for financing above such limits if certain conditions are satisfied. Accordingly, there is no established maximum that may be financed in respect of any borrower or any vehicle. Franklin Capital's underwriters may decide to approve financing in excess of the value of a vehicle if they determine that other factors (such as a borrower's income, employment history, credit history, length of residency and total outstanding debt) compensate for the increased loan-to-value ratio of such financing. To the extent financing is provided to a borrower in excess of the value of the vehicle to be financed, a default by such borrower could result in the Trust realizing a loss of the amount financed in excess of the value of such vehicle. Any obligation of a Trust to purchase Subsequent Receivables shall be subject to such additional conditions as may be specified in the related Prospectus Supplement.

    'Precomputed Receivables' consist of either (i) monthly actuarial receivables ('Actuarial Receivables') or (ii) receivables that provide for allocation of payments according to the 'sum of periodic balances' or 'sum of monthly payments' method, similar to the 'Rule of 78's' ('Rule of 78's Receivables'). An Actuarial Receivable provides for amortization of the loan over a series of fixed, level-payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate ('APR') of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the borrower of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the 'Rule of 78's.'

    'Simple Interest Receivables' are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed since the preceding payment of interest was made based on a 30 day month and a 360 day year. As regular payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the borrower pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

    If a Rule of 78's Receivable is prepaid, the borrower is required to pay earned interest on such Receivable and is not required to pay any 'unearned' add-on interest included in the gross Receivable. If a Simple Interest Receivable is prepaid, the borrower is required to pay interest only to the date of prepayment. The amount of a rebate in respect of 'unearned' add-on interest under a Rule of 78's Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

    Unless otherwise specified in the related Prospectus Supplement, each Trust will account for the Rule of 78's Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding Principal Balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) and not rebated to the borrower as described above will not be paid to Noteholders or passed through to Certificateholders but will be paid to the Servicer as additional servicing compensation. Unless otherwise specified in the related Prospectus Supplement, each Trust will account for the Simple Interest Receivables by allocating principal and interest payments thereon in accordance with the simple interest method.

    Information with respect to the Receivables held by each Trust will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, distribution by APR, states of origination and portion secured by new and used automobiles and light trucks.

DELINQUENCIES, CHARGE-OFF POLICIES AND NET LOSSES

    Certain information concerning Franklin Capital's delinquency and loss experience with respect to its portfolio of retail installment sale contracts for new and used automobiles and light trucks acquired will be set forth in the related Prospectus Supplement.

    Franklin Capital measures delinquency on a contractual basis which classifies the accounts into 30, 60, 90 and 120+ categories based on monthly payment cycles elapsed from the date a payment is due under the motor vehicle retail installment sale contract (the 'due date'). Amounts delinquent must not exceed $25.00 in the aggregate, after application of any portion of such installment payment necessary to satisfy any prior shortfalls, for a contract to be considered current.

    Franklin Capital's collectors are assigned to specific delinquent accounts and attempt to contact the delinquent borrower by telephone and letter, based on the duration of the delinquency and history of the account. Repossession procedures typically begin when a motor vehicle retail installment sale contract becomes forty-five (45) to sixty (60) days delinquent, however, repossession procedures for sub-prime contracts will typically begin earlier. Repossession is carried out by independent contractors in conformity with specific procedures adopted by Franklin Capital.

    Franklin Capital's policy is to charge off a delinquent account as follows:
(i) when a repossessed motor vehicle is sold; (ii) other than in the case of bankruptcy, at the end of the month in which it becomes and remains 120 days delinquent and the motor vehicle is in Franklin Capital's possession for at least 45 days, the loan balance will be charged off; (iii) in the case of bankruptcies, (a) at the end of the month in which it becomes and remains 180 days delinquent, the loan balance will be charged off, (b) at the end of the month in which the motor vehicle is repossessed and sold, the loan balance will be charged off or (c) if the borrower resumes payments under a court-approved plan, once three payments have been made, the loan will be removed from bankruptcy status and returned to current status and any reduction or forgiveness of the balance of the loan by a bankruptcy court, a 'cram-down' loss, will be taken as a charge-off; or (iv) in all other cases the loan will be charged-off at the end of the month in which it becomes and remains 120 days delinquent.

    Policies for charging-off an account do not differ based upon whether a receivable is owned by Franklin Capital or sold to a Trust. The proceeds of resale of repossessed financed motor vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable.

    Franklin Capital follows specific procedures with respect to extensions of the contract maturity date. Generally, an extension requires the demonstration of financial difficulties based on extraordinary circumstances and the approval of management. In addition, contracts are not rewritten unless Franklin Capital determines that this is the only method to realize some recovery on the contract.

DELINQUENCY AND LOSS EXPERIENCE

    Franklin Capital began operations in November 1993. The table below sets forth the delinquency and loss experience as of the end of each of the periods indicated. The information set forth in the following table may be affected by the size, rapid growth and relative lack of seasoning of the Receivables. Accordingly, no assurances can be given that the delinquency and loss experience presented in the tables below will be indicative of such experience on the Receivables.

                          FRANKLIN CAPITAL CORPORATION
                   HISTORICAL DELINQUENCY AND LOSS EXPERIENCE

                                                                   AS OF
                                  ------------------------------------------------------------------------
                                  SEPTEMBER 30   SEPTEMBER 30   SEPTEMBER 30   SEPTEMBER 30   SEPTEMBER 30
DELINQUENCY EXPERIENCE                1996           1997           1998           1999           2000
----------------------            ------------   ------------   ------------   ------------   ------------
Portfolio Outstanding at end of
 period(1)......................  $174,589,677   $154,271,605   $174,051,033   $245,912,696   $363,186,776
Delinquencies at end of
 period(2)
   30-59 days...................  $  4,129,543    $ 1,929,654    $ 1,162,589    $ 1,858,105   $  3,021,294
   60-89 days...................     1,969,257        729,097        471,116        613,692      1,225,530
   90 days or more..............     2,067,850      1,326,175        591,084        589,888        924,927
                                  ------------   ------------   ------------   ------------   ------------
Total delinquencies.............  $  8,166,650    $ 3,984,926    $ 2,224,789    $ 3,061,685   $  5,171,751
                                  ------------   ------------   ------------   ------------   ------------
Total delinquencies as a
 percentage of portfolio
 outstanding at end of period...           4.7%           2.6%          1.28%          1.25%          1.42%
                                  ------------   ------------   ------------   ------------   ------------
                                  ------------   ------------   ------------   ------------   ------------

                                                         DURING FISCAL YEARS ENDED
                                  ------------------------------------------------------------------------
                                  SEPTEMBER 30   SEPTEMBER 30   SEPTEMBER 30   SEPTEMBER 30   SEPTEMBER 30
CREDIT/LOSS EXPERIENCE                1996           1997           1998           1999           2000
----------------------            ------------   ------------   ------------   ------------   ------------
Average portfolio outstanding
 during period(1)(3)............ $196,747,716   $162,745,276   $159,336,467   $203,783,780    $308,038,920
Average number of loans
 outstanding during period......          n/a         14,780         15,282         18,256          23,712
Number of repossessions during
 period.........................          n/a            760            498            504             648
Repossessions as a percentage of
 average number of loans
 outstanding during period......          n/a            5.1%           3.3%           2.8%            2.7%
Gross charge-off(4).............  $12,082,834    $ 6,580,261    $ 3,065,263    $ 3,762,725    $  5,716,206
Recoveries(5)...................    1,408,190      1,854,461        990,349      1,032,369       1,358,086
                                 ------------   ------------   ------------   ------------   ------------
Net losses......................  $10,674,644    $ 4,725,800    $ 2,074,914    $ 2,730,356    $  4,358,120
                                 ------------   ------------   ------------   ------------   ------------
Net losses as a percentage of
 average portfolio outstanding
 during the period..............          5.4%           2.9%          1.30%          1.34%           1.41%
                                 ------------   ------------   ------------   ------------    ------------
                                 ------------   ------------   ------------   ------------    ------------

------------

Notes

(1) For simple interest contracts, Portfolio Outstanding represents the outstanding principal balance plus the insurance receivable (if any). For Rule of 78's contracts, Portfolio Outstanding represents the gross receivable less unearned discount, unearned insurance receivable (if any), and unearned insurance interest receivable (if any). Portfolio Outstandings are reduced by any rejected or
                                              (footnotes continued on next page)

(footnotes continued from previous page)

    unapplied payments, but such amounts are not subtracted from the balances of delinquent contracts. Starting in February 1996, Portfolio Outstanding also includes unearned dealer reserve.

(2) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes receivables on hand that have not been charged-off.

(3) Average calculated on a daily basis, except as noted.

(4) Gross charge-offs represents the outstanding balance (calculated as per 1 above) of contracts charged-off in the period less proceeds from the disposition of the collateral, net of any repossession expenses and unearned interest and dealer reserve.

(5) Recoveries represents amounts received on previously charged-off contracts net of recovery expenses.

    Franklin Capital's portfolio of motor vehicle retail installment sale contracts experienced an upward trend in losses that peaked roughly at the end of 1996. During this period, Franklin Capital significantly increased its origination volume. The rapid expansion brought with it, among other things, greater occurrences of Dealer fraud and applicant fraud, and a decreased ability of Franklin Capital to manage its rapid expansion. As a result, Franklin Capital curtailed its expansion plans and proceeded to reexamine its origination and servicing processes. Franklin Capital implemented an extensive verification process to detect and thwart Dealer and applicant fraud as well as new underwriting guidelines. From the end of 1996 through the present, Franklin Capital's portfolio of motor vehicle retail installment sale contracts experienced a reversal of the upward trend of losses on receivables. Franklin Capital believes that the improved loss and delinquency experience is attributable to a large degree to its revised underwriting procedures adopted in early 1996. Franklin Capital believes that delinquencies and losses for the fiscal year ended September 30, 2000 increased slightly relative to the delinquencies and losses from the fiscal year ended September 30, 1999 due to a reduction by Franklin Capital in its origination of prime loans. This reduction had the effect of increasing the percentage of non-prime loans originated by Franklin Capital, and non-prime loans tend to exhibit higher delinquency and loss rates than prime loans.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    Interest paid on the Receivables will be passed through or paid, as the case may be as specified in the related Prospectus Supplement, to Securityholders on each Distribution Date as defined in and set forth in the related Prospectus Supplement, in an amount equal to one-twelfth of the applicable annual Pass-Through Rate applied to the applicable Certificate Balance or the applicable annual Interest Rate on the applicable Note Balance as of the date specified in the Prospectus Supplement. In the event of prepayments on Receivables, Securityholders will nonetheless be entitled to receive interest for the full month in which such prepayment occurs.

    All the Receivables are generally prepayable at any time. If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life (i.e., the weighted average life assuming that payments will be made as scheduled, and that no prepayments will be made). (For this purpose, the term 'prepayments' also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.) Weighted average life means the average amount of time during which each dollar of principal on a Receivable is outstanding. The payment characteristics of the Receivables held by a Trust will be specified in the related Prospectus Supplement.

    The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer. Franklin Capital has not as of the date of this Prospectus prepared data on prepayment rates. Franklin Capital can make no prediction as to the actual prepayment rates that will be experienced on the Receivables. Franklin Capital, however, believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Securityholders of the related Trust. See 'Description of the Purchase Agreements and the Trust Documents -- Termination' regarding (i) the Servicer's option to purchase all of the Receivables of a Trust as of the last day of any month in which the Pool Balance of such Trust at the close of business on the last day of any Monthly Period is 10% (or such other percentage specified in the related Prospectus Supplement, which will not exceed 50%) or less of the Original Pool Balance (calculated after giving effect to the principal balance of any Subsequent Receivables as of their respective Subsequent Cutoff Dates) and (ii) the sale of the Receivables if so specified in the related Prospectus Supplement if satisfactory bids for the purchase of the Receivables are received.

    Since the rate of payment of principal on the Receivables will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Securities may vary from the anticipated yield may depend upon the degree to which it is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Receivables. Further, an investor should consider the risk that, in the case of any class of Securities purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a class of Securities purchased at a premium, a faster than anticipated rate of principal payments on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield.

              CERTIFICATE AND NOTE FACTORS AND TRADING INFORMATION

    The Servicer will compute each month a 'Certificate Factor' for each class of Certificates which will be a fraction, expressed as a seven-digit decimal, the numerator of which will be the Certificate Balance of a class of Certificates as of the close of business on the Distribution Date as specified in the related Prospectus Supplement in that month and the denominator of which will be the respective original outstanding principal balances of such class of Certificates of such series. The Certificate Factor will not change as a result of the addition of Subsequent Receivables. The Servicer will compute each month a 'Note Factor' for each class of Notes, if any, which will be a fraction, expressed as a seven-digit decimal, the numerator of which will be the remaining outstanding principal balance with respect to such Notes as of each Payment Date as specified in the related Prospectus Supplement and the denominator of which will be the original outstanding principal balance of such class of Notes. Each Certificate Factor and each Note Factor will be 1.0000000 as of the Initial Cutoff Date for such series; thereafter, the Certificate Factor and the Note Factor will decline to reflect reductions in the Certificate Balance of the applicable class of Certificates and the Note Factor will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, as the case may be, as a result of scheduled payments collected, prepayments and liquidations of the Receivables (and also as a result of a prepayment arising from application of amounts on deposit in the Pre-Funding Account). The amount of a Certificateholder's pro rata share of the Certificate Balance for the related class of Certificates can be determined on any date by multiplying the original denomination of the holder's Certificate by the applicable Certificate Factor as of the close of business on the most recent Distribution Date. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Factor.

    Pursuant to each Trust and pursuant to the related Trust Documents, the Securityholders thereunder will be entitled to receive monthly reports concerning the payments received on the Receivables, additions of Subsequent Receivables, if any, and the reduction in the Pre-Funded Amount, if any, the Certificate Balance, the Note Balance, the Certificate Factor or Certificate Factors for each class of Certificates, the Note Factor or Note Factors for each class of Notes and various other items of information with respect to such series. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See 'Certain Information Regarding the Securities -- Statements to Securityholders.'

                                USE OF PROCEEDS

    The net proceeds to be received by each Seller from the sale of each related series of Securities will be applied to the purchase of the related Receivables from Franklin Capital and, if specified in the related Prospectus Supplement, to the deposit of the related Pre-Funded Amount, if any, in the related Pre-Funding Account and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement.

                                  THE SELLERS

FRANKLIN RECEIVABLES LLC

    Franklin Receivables LLC ('Franklin LLC'), a wholly-owned subsidiary of Franklin Capital, was formed in the State of Delaware in June 1998. Franklin LLC was organized for limited purposes, which include purchasing receivables from Franklin Capital and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of Franklin LLC are located at 47 West 200 south, Suite 500, Salt Lake City, Utah 84101. The telephone number of such offices is (801) 238-6700.

    Franklin LLC has taken and will take steps in structuring the transactions contemplated hereby and in the related Prospectus Supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by Franklin Capital under any Insolvency Law will result in the consolidation of the assets and liabilities of Franklin LLC with those of Franklin Capital. These steps include the creation of Franklin LLC as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement, operational agreement or other similar organizational documents containing certain limitations (including restrictions on the nature of Franklin LLC's business and a restriction on Franklin LLC's ability to commence a voluntary case or proceeding under any Insolvency Law). Franklin LLC's organizational documents will include a provision that requires that one of its members be a special-purpose entity the board of directors of which has at least one director who qualifies under its organizational documents as an 'Independent Director.'

FCC RECEIVABLES CORP.

    FCC Receivables Corp. ('FCC Corp.'), a wholly-owned subsidiary of the Franklin Capital, was incorporated in the State of Delaware in February 1995. FCC Corp. was organized for limited purposes, which include purchasing receivables from Franklin Capital and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of FCC Corp. are located at 47 West 200 South, Suite 500, Salt Lake City, Utah 84101. The telephone number of such offices is (801) 238-6700.

    FCC Corp. has taken and will take steps in structuring the transactions contemplated hereby and in the related Prospectus Supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by Franklin Capital, under any Insolvency Law will result in the consolidation of the assets and liabilities of FCC Corp. with those of Franklin Capital. These steps include the creation of the FCC Corp., as a separate, limited-purpose subsidiary pursuant to Articles of Incorporation containing certain limitations (including restrictions on the nature of FCC Corp.'s business and a restriction on FCC Corp.'s ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). FCC Corp.'s Articles of Incorporation include a provision that requires FCC Corp. to have at least one director who qualifies under the Articles of Incorporation as an 'Independent Director.'

    If, notwithstanding the foregoing measures a court concluded that the assets and liabilities of a Seller should be consolidated with the assets and liabilities of Franklin Capital in the event of the application of any Insolvency Law to Franklin Capital or a filing were made under any Insolvency Law by or against a Seller, or if an attempt were made to litigate any of the foregoing issues, delays in the distributions on the Securities (and possible reductions in the amount of such distributions) could occur.

                          FRANKLIN CAPITAL CORPORATION

GENERAL

    The material below describes Franklin Capital's business operation as of the date hereof, which may change, as specified in the related Prospectus Supplement.

    Franklin Capital Corporation ('Franklin Capital'), a subsidiary of Franklin Resources, Inc., is a Utah corporation which commenced operations in November 1993 to expand Franklin Resources' automotive lending activities. Franklin Capital conducts its business primarily in the Western region of the United States and originates its loans through a network of automotive dealerships representing a wide variety of makes and models. Franklin Capital opened its first branch office in Vancouver, Washington in October 1999 and intends to open an additional branch office in Phoenix, Arizona in the near future. Franklin Capital offers several different loan programs to finance new and used motor vehicles. As of September 30, 2000, Franklin Capital's total assets included $168.7 million of gross motor vehicle retail installment sale contracts and $8.7 million consumer electronics financing receivables. Franklin Capital indirectly originates and services motor vehicle retail installment sale contracts for itself and for its affiliate, Franklin Bank. Franklin Capital provides indirect financing (by the purchase of motor vehicle retail installment sale contracts from automotive dealers) of automotive purchases by individuals with prime, non-prime and sub-prime credit.

    PRIME. The prime market segment is comprised of individuals who are deemed to be relatively low credit risks due to, among other things, the dependable manner in which they have handled previous credit, an extensive and favorable prior credit history and/or their extensive financial resources. Because of the lower credit risk associated with prime motor vehicle retail installment sale contracts, the interest rates charged on such contracts are generally lower than those rates charged on non-prime or sub-prime motor vehicle retail installment sale contracts.

    NON-PRIME. The non-prime market segment is comprised of individuals who are deemed to be moderate credit risks due to, among other things, weaknesses in prior credit history, limited prior credit history and/or limited financial resources. Because of the greater credit risk associated with non-prime motor vehicle retail installment sale contracts, the interest rates charged on such contracts are generally higher than those rates charged on prime motor vehicle retail installment sale contracts.

    SUB-PRIME. The sub-prime market segment is comprised of individuals who are deemed to be relatively high credit risks due to, among other things, the poor manner in which they have handled previous credit as reflected in their prior credit history or limited credit history. Because of the greater credit risk associated with sub-prime motor vehicle retail installment sale contracts, the interest rates charged on such contracts are generally much higher than those rates charged on prime or non-prime motor vehicle retail installment sale contracts. The range of APRs of the Receivables will be set forth in the related Prospectus Supplement. There can be no assurance, however, that the interest rates on the Receivables in a particular pool will be sufficient to cover losses on other Receivables in such pool.

    Franklin Capital serves as an alternative source of financing to automotive dealers by offering them a portfolio of different motor vehicle financing programs, each developed to target a different credit tier of borrower, thereby providing automotive dealers a one-stop lending alternative for their prime, non-prime and sub-prime borrowers. Franklin Capital currently purchases the majority of its motor vehicle retail installment sale contracts through a network of approximately 531 new and/or used car dealers ('Dealers') located in the following twelve states: Arizona, California, Colorado, Georgia, Kansas, Missouri, Nevada, New Mexico, North Carolina, Oregon, Utah, and Washington. Most of Franklin Capital's existing Dealers are located in California and sell both new and used motor vehicles. The related Prospectus Supplement will specify the geographic distribution of the specific Receivables included in the related Trust.

    In the future, Franklin Capital may directly offer to consumers loans for the purchase of motor vehicles. The related Prospectus Supplement will disclose whether any Receivables to be sold to a Trust include loans originated directly by Franklin Capital. Unless the related Prospectus Supplement provides otherwise, the underwriting guidelines to be applied by Franklin Capital when originating automobile loans will be the same as those it applies when reviewing credit applications received from Dealers.

    Franklin Capital has developed certain procedures and controls to investigate and analyze each credit applicant in an effort to eliminate those applicants whose credit characteristics indicate too great a probability of loss. This procedure includes an investigation, verification, and evaluation process of credit bureau reports as well as the general credit information provided by both Dealer and applicant. In addition, Franklin Capital uses collection procedures and systems that are designed to ensure that the borrowers clearly understand their credit obligations. For example, Franklin Capital uses a monthly billing system in order to continually remind borrowers of their monthly payment obligations and has established a 'welcoming' process that educates each borrower, both verbally and in writing, of its obligations.

DEALER RELATIONSHIPS

    Franklin Capital solicits business from Dealers through its marketing representatives. The Franklin Capital marketing representatives mainly target new and used dealerships. Used car only dealerships are contracted on an exception basis. Before Franklin Capital will do business with a Dealer, a marketing representative is required to physically visit the potential dealer in order to evaluate its operations. Additionally, for Dealers in respect of which Franklin Capital has recourse for the entire dealer reserve (as described below), Franklin Capital will obtain a Dun and Bradstreet report annually to evaluate the Dealer's ability to pay back the reserve with respect to loans which prepay during a specified period of time. Once selected, if a Dealer is interested in Franklin Capital's financing program, the Dealer and Franklin Capital enter into a non-exclusive written dealer agreement (a 'Dealer Agreement'). Purchases of loans are generally without recourse to the Dealer, except that Franklin Capital has recourse for breaches of representations and warranties including, among others, that (i) the financed motor vehicle is properly registered showing Franklin Capital as lienholder; (ii) unless otherwise specified in the related motor vehicle retail installment sale contract, the full down payment specified in the contract was received by the Dealer in cash; (iii) certain representations and warranties by the Dealer regarding the contract, the financed motor vehicle, the contract process and manner of sale are true and correct; and (iv) the Dealer has complied with applicable laws and may have recourse to the extent of some or all of the 'dealer reserve,' constituting the Dealer's profit for the lending transaction.

    Franklin Capital's representatives train Dealer's personnel in Franklin Capital's finance programs. This training is continuous since dealerships generally experience a relatively high degree of personnel turnover. The training provided by Franklin Capital is designed to assist Dealers in identifying consumers who will qualify for financing by Franklin Capital and structuring transactions that meet Franklin Capital's requirements.

    In the event that an individual elects to finance the purchase of a motor vehicle through a Dealer, the Dealer will submit a borrower's credit application to Franklin Capital and other financing sources for a review of the borrower's credit worthiness and proposed transaction terms. Such reviews generally take into account, among other things, the individual's credit history and capacity to pay, residence and job stability. After reviewing the credit application, each finance source will notify the Dealer whether it is willing to purchase the contract and, if so, under what conditions. If more than one finance source has offered to purchase the contract, the Dealer typically will select the source based on its relationship with the lender, an analysis of the 'buy rate' or interest rate, discounts, fees, and/or other terms and conditions stipulated by the finance source.

LOAN ORIGINATION

    CURRENT LOAN PROGRAMS. Franklin Capital currently offers seven different loan programs (each priced according to the credit risk involved) designed to meet the needs of different prime, non-prime, and sub-prime borrowers. Franklin Capital's current financing programs include: (i) two programs (the 'Platinum' and 'Gold') targeted to prime-quality borrowers with excellent credit history (within the Platinum program, Franklin Capital offers a 'Fast Fund' program, which is an automatic pre-approval underwriting program for high credit quality borrowers); (ii) three programs (the 'Silver,' 'Copper' and 'Bronze') designed to meet the needs of certain non-prime borrowers with slightly less credit worthiness than Platinum and Gold borrowers; (iii) one program (the 'First-Time Buyer' program) for non-prime borrowers with limited or no credit history; and (iv) one program ('Subprime 1'), for borrowers who have negative credit history. Franklin Capital used to have a second program ('Subprime 2') for borrowers who have negative credit history, but this program was discontinued in March 1999.

    PRE-1996 PROGRAMS. Prior to January 1996, Franklin Capital offered four loan programs entitled 'Premier,' 'Preferred,' 'Standard' and 'First-time Buyer' which were targeted at a mix of prime and non-prime borrowers ('Pre-1996 Programs'). The Pre-1996 Programs were discontinued in December 1995. Franklin Capital anticipates that a portion of the Receivables of the first Trust will include motor vehicle retail installment sale contracts originated under the Pre-1996 Programs. Subsequent Trusts may have some Receivables originated under the Pre-1996 Programs. The related Prospectus Supplement will disclose the percentage of Receivables, if any, originated under the Pre-1996 Programs included in the related Trust.

CREDIT EVALUATION PROCEDURES

    Each motor vehicle retail installment sale contract is purchased after a review in accordance with Franklin Capital's current underwriting procedures described below. These procedures are intended to assess the ability of all applicants for a proposed motor vehicle retail installment sale contract to make payments under such contract and the adequacy of the motor vehicle as collateral.

    Following its commencement of business in 1993, Franklin Capital substantially expanded Franklin Resources' automotive lending business. Franklin Capital experienced increased losses beginning in 1994 and as a result revised its original credit underwriting procedures. The revised procedures were first implemented in January, 1996. Set forth below is a description of the current underwriting procedures, followed by a description of those applied prior to 1996.

    CURRENT UNDERWRITING PROCEDURES. The Dealers require an applicant to complete an application which generally includes such information as the applicant's income, deposit accounts, liabilities, credit and employment history and other personal information. The application is reviewed for completeness and compliance with Franklin Capital's guidelines. Franklin Capital generally requires verification of certain applicant and/or Dealer provided information prior to funding a loan. Franklin Capital evaluates applicants by considering, based on information provided in the application and the credit bureau reports referred to below, certain credit factors, including, among others, such applicant's credit bureau score, length and quality of credit history, loan-to-value ratio, down payment percentage, employment history, residency history, debt-to-income ratio and payment-to-income ratio. Of the foregoing factors, Franklin Capital places primary emphasis on an applicant's credit bureau score.

    Each of the various current loan programs offered by Franklin Capital sets forth specific criteria for the different credit factors reviewed by Franklin Capital (including the credit bureau score) which must be met in order for the applicant to qualify for a particular loan program. Franklin Capital's underwriters are given a degree of discretion to purchase motor vehicle retail installment sale contracts with credit factors outside specified ranges of the credit criteria. Exceptions outside of the specified ranges require authorized approval and must be documented. In addition, authorized approval is required for approval (even those which fit the specified underwriting criteria for those programs) of all contracts: (i) with outstanding balances greater than $35,000; and (ii) under the Subprime 1 program.

    The Subprime 1 program was designed for borrowers with negative credit histories but who are in the process of reestablishing good credit. The Borrower may have experienced severe credit problems in the past including bankruptcy and repossession, but has reestablished good credit. The Borrower must demonstrate stable employment and residency and should not have experienced any recent credit problems.

    PRE-1996 UNDERWRITING PROCEDURES. Prior to January 1996 the underwriting criteria was judgmental. The approval process relied heavily on the underwriter's experience and a set of general underwriting guidelines and no credit bureau score was used. Underwriters could make exceptions to the underwriting criteria without additional authorization. Cursory verification of Dealer and applicant information was performed. Except for applicants who were first-time buyers, the maximum permitted loan-to-value ratio was 125% of dealer invoice on new cars or Kelly Blue Book value on used cars.

Borrowers were offered loans under the various programs based on the depth of credit history and stability of the applicant.

    The first-time buyer program was designed for an applicant with minimal if any credit history, but who had demonstrated some stability in income. The amount financed was limited to the dealer invoice amount or the wholesale Kelly Blue Book value. Borrowers had to provide proof of 18 months of continuous full-time employment and 18 months at the same residence. The borrower was not likely to have any credit history, but may have recently opened low credit limit retail credit lines or bankcards. The Dealer was required to provide documentation to verify the applicant's status as a first-time buyer.

LOSS EXPOSURE MANAGEMENT

    Franklin Capital believes it has designed its finance programs to limit the loss exposure on each transaction. The degree of exposure in any transaction is a function of (i) determining the borrower's intent to pay; (ii) determining the borrower's ability to pay; (iii) the extent of credit granted compared to the value of the automobile; and (iv) the possibility of physical damage to the automobile. Franklin Capital seeks to control loss exposure by: (i) careful analysis of the applicant's credit history; (ii) determining whether the applicant has sufficient disposable income to meet existing obligations, including the obligation resulting from the proposed transaction; (iii) limiting the credit it is willing to extend based upon its assessment of the value of the underlying collateral and the applicant's other credit characteristics; and (iv) contractually requires physical damage insurance to be maintained at all times to protect its financial interest.

    Additionally, to insure performance within established guidelines, Franklin Capital monitors each underwriter's performance by tracking the amount and type of contracts purchased by each underwriter and the ongoing performance of each underwriter's contracts. To monitor compliance with underwriting guidelines, both Franklin Capital's credit committee and an internal auditor from Franklin Resources separately sample files post-funding on a monthly basis.

    Upon purchase of a motor vehicle retail installment sale contract, Franklin Capital's procedures require the acquisition of a security interest in the motor vehicle financed. Unless otherwise specified in the related Prospectus Supplement, all contracts purchased by Franklin Capital from Dealers are fully amortizing and provide for equal payments over the term of the contract (typically 24 to 84 months) other than the final payment which may be minimally different. The portions of such payments allocable to principal and interest are, for payoff and deficiency purposes, determined in accordance with the law of the state in which the contract was originated.

    Each applicant for a motor vehicle retail installment sale contract is required to obtain insurance with respect to the motor vehicle being financed. Franklin Capital made the decision to stop tracking the maintenance of insurance and ceased force placing insurance in August 1997. Franklin Capital does not currently have lender's comprehensive single interest insurance coverage, which generally covers losses due to physical damage, in the event that the insurance coverage maintained by a motor-vehicle owner is terminated. If so specified in the related Prospectus Supplement, Franklin Capital or any subsequent servicer may force place insurance. In such event, certain amounts in respect of a Receivable as to which insurance has been forced placed after the applicable Cutoff Date or Subsequent Cutoff Date, as applicable, may not be property of the Trust and may be payable to Franklin Capital to the extent specified in the related Prospectus Supplement. Uninsured losses on the Financed Vehicles will be borne by the related Trust.

CONTRACT PROCESSING, PURCHASE, SERVICING AND ADMINISTRATION

    Once a loan application has been approved, Franklin Capital completes a series of processes and procedures which are designed to (i) substantiate the accuracy of information critical to Franklin Capital's original credit decision;
(ii) verify that the contract submitted by the Dealer complies with both the conditions under which the credit approval was granted and Franklin Capital's transaction structure criteria; and (iii) confirm that the documentation complies with Franklin Capital's loss management requirements. The extent of applicant verification is dependent on the perceived credit risk of the borrower. The prime loans receive minimum verification; the non-prime loans are more thoroughly investigated and the sub-prime loans are subjected to extensive verification. Only senior management may waive the verification requirement.

    Upon a contract being released for purchase, Franklin Capital issues funds to the Dealer, and initiates a welcoming process through which Franklin Capital begins to educate the borrower about their financial obligations upon the purchase of their contract. This process is designed to ensure that borrowers clearly understand their credit obligations, including their responsibility to maintain insurance coverage on the financed motor vehicle.

SERVICING

    Franklin Capital's servicing and administration activities have been designed to address non-prime and sub-prime credits as well as prime credits. Through such services, Franklin Capital (i) collects payments; (ii) accounts for and posts all payments received; (iii) responds to borrower inquiries; (iv) takes action to maintain the security interest granted in the financed motor vehicle; (v) investigates delinquencies and communicates with the borrower to obtain timely payments; (vi) reports tax information to the borrower; (vii) monitors the contract and its related collateral; and (viii) when necessary, attempts to repossess and dispose of the financed motor vehicle.

    Franklin Capital maintains a Customer Service Department, currently staffed with a supervisor and seven customer service representatives. Customer service will notify the collections department should information come to their attention that suggests a borrower is going to have a payment problem. Franklin Capital currently utilizes a monthly billing statement system (rather than payment coupon books) to remind borrowers of their monthly payment obligations, including the due date for next payment, any past due amount, and late charges or other fees. This system also serves as an early warning mechanism in the event a borrower has failed to notify Franklin Capital of an address change.

    Under special circumstances, Franklin Capital may, provided the borrower has made 12 regular payments and is current, defer a payment by extending the original contract maturity date by one month. Deferrals require the approval of the Collections Department Manager. Borrowers are assessed a fee on all deferrals.

    For the past two years Franklin Capital has offered borrowers with simple interest contract who have been current for the entire year and have not had an extension in the prior twelve months a Holiday extension, allowing them to skip their December payment. Interest continues to accrue on the contract and the borrower will have to keep making payments until the principal balance of the loan is paid in full. Franklin Capital anticipates that it will continue to offer this promotion each December but is under no obligation to do so.

    For borrowers who need to coordinate their payments with the timing of their incomes, Franklin Capital will allow them to modify the due date of their loan.

DELINQUENCY CONTROL AND COLLECTION STRATEGY

    Franklin Capital's collection procedure is organized on a 'cradle-to-grave' basis, with an individual collector working the same accounts from origination through to any decision to repossess. As the accounts are assigned randomly, each collector will be responsible for accounts from all of the different loan programs that Franklin Capital offers, with the exception that all sub-prime accounts are the responsibility of one experienced collector. Franklin Capital believes that this cradle-to-grave approach avoids miscommunication with delinquent borrowers, hinders subterfuge by experienced bill dodgers, and generally gives collectors a greater feeling of ownership of and responsibility for the collection process.

    Franklin Capital's collection efforts are centralized in its Salt Lake City headquarters. The focus of the collection effort is to make telephone contact with the delinquent borrower and secure a promise to pay. While letters are employed in the process, they are intended to supplement the calling effort, not to replace it. The riskier the account, the sooner contact is initiated. Regardless of program type, all accounts that become delinquent on their first payment date are called immediately upon the first day of delinquency in order to avert a potential first payment default. Franklin Capital's collection procedure usually begins with the borrower (and, if applicable, any co-borrower) being contacted to inform him or her of the delinquency and the amount past due, and an attempt is made to obtain a promise to pay, generally within 3 to 5 business days of the call. If the borrower fails to make payment on the date agreed, the borrower is again contacted to discuss the delinquency and to obtain another promise to pay. Collectors will continue to contact delinquent borrowers until such delinquency has been satisfactorily resolved. Upon an account becoming 30 days past due, the borrower (and, if applicable, any co-borrower) is sent a collection letter that either threatens to accelerate the debt and repossess the motor vehicle, or gives the borrower the option to pay amounts past due, pay off the entire loan or surrender the motor vehicle. If the borrower does not respond to the collection letter, within 30 to 45 days after delinquency, Franklin Capital may have a local attorney send the borrower a letter threatening legal action. Finally, for all non-sub-prime contracts delinquent 45 to 60 days, Franklin Capital will generally make a decision to repossess the motor vehicle (sub-prime contracts are handled more aggressively with a decision to repossess generally made prior to the 45th day of delinquency).

    Franklin Capital rarely grants rewrites, and the situations have been limited to ones in which a rewrite has been deemed to be the only method by which Franklin Capital would be able to realize some recovery on the loan.

REPOSSESSION

    Once a decision has been made to repossess a motor vehicle, Franklin Capital will engage an outside repossession agency to recover the motor vehicle. Generally, state law grants delinquent borrowers the right to redeem the motor vehicle (i.e., pay off the loan in full plus any related repossession expenses) within 10 days of repossession by the lender. In California, a borrower has a right both to redemption and to reinstatement (i.e., if the borrower makes the necessary payments to bring the loan current, Franklin Capital must return the motor vehicle to the borrower, who must continue making payments under the loan). The combined redemption and reinstatement period in California is 20 days and the borrower may request a 10 day extension to this period. Accordingly, Franklin Capital may have to wait 10 days (and up to 30 days in California) before it can sell the motor vehicle. Furthermore, in California Franklin Capital may not accelerate a contract if the borrower breaches its contractual obligations (including the maintenance of insurance) if the borrower continues to make monthly payments of principal and interest on the contract. Repossessed motor vehicles are generally resold by Franklin Capital through auctions.

    If the net proceeds from the sale of the motor vehicle are not sufficient to pay-off the outstanding loan balance, the loan is transferred to the Recovery Department which is responsible for collecting any remaining deficiency balance directly from the borrower to the extent permitted by law.

    If the borrower fails to respond to request for payment, the account may be referred to a local attorney who will file suit and obtain a judgment. Franklin Capital will execute the judgment until the account is paid in full or the borrower files for bankruptcy.

    If at any time during the collection process a borrower files bankruptcy, the account is immediately transferred to the Bankruptcy Department. The Bankruptcy Department is responsible for asserting Franklin Capital's rights in bankruptcy court.

                            FRANKLIN RESOURCES, INC.

    Franklin Resources, Inc. ('Franklin Resources') and its predecessors have been engaged in the financial services business since 1947. Franklin Resources was organized in Delaware in November 1969. Franklin Resources's principal executive and administrative offices are at 777 Mariners Island Boulevard, San Mateo, California 94404. As of September 30, 2000, Franklin Resources employed approximately 6,500 employees on a worldwide basis, consisting of officers, investment management, distribution, administrative, sales and clerical support staff. Franklin Resources also employs additional temporary help as necessary to meet unusual requirements.

    Franklin Resources is the parent company of Franklin Capital and principally a holding company primarily engaged, through various subsidiaries, in providing investment management, marketing, distribution, transfer agency and other administrative services to the open-end investment companies of the Franklin Templeton Group and to U.S. and international managed and institutional accounts. Franklin Resources, through its subsidiaries, also provides investment management and related services to a number of closed-end investment companies whose shares are traded on various major U.S. and some international stock exchanges. In addition, Franklin Resources, through its subsidiaries, provides investment management, marketing and distribution services to certain sponsored investment companies organized in the Grand Duchy of Luxembourg, which are distributed in marketplaces outside of North America and to certain investment funds and portfolios in Canada as well as to certain other international portfolios in the United Kingdom and elsewhere.

    As of September 30, 2000, total assets under management in the Franklin Templeton Group were $229.9 billion. This makes the Franklin Templeton Group one of the largest investment management complexes in the United States. As of September 30, 2000, Franklin Resources had total assets of $4.04 billion, total liabilities of $1.08 billion and total shareholder equity of $2.96 billion.

    Franklin Resources, through certain subsidiaries, also provides advisory services, variable annuity products, and sponsors and manages public and private real estate programs. Other subsidiaries offer consumer banking services, insured deposits, dealer auto loans, and credit cards. Franklin Resources also provides custodial, trustee and fiduciary services to individual retirement account and profit sharing or money purchase plans and to qualified retirement plans and private trusts. From time to time, Franklin Resources also participates in various investment management joint ventures. On a consolidated worldwide basis, Franklin Resources provides U.S. and international individual and institutional investors with a broad range of investment products and services designed to meet varying investment objectives, which affords its clients the opportunity to allocate their investment resources among various alternative investment products as changing worldwide economic and market conditions warrant.

                                THE CERTIFICATES

GENERAL

    With respect to each Trust, one or more classes of Certificates of a given series may be issued pursuant to Trust Documents to be entered into among the related Seller, the Servicer, the Owner Trustee, the Indenture Trustee, if any, and any other party identified in the related Prospectus Supplement, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of such forms of Trust Documents.

    Unless otherwise specified in the related Prospectus Supplement, each class of Certificates may initially be represented by a single Certificate registered in the name of Cede & Co., the nominee of DTC (together with any successor depository selected by the related Seller, the 'Depository'). See 'Certain Information Regarding the Securities -- Book-Entry Registration.' Unless higher denominations are specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Owner Trustee will initially be designated as the registrar for the Certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

    The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a 'Distribution Date') and, except to the extent specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distribution, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificate, or the initial Pass-Through Rate and the method for determining the subsequent Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of the Certificates may be subordinated to all or certain payments in respect of the Notes, if any, to the extent described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

    In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

    In addition, if the related Prospectus Supplement so provides, one or more classes of Certificates issued by a Trust may receive interest distributions only during the Revolving Period or an Amortization Period to the extent described in such Prospectus Supplement.

                                   THE NOTES

GENERAL

    A series of Securities may include one or more classes of Notes issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Notes will be issued as a part of any series if and as specified in the related Prospectus Supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the following summary may be supplemented by the related Prospectus Supplement.

    Each class of Notes will initially be represented by a single Note registered in the name of Cede & Co., the nominee of DTC. See 'Certain Information Regarding the Securities -- Book-Entry Registration.' Unless higher denominations are specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Indenture Trustee will initially be designated as the registrar for the Notes of any series.

PRINCIPAL AND INTEREST ON THE NOTES

    The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related Prospectus Supplement. Except to the extent provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

    In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payments in respect of principal and interest on any of the dates specified for payments in the related Prospectus Supplement (each, a 'Payment Date'), and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement.

    In addition, if the related Prospectus Supplement so provides, one or more classes of Notes issued by a Trust may receive interest payments only during the Revolving Period or an Amortization Period to the extent described in such Prospectus Supplement.

THE INDENTURE

    A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Sellers will provide a copy of the applicable Indenture (without exhibits) upon request to any holder of Notes issued thereunder.

    MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT. With respect to each Trust, without the consent of the related Noteholders, and with notice to the applicable Rating Agencies, the Indenture Trustee and the Owner Trustee (on behalf of such Trust), and with (if so provided in the related Prospectus Supplement) the consent of the third party credit enhancement provider, if any (so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing) unless the related Prospectus Supplement provides otherwise, may enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to evidence and provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust: (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to evidence and provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not adversely affect in any material respect the interests of any related Noteholder. An amendment described in such clause (viii) shall be deemed not to adversely affect the interests of any Noteholder if each Rating Agency rating such Notes confirms in writing that such amendment will not result in a reduction or withdrawal of the then current ratings of such Notes or the applicable Rating Agencies rating such Notes, within 10 days' after receipt of notice of such amendment, shall not have notified the related Seller, the Servicer or the Trust in writing that such amendment will result in a reduction or withdrawal of the current ratings of the Notes.

    MODIFICATIONS OF INDENTURE WITH NOTEHOLDER CONSENT. With respect to each Trust, with the consent of the holders representing a majority of the aggregate principal balance of the outstanding related Notes (a 'Note Majority'), with the consent of the third party credit enhancement provider, if any (so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing) unless the related Prospectus Supplement provides otherwise, and with notice to the applicable Rating Agencies, the Indenture Trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

    Unless the related Prospectus Supplement provides otherwise, without the consent of the third party credit enhancement provider, if any (so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing), and the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the provisions of the Indenture relating to the application of collections on or the proceeds of the sale of, the collateral for the Notes to payment of principal of or interest on the Notes or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the related Seller, an affiliate of either of them or any obligor on the Notes, (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee on behalf of the Trust to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes, (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements,
(vii) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest on any Distribution Date or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provision for the mandatory redemption of the Notes contained in the Indenture or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security provided by the lien of the Indenture.

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, 'Events of Default' under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note after the same becomes due and payable; (ii) a default in the payment of the principal or of any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the related Notes then outstanding (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Owner Trustee delivers an officer's certificate to the Indenture Trustee to the effect that the Trust has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default); (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding (or for such longer period, not in excess of 90 days as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Owner Trustee delivers an officer's certificate to the Indenture Trustee to the effect that the Trust has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any class of Notes on any Payment Date (prior to the final scheduled Payment Date, if any, for such class) will generally be determined by the amount available to be deposited in the Note Distribution Account for such Payment Date. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a final scheduled Payment Date, and then not until such final scheduled Payment Date for such class of Notes.

    Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by a Note Majority if (i) the Trust has paid to the Indenture Trustee a sum sufficient to pay all amounts then due with respect to the Notes (without giving effect to such acceleration) and certain amounts payable to the Indenture Trustee and (ii) all Events of Default (other than nonpayment of the principal of the Notes due solely as a result of such acceleration) have been cured or waived.

    Unless otherwise specified in the related Prospectus Supplement, if the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders representing 66 2/3% of the aggregate principal balance of the outstanding related Notes. In the event the Notes are accelerated and the Receivables are sold, no distributions will be made on the Certificates until all of the interest on and principal of the Notes has been paid in full. In such event, all the funds, if any, on deposit in any reserve account or received from another source of credit support will be available to first pay interest on and principal of the Notes.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

    No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity,
(iv) the Indenture Trustee has for 60 days failed to institute such proceeding,
(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes, and (vi) in the case of a series of Notes with respect to which a guaranty insurance policy has been issued, unless otherwise specified in the related Prospectus Supplement, an Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing.

    If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

    In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the related Trust and the Seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    No recourse may be taken, directly or indirectly, with respect to the obligations of a Trust, the related Seller, the Servicer, the Owner Trustee or the Indenture Trustee on the related Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the related Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity or (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the related Seller, the Servicer, such Trust, the Owner Trustee or the Indenture Trustee or of any successor or assignee of the related Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee will have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

    CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Default or Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) none of the applicable Rating Agencies, after 10 days' prior notice, shall have notified the related Seller, the Servicer or the Trust in writing that such transaction will result in a reduction or withdrawal of the then current ratings of the Notes, (v) unless the related Prospectus Supplement provides otherwise, the third party credit enhancement provider, if any, has consented to such merger or consolidation except that no such consent shall be required if an Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing, (vi) the Trust has received an opinion of counsel to the effect that such transaction would have no material adverse federal tax consequence to the Trust or to any Certificateholder or Noteholder, (vii) any action necessary to maintain the lien and security interest created by the Indenture has been taken and (viii) the Trust has delivered to the Indenture Trustee an officers' certificate of the Trust and an opinion of counsel each stating that such transaction and the supplemental indenture executed in connection with such transaction comply with the Indenture and that all conditions precedent relating to the transaction have been complied with (including any filing required by the Exchange Act).

    Also, each Trust may not convey or transfer all or substantially all its properties or assets to any other entity, unless (i) the entity that acquires the assets of the Trust (A) agrees that all right, title and interest conveyed or transferred shall be subject and subordinate to the rights of Noteholders,
(B) unless otherwise agreed, expressly agrees to indemnify, defend and hold harmless the Trust against and from any loss, liability or expense arising under or related to the Indenture and the Notes, (C) expressly agrees to make all filings with the Securities and Exchange Commission (and any other appropriate entity) required by the Exchange Act in connection with the Notes and (D) is organized under the laws of the United States or any state; and (ii) the criteria specified in clauses (ii) through (vii) of the preceding paragraph have been complied with.

    Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Purchase Agreement, the Trust Documents or certain related documents for such Trust (collectively, the 'Related Documents'), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the collateral for the Notes, (iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the collateral for the Notes or any part thereof, or any interest therein or proceeds thereof except as expressly permitted by the Related Documents or (vi) permit the lien of the Indenture not to constitute a valid first priority security interest in the Receivables.

    No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled 'The Trust.' No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

    ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

    INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

    SATISFACTION AND DISCHARGE OF INDENTURE. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

    TRUST INDENTURE ACT. The Indenture will comply with applicable provisions of the Trust Indenture Act of 1939, as amended.

THE INDENTURE TRUSTEE

    The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for one series of Notes may serve as the Owner Trustee with respect to another series of Securities. The Indenture Trustee may resign at any time, in which event the related Seller will be obligated to appoint a successor trustee eligible under the Indenture which, unless the related Prospectus Supplement provides otherwise, shall be acceptable to the third party credit enhancement provider, if any, so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing. The Seller may also remove the Indenture Trustee, with the consent of the third party credit enhancement provider, if any, if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the related Seller will be obligated to appoint a successor trustee eligible under the Indenture which, unless the related Prospectus Supplement provides otherwise, shall be acceptable to the third party credit enhancement provider, if any, so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, including the approval of the issuer of any credit enhancement, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

    Unless otherwise specified in the related Prospectus Supplement, persons acquiring beneficial ownership interests in the Securities of each Series may hold their interests through DTC in the United States or, in the case of any series of Notes, Clearstream, Luxembourg or Euroclear in Europe. Each class of Certificates will be registered in the name of Cede as nominee for DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions with respect to the Notes and, if the related Prospectus Supplement so provides, the Certificates on behalf of Clearstream, Luxembourg Participants and Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of their respective depositories (collectively, the 'Depositories') which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. For additional information regarding clearance and settlement procedures see Annex I hereto.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ('Participants') and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('indirect participants'). The rules applicable to DTC and its participants are on file with the Commission.

    Certificate owners and Note owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate owners and Note owners will receive all distributions of principal of, and interest on, the Securities, from the Owner Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate owners and Note owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

    Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate owners and Note owners will not be recognized by the Owner Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate owners and Note owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

    With respect to any series of Securities issued in book-entry form, while such Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate owners or Note owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate owners and Note owners. Accordingly, although Certificate owners and Note owners will not possess Securities, the Rules provide a mechanism by which Certificate owners and Note owners will receive distributions and will be able to transfer their interests.

    Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date, and any such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Notes and, if the related Prospectus Supplement so provides, Certificates by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

    Cross-market transfers between persons directly holding Notes and, if the related Prospectus Supplement so provides, Certificates or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadline (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions to the Depositories.

    With respect to any series of Securities, Certificates and Notes (if any) will be issued in registered form to Certificate owners and Note owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as 'Definitive Certificates' and 'Definitive Notes,' respectively), only if (i) the related Seller advises the Owner Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes and the related Seller is unable to locate a qualified successor, (ii) the related Seller at its sole option has advised the Owner Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, the holders representing a majority of the Certificate Balance (a 'Certificate Majority') or a Note Majority advises the Owner Trustee or the Indenture Trustee, as the case may be, through DTC that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate owners or Note owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Owner Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

    DTC has advised the Sellers that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Sellers that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

    Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ('Clearstream, Luxembourg'), was incorporated in 1970 as 'Cedel S.A.', a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ('CI') merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ('DBC'). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ('New CI'), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5% of Cedel International's stock.

    Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is 'Clearstream'. With effect from January 14, 2000 New CI has been renamed 'Clearstream, International, societe anonyme'. On January 18, 2000, Cedelbank was renamed 'Clearstream Banking, societe anonyme', and Cedel Global Services was renamed 'Clearstream Services, societe anonyme'.

    On January 17, 2000 DBC was renamed 'Clearstream Banking AG'. This means that there are now two entities in the corporate group headed by Clearstream International which share the name 'Clearstream Banking', the entity previously named 'Cedelbank' and the entity previously named 'Deutsche Borse Clearing AG'.

    Clearstream, Luxembourg holds securities for its customers ('Clearstream, Luxembourg Participants') and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, 'CSSF', which supervises Luxembourg banks. Clearstream, Luxembourg's Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate the settlement of trades between Clearstream, Luxembourg and MGT/EOC.

    Euroclear was created in 1968 to hold securities for its participants ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ('Euroclear Operator'), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through, or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of

Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Notes and, if the related Prospectus Supplement so provides, Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes and, if the related Prospectus Supplement so provides, Certificates under the Trust Documents on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

    Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes and, if the related Prospectus Supplement so provides, the Certificates among Direct Participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    NEITHER THE TRUST, THE SELLERS, THE SERVICER, FRANKLIN CAPITAL, FRANKLIN RESOURCES, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, NOR ANY OF THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CLEARSTREAM, LUXEMBOURG PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CLEARSTREAM, LUXEMBOURG, EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CLEARSTREAM, LUXEMBOURG, EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL BALANCE OF, OR INTEREST ON, THE NOTES AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, THE CERTIFICATES,
(3) THE DELIVERY BY ANY PARTICIPANT, CLEARSTREAM, LUXEMBOURG PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE AGREEMENT TO BE GIVEN TO NOTEHOLDERS AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, CERTIFICATEHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC OR ITS NOMINEE AS THE NOTEHOLDER AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, THE CERTIFICATEHOLDER.

    Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate owners or Note owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Owner Trustee or the Indenture Trustee to DTC unless and until Definitive Certificates and Definitive Notes are issued and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate owners or Note owners, Certificate owners and Note owners may experience delays in the receipt of such distributions.

STATEMENTS TO SECURITYHOLDERS

    On or prior to each Distribution Date, the Servicer will prepare and provide to the Owner Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. Such statements will be based on the information in the related Servicer's certificate setting forth certain information required under the Trust Documents (the 'Servicer's Certificate'). Each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Payment Date or the period since the previous Payment Date, as applicable:

        (i) the amount of the distribution allocable to interest on or with respect to each class of Securities;

        (ii) the amount of the distribution allocable to principal on or with respect to each class of Securities;

        (iii) the Certificate Balance and the Certificate Factor for each class of Certificates and the aggregate outstanding principal balance and, if applicable, the Note Factor for each class of Notes, after giving effect to all payments reported under (ii) above on such date;

        (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

        (v) the Pass-Through Rate, Interest Rate or other applicable rate of return, if any, for the next period for any class of Certificates or Notes with variable or adjustable rates;

        (vi) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under any credit enhancement; and

        (vii) such other information as may be specified in the related Prospectus Supplement.

    Unless higher denominations are specified in the related Prospectus Supplement, each amount set forth pursuant to subclauses (i), (ii), (iv), (vi) and (vii) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

    Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Owner Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate owners and Note owners may receive copies of such reports upon written request, together with a certification that they are Certificate owners or Note owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Owner Trustee or the Indenture Trustee, as applicable. See ' -- Statements to Securityholders' and
' -- Book-Entry Registration' above.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Owner Trustee and the Indenture Trustee, as applicable, will mail to each holder of a class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax return. See 'Federal Income Tax Consequences.'

LIST OF SECURITYHOLDERS

    At such time, if any, as Definitive Certificates have been issued, the Owner Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Owner Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. The Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

    At such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. The Indenture will not provide for holding any annual or other meetings of Noteholders.

         DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

    The following summary describes certain terms of the Purchase Agreements (each a 'Purchase Agreement') pursuant to which the Sellers will purchase Receivables from Franklin Capital and certain terms of either (i) the Pooling and Servicing Agreements or (ii) the Sale and Servicing Agreements and the Trust Agreements (in either case collectively referred to as the 'Trust Documents') pursuant to which the Sellers will sell and assign such Receivables to a Trust and Franklin Capital will agree to service such Receivables on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Purchase Agreement and the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Each Seller will provide a copy of such agreements (without exhibits) upon request to a Securityholder described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the forms of Purchase Agreement and the Trust Documents.

SALE AND ASSIGNMENT OF RECEIVABLES

    On or prior to the Closing Date with respect to a series of Securities specified in the related Prospectus Supplement, Franklin Capital will enter into a Purchase Agreement with the related Seller pursuant to which Franklin Capital will, on or prior to such Closing Date, sell and assign to the related Seller, without recourse, its entire interest in and to the related Receivables, including its security interest in the Financed Vehicles securing such Receivables and its rights to receive all payments on, or proceeds with respect to, such Receivables to the extent paid or payable after the applicable Cutoff Date. Pursuant to the Purchase Agreement, unless another party is identified in the related Prospectus Supplement as having so agreed, Franklin Capital will agree that, upon the occurrence of a breach of a representation or warranty under the related Trust Documents with respect to any of the Receivables of a Trust which causes the related Seller to be obligated to repurchase a Receivable, the Owner Trustee will be entitled to require Franklin Capital to repurchase such Receivables from the Trust, without recourse to either the Trust or Securityholders of such series. Such rights of the Trust under the Purchase Agreement will constitute part of the property of the Trust and may be enforced directly by the Owner Trustee and, unless the related Prospectus Supplement provides otherwise, the third party credit enhancement provider, if any. In addition, the Owner Trustee will pledge such rights to the Indenture Trustee as collateral for the Notes, if any, and such rights may be enforced directly by the Indenture Trustee.

    On the Closing Date, the related Seller will sell and assign to the Owner Trustee, without recourse, the related Seller's entire interest in the related Receivables and the proceeds thereof, including its security interest in the Financed Vehicles. Each Receivable transferred by the related Seller to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the 'Schedule of Receivables'). Concurrently with such transfer and assignment, the Owner Trustee will execute and deliver the related certificates representing the Certificates to or upon the order of the related Seller, and the Owner Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, if any, to or upon the order of the related Seller. The net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the related Seller and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account.

ELIGIBILITY CRITERIA

    In the Purchase Agreement, Franklin Capital will represent and warrant to the related Seller, and in the Trust Documents the related Seller will represent and warrant to the Owner Trustee and/or the Indenture Trustee, as the case may be, among other things, that (i) the information provided with respect to the Receivables is correct in all material respects; (ii) the Obligor on each Receivable is required to maintain physical damage insurance in accordance with the Servicer's normal requirements; (iii) at the date of issuance of the Certificates and any Notes, the Initial Receivables and on the applicable Subsequent Transfer Date, if any, the related Subsequent Receivables, as the case may be, are, to the best of its knowledge, free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses, or counterclaims against it have been asserted or threatened;

(iv) at the date of issuance of the Certificates and any Notes, and on the applicable Subsequent Transfer Date, if any, each of the Initial Receivables or Subsequent Receivables, as the case may be, is or will be secured by a first perfected security interest in the Financed Vehicle in favor of Franklin Capital; and (v) each Receivable, at the time it was originated, complied, and at the date of issuance of the Certificates and any Notes, and on the applicable Subsequent Transfer Date, if any, the related Subsequent Receivables, as the case may be, comply in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

    If the related Prospectus Supplement specifies that Subsequent Receivables are to be acquired by a Trust, then during the related Funding Period, pursuant to the Purchase Agreement, the related Seller will be obligated to purchase from Franklin Capital and, pursuant to either a Pooling and Servicing Agreement or a Sale and Servicing Agreement, as applicable, sell to the Trust Subsequent Receivables. The aggregate principal balance of the Subsequent Receivables will be in an amount that Franklin Capital anticipates will equal the amount deposited in the Pre-Funding Account on the date of the issuance of the related series. On each Subsequent Transfer Date, Franklin Capital will sell and assign to the related Seller, without recourse, its entire interest in the Subsequent Receivables identified in a schedule attached to a supplemental conveyance relating to such Subsequent Receivables executed by Franklin Capital and the related Seller. In connection with each purchase of Subsequent Receivables, the Trust will be required to pay to the related Seller a cash purchase price equal to the outstanding principal balance of each Subsequent Receivable as of its Subsequent Cutoff Date, which price the related Seller will pay to Franklin Capital. The purchase price will be withdrawn from the Pre-Funding Account and paid to the related Seller for payment to Franklin Capital so long as the representations and warranties set forth in the preceding paragraph and under 'The Receivables -- General' apply to each Subsequent Receivable to be conveyed, and the conditions set forth below are satisfied. Franklin Capital will convey the Subsequent Receivables to the related Seller on each such Subsequent Transfer Date pursuant to the Purchase Agreement and the applicable Subsequent Transfer Agreement (each, a 'Subsequent Transfer Agreement') executed by Franklin Capital and the related Seller on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. The related Seller will convey the Subsequent Receivables to the Trust on such Subsequent Transfer Date pursuant to either a Pooling and Servicing Agreement or a Sale and Servicing Agreement, as applicable, and the applicable Subsequent Transfer Assignment (each, a 'Subsequent Transfer Assignment') executed by the related Seller and the Trustee on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date.

    Any conveyance of Subsequent Receivables will be subject to the following conditions, among others specified in the related Prospectus Supplement: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the preceding paragraph as of its Subsequent Cutoff Date and such additional criteria as may be specified in the related Prospectus Supplement; (ii) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such Subsequent Receivables to the Trust; and (iii) neither Franklin Capital nor the related Seller will have selected such Subsequent Receivables in a manner that either believes is adverse to the interests of the Securityholders.

    As of the last day of the second (or, if the related Seller elects, the first) month following the discovery by the related Seller or receipt by the related Seller of notice from the Servicer, the Owner Trustee, the Indenture Trustee or the third party credit enhancement provider, if any, of a breach of any representation or warranty of the related Seller which the Owner Trustee, or the Indenture Trustee, as the case may be, determines materially and adversely affects the interests of the Securityholders in a Receivable, the related Seller, unless it cures the breach, will be required to purchase the Receivable from the Owner Trustee and Franklin Capital will be required to purchase the Receivable from the related Seller, at a price equal to the amount of outstanding principal and accrued interest of the Receivable (including one month's interest thereon, in the month of payment, at the APR less, so long as Franklin Capital is the Servicer, the Servicing Fee and other fees and expenses), after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any (such price is hereinafter referred to as the 'Purchase Amount'). The 'second month' shall mean the month following the month in which discovery occurs or notice is given, and the 'first month' shall mean the month in which discovery occurs or notice is given. The purchase obligation will constitute the sole remedy available to the Securityholders, the Owner Trustee and the Indenture Trustee, if any, and the third party credit enhancement provider, if any, for any such uncured breach.

CUSTODY OF RECEIVABLE FILES

    Pursuant to the Trust Documents, the Servicer will service and administer the Receivables. The Trust Documents will also designate the Servicer as custodian to maintain possession, as the Owner Trustee's and Indenture Trustee's, if any, agent, of the motor vehicle retail installment sale contracts and any other documents relating to the Receivables. The documents will not be physically segregated from other similar documents that are in the Servicer's possession and will not be stamped or marked to reflect the transfer to a Trust. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the Receivables to the related Seller and by the related Seller to the Owner Trustee will be filed, and Franklin Capital's accounting records and computer systems will be marked to reflect such sale and assignment. See 'Certain Legal Aspects of the Receivables -- Security Interests in Vehicles.'

ACCOUNTS

    With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the 'Collection Account'). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, reserve account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the 'Note Distribution Account'). The Servicer will establish and maintain with the related Owner Trustee an account, in the name of such Owner Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, reserve account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the 'Certificate Distribution Account,' and together with the Note Distribution Account, the 'Distribution Accounts'). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account specified in the related Prospectus Supplement in the name of the related Owner Trustee on behalf of the related Certificateholders.

    The Servicer will also establish an additional account (the 'Payahead Account') in the name of the Owner Trustee or the Indenture Trustee, into which early payments by or on behalf of the Obligors which constitute neither scheduled payments, full prepayments, nor certain partial prepayments as described below ('Payaheads') will be deposited until such time as the payment falls due. Unless otherwise specified in the related Prospectus Supplement, if the Trust elects to be treated as a grantor trust, the Payahead Account will not be an asset of such Trust, but will be pledged to the Owner Trustee for the benefit of Certificateholders and any third-party credit enhancement provider and all Investment Earnings thereon will be for the benefit of, and will be distributable to, the applicable Seller.

    In addition, the Servicer will establish as additional segregated trust accounts, if specified in the related Prospectus Supplement, a Pre-Funding Account and one or more spread accounts or reserve or other accounts in the name of the Owner Trustee or the Indenture Trustee on behalf of the Securityholders. If so specified in the related Prospectus Supplement, funds remaining in the Pre-Funding Account at the end of the Pre-Funding Period, may be applied to make payments in respect of the principal of the Securities.

    For any series of Securities, funds in the Collection Account, the Note Distribution Account, the Certificate Distribution Account and any Payahead Account and any Pre-Funding Account, reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the

'Accounts') will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. 'Eligible Investments' are limited to (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), provided, that at the time of the investment, the commercial paper or other short-term senior unsecured debt obligations of such depository institution or trust company shall have a minimum credit rating satisfying each of the Rating Agencies rating such Securities; (c) commercial paper having a minimum credit rating satisfying each of the Rating Agencies rating such Securities; (d) investments in money market funds having a minimum credit rating satisfying each of the Rating Agencies rating such Securities; (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and (f) other investments acceptable to the Rating Agencies rating such Securities which are consistent with the rating of such Securities. The related Prospectus Supplement will specify whether and the extent to which investment earnings on funds deposited in the Accounts, net of losses and investment expenses (collectively, 'Investment Earnings'), will be deposited in the applicable Collection Account on each Distribution Date and treated as collections of interest on the related Receivables or distributed to the Servicer, as additional servicing compensation, the related Seller or any other person. Investment Earnings on a Pre-Funding Account will be deposited in the applicable Collection Account on each Distribution Date and treated as collections of interest on the Receivables.

    The Accounts will be maintained as Eligible Deposit Accounts. 'Eligible Deposit Account' means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. 'Eligible Institution' means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Owner Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

    Notwithstanding the foregoing, if the Servicer meets the rating or other requirements, if any, specified in the related Prospectus Supplement, the Servicer may maintain the Accounts in its own name and may commingle funds therein with its own funds, and remit funds monthly to the Owner Trustee or Indenture Trustee.

SERVICING PROCEDURES

    The Servicer will be required to make reasonable efforts to collect all payments due with respect to the Receivables and will be required to continue such collection procedures as it follows with respect to its own motor vehicle retail installment sale contracts, in a manner consistent with the Trust Documents. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates (other than to permit payment on a different date in the same month in which the original due date falls) or the amount of the scheduled payments (unless the obligor is in default or, in the judgment of the Servicer, such default is imminent) or extend the final payment date of any Receivable beyond the Final Scheduled Distribution Date (as such term is defined with respect to any pool of Receivables in the related Prospectus Supplement). Some of such arrangements may result in the Servicer being required to purchase the Receivable for the Purchase Amount, while others may result in the Servicer being required to make Advances. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law.

COLLECTIONS

    The Servicer will be required to deposit all payments on Receivables received (net of amounts in respect of the Servicing Fee, the Supplemental Servicing Fee and reimbursement for Advances, if any, included in such payments) and all proceeds of Receivables collected during each Monthly Period (net of amounts in respect of the Servicing Fee, the Supplemental Servicing Fee and reimbursement for Advances, if any, included in such proceeds) into the Collection Account as specified in the related Prospectus Supplement. However, at any time that and for so long as (i) there exists no Servicer Default, (ii) the credit enhancement provider, if any, consents and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer. If the conditions specified above are satisfied, the Servicer and the related Seller, as the case may be, will be required to remit the aggregate Purchase Amount of Receivables to be purchased from the Trust to the Collection Account on the Business Day immediately preceding the Distribution Date.

    For purposes of the Trust Documents, collections on a Receivable made during a Monthly Period are required to be applied first to the scheduled payment thereof. To the extent that such collections on a Receivable during a Monthly Period exceed the scheduled payment on such Receivable, the collections (other than Payaheads) are required to be applied to prepay the Receivable in full. In the case of Precomputed Receivables, if the collections are insufficient to prepay the Receivable in full, they generally are required to be treated as Payaheads until such later Monthly Period as such Payaheads may be applied either to the scheduled payment or to prepay the Receivable in full.

ADVANCES

    If and to the extent specified in the related Prospectus Supplement, the Servicer may be required to advance (each, an 'Advance') monthly payments of interest or monthly payments of principal and interest in respect of a delinquent Receivable or Servicer approved deferrals of monthly payments that the Servicer, in its sole discretion, expects to receive from subsequent payments on or with respect to such Receivable or from other Receivables. The Servicer shall be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described in the related Prospectus Supplement.

SERVICING COMPENSATION

    The Servicer is entitled under the Trust Documents to receive or retain, as specified in the related Prospectus Supplement on each Distribution Date a servicing fee (the 'Servicing Fee') for the related Monthly Period at the rate specified in the related Prospectus Supplement (the 'Servicing Fee Rate') multiplied by the Pool Balance as of the first day of such Monthly Period. The Servicer is also entitled to retain from collections a supplemental servicing fee (the 'Supplemental Servicing Fee') for each Monthly Period equal to any late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period plus reinvestment proceeds on any payments received in respect of Receivables. If specified in the related Prospectus Supplement, the Servicer may be entitled to additional compensation from investment earnings (net of losses) on certain accounts or otherwise. The Servicer, in its discretion at its election, may defer receipt of all or any portion of the Servicing Fee, the Supplemental Servicing Fee or any additional compensation from investment earnings for any Monthly Period to and until a later Monthly Period for any reason, including in order to avoid a shortfall in any payments due on any Securities. Any such deferred amount shall be payable to (or may be retained from subsequent collections by) the Servicer on demand.

    The Servicing Fee and the Supplemental Servicing Fee and any other amounts specified in the related Prospectus Supplement (collectively, the 'Servicer Fee') are intended to compensate the Servicer for performing the functions of a third-party servicer of the Receivables as an agent for the Securityholders, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Servicer Fee will also compensate the Servicer for administering the Receivables, including accounting for collections, furnishing monthly and annual statements to the Owner Trustee and any Indenture Trustee with respect to distributions and generating federal income tax information for the Trust. The Servicer Fee also will reimburse the Servicer for certain taxes, the Trustee's fees, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

MANDATORY PREPAYMENT

    To the extent a Pre-Funding Account is specified in the related Prospectus Supplement, the Securities will be prepaid in part on the Distribution Date on which the Funding Period ends (or on the Distribution Date immediately following the last day of the Funding Period, if the Funding Period does not end on a Distribution Date) in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of Subsequent Receivables, if any, on such Distribution Date. The aggregate principal amount of Securities to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account in such portions as specified in the related Prospectus Supplement. In such event, if and to the extent specified in the related Prospectus Supplement, a limited recourse mandatory prepayment premium (the 'Prepayment Premium') may be payable by the Trust to the offered Securityholders if the aggregate principal amount of the offered Securities to be prepaid pursuant to such mandatory prepayment exceeds such threshold amount as will be specified in the related Prospectus Supplement. The amount of such Prepayment Premium, if any, will be specified in the related Prospectus Supplement. A Trust's obligation to pay the Prepayment Premium shall be limited to funds which are received from the related Seller under the Purchase Agreement as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. The ratings of any series of Securities with respect to which a Prepayment Premium is payable does not evaluate the Prepayment Premium or the likelihood that the Prepayment Premium will be paid.

DISTRIBUTIONS

    With respect to each Trust, beginning on the Distribution Date or Payment Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Owner Trustee or the Indenture Trustee, as applicable, to the Securityholders. The timing, calculation, allocation, order, source and priorities of, and requirements for, all distributions to each class of Certificateholders and all payments to each class of Noteholders will be set forth in the related Prospectus Supplement.

REVOLVING PERIOD AND AMORTIZATION PERIOD; RETAINED INTEREST

    If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a class or classes of Notes or Certificates of a series and ending in the date set forth on the related Prospectus Supplement (the 'Revolving Period') during which no principal payments will be made to one or more classes of Notes or Certificates of the related series as are identified in such

Prospectus Supplement. All collections of principal otherwise allocated to such classes of Notes or Certificates may be (i) utilized by the Trust during the Revolving Period to acquire additional Receivables which satisfy the criteria described under 'The Receivables -- General' herein and the criteria set forth in the related Prospectus Supplement, (ii) held in an account and invested in Eligible Investments for later distribution to Securityholders, (iii) applied to those Notes or Certificates of the related series as then are in amortization, if any, or (iv) otherwise applied as specified in the related Prospectus Supplement.

    An 'Amortization Period' is the period during which an amount of principal is payable to holders of a series of Securities which, during the Revolving Period, were not entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of Notes or Certificates specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more classes of Notes or Certificates may be released from time to time or on a specified date and applied as a payment of principal on such classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

    Each Trust which has a Revolving Period may also issue to the related Seller a certificate evidencing a Retained Interest in the Trust not represented by the other Securities issued by such Trust. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Trust Property fluctuates and the amount of Notes and Certificates of the related series of Securities outstanding is reduced. Each Trust will issue only one series of Notes and/or Certificates, however, each series may contain one or more classes of Notes and Certificates. The terms of each class of Securities will be fully disclosed in the related Prospectus Supplement for each series.

NET DEPOSITS

    As an administrative convenience, unless otherwise specified in the related Prospectus Supplement, the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts on the related Receivables for any Trust for or with respect to the related Monthly Period net of distributions to be made to the Servicer for such Trust with respect to such Monthly Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the third party credit enhancement provider, if any, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Monthly Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

CREDIT ENHANCEMENT

    The amounts and types of credit enhancement, and the provider of any credit enhancement, if any, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of the subordination of one or more classes of Securities, a spread account or other type of reserve account, accelerated payments of principal relative to the amortization of the related Receivables, financial guaranty insurance policy or surety bond, letter of credit, credit or liquidity facility, repurchase obligation, third party payment or other support, cash deposit or such other arrangement, or any combination of two or more of the foregoing, as may be described in the related Prospectus Supplement. A Trust may also include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of

Certificates or Notes of a series has a floating interest rate, or if any of the Receivables has a floating interest rate, the related Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks. If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

    The presence of credit enhancement is intended to enhance the likelihood of receipt by the credit enhanced Securityholders of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class of Securities will not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series may be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

EVIDENCE AS TO COMPLIANCE

    The Trust Documents will provide that a firm of independent public accountants will furnish to the Owner Trustee and the Indenture Trustee, if any, and the third party credit enhancement provider, if any, on or before April 30 of each year, beginning in the calendar year following the establishment of the related Trust, a statement as to compliance by the Servicer during the preceding twelve months ended December 31 (or, for the initial report with respect to any Securities for such longer or shorter period as shall have elapsed from the date of issuance of the related Securities) with certain standards relating to the servicing of the Receivables, the Servicer's accounting and computer systems with respect thereto, and certain other matters.

    The Trust Documents will also provide for delivery to the Owner Trustee and the Indenture Trustee, if any, and the third party credit enhancement provider, if any, on or before December 31 of each year, commencing in the calendar year following the establishment of the related Trust, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the applicable Trust Documents throughout the preceding twelve months ended April 30 (or, for the initial report with respect to any Securities for such longer or shorter period as shall have elapsed from the date of issuance of the related Securities) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

    Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Owner Trustee or the Indenture Trustee, as the case may be.

CERTAIN MATTERS REGARDING THE SERVICER

    The Trust Documents will provide that the initial Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Owner Trustee or, if Notes have been issued, the Indenture Trustee, or a successor servicer has assumed the Servicer's servicing obligations and duties under the Trust Documents, and the third-party credit enhancer, if any, does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or does not elect to delegate those duties to another person.

    The Trust Documents will further provide that neither the Servicer, nor any of its directors, officers, employees, and agents will be under any liability to any Trust or any Securityholders for taking any action or for refraining from taking any action pursuant to the Trust Documents, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except for errors in judgment) in the performance of duties, or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Documents will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Trust Documents and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Trust Documents, the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor out of any Account held by the Owner Trustee or the Indenture Trustee, as applicable.

    Any entity into which the Servicer or the Sellers, as the case may be, may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Sellers, as the case may be, is a party, or any entity succeeding to the business of the Servicer or the Sellers, as the case may be, which assumes the obligations of the Servicer or the Sellers, as the case may be, will be the successor of the Servicer or the Sellers, as the case may be, under the Trust Documents. The Servicer may at any time perform its duties as Servicer through one or more subservicers, but no such delegation shall relieve the Servicer of its obligations under the Trust Documents.

SERVICER DEFAULT

    'Servicer Default' under the Pooling and Servicing Agreements or the Sale and Servicing Agreements, as the case may be, will consist of (i) any failure by the Servicer and/or any other party identified in the related Prospectus Supplement as so obligated to deliver to the Owner Trustee or the Indenture Trustee, as applicable, to make any required distributions therefrom, which failure continues unremedied for five business days after written notice from the Owner Trustee or Indenture Trustee is received by the Servicer or after discovery of such failure by the Servicer, (ii) any failure by the related Seller or the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Trust Documents which failure materially and adversely affects the rights of Securityholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the related Seller or the Servicer, as applicable, by the Owner Trustee or the Indenture Trustee, or (2) to the related Seller or the Servicer, as applicable, and to the Owner Trustee or the Indenture Trustee by Securityholders evidencing not less than 25% of a class of Securities constituting at least 25% of the then Pool Balance for such series; (or such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days or less and the Servicer delivers an officer's certificate to the Owner Trustee and, if applicable, Indenture Trustees to such effect and to the effect that the Servicer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or acknowledgement in writing of its inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

    In the case of any Trust that has issued Notes, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing more than 50% of principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, as long as a Servicer Default under the related Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied, the related Owner Trustee or holders of Certificates of the related series evidencing more than 50% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Owner Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Owner Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Owner Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle retail installment sale contracts. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement. Notwithstanding the foregoing, if and to the extent specified in the related Prospectus Supplement, a third-party credit enhancement provider may exercise the rights and remedies of the Owner Trustee, Indenture Trustee, Noteholders and Certificateholders specified above.

WAIVER OF PAST DEFAULTS

    With respect to each Trust that has issued Notes, the holders of Notes evidencing at least a majority in principal amount of the then-outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Accounts in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Accounts in accordance with such Sale and Servicing Agreement or Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults. Notwithstanding the foregoing, if and to the extent specified in the related Prospectus Supplement, a third-party credit enhancement provider may exercise the rights and remedies of the Owner Trustee, Indenture Trustee, Noteholders and Certificateholders specified above.

AMENDMENT

    Unless otherwise specified in the related Prospectus Supplement, each of the Sale and Servicing Agreements and the Pooling and Servicing Agreements, as applicable, may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not materially and adversely affect the interest of any such Noteholder or Certificateholder. An amendment shall be deemed not to adversely affect the interests of any such holder if either each Rating Agency rating such Securities confirms in writing that such amendment will not result in a reduction or withdrawal of such rating or none of Rating Agencies rating such Securities, within 10 days after receipt of notice of such amendment, shall have notified the related Seller, the Servicer or the Trust in writing that such amendment will result in a reduction or withdrawal of the then current rating of the Securities. Unless otherwise specified in the related Prospectus Supplement, the Purchase Agreements, Pooling and Servicing Agreements and Sale and Servicing Agreements may also be amended by the related Seller, the Servicer, the related Owner Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreements or of modifying in any manner the rights of such Noteholders or Certificateholders;

provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

    In addition, holders of certain classes of Securities of a series may have the right to take actions that are detrimental to the interests of the Securityholders of certain other classes of Securities of such series, as specified in the related Prospectus Supplement. In certain cases, the senior classes of securities may have the exclusive right to remove the Servicer, waive defaults or control the disposition of collateral. In addition, because of the relative size of the senior classes to the subordinate classes in most senior/subordinate structures, the senior classes may effectively have voting control over the Trust on matters that require the vote of all classes of securities. In no event, however, will any class of securities have the right to affect the interest rate or payment priorities of another class of securities.

    Notwithstanding any of the foregoing, if and to the extent specified in the related Prospectus Supplement, the consent of the third-party credit enhancement provider, if any, for the related series may be required to any such amendment.

INSOLVENCY EVENT

    Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Owner Trust without the unanimous prior approval of all Certificateholders of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

    Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

    With respect to each Trust, the obligations of the Servicer, the related Seller, the related Owner Trustee and the related Indenture Trustee, if any, pursuant to the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will terminate upon the latest of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, and the payment of any fees or other amounts owing to the third party credit enhancement provider, if any, for such Trust, and (iii) the occurrence of either event described below or such other events provided in the related Prospectus Supplement.

    The related Prospectus Supplement will specify whether the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Monthly Period, when the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% (or such other percentage specified in the related Prospectus Supplement, which will not exceed 50%) or less of the Original Pool Balance (calculated after giving effect to the principal balance of any Subsequent Receivables as of their respective Cutoff Dates), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Monthly Period. If specified in the related Prospectus Supplement, any such repurchase may require the consent of the third-party credit enhancement provider, if any, of the related series. Any such sale will be without recourse to either the Trust or Securityholders of such series.

    If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Owner Trustee or, if Notes are outstanding, the Indenture Trustee, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the Original Pool Balance (calculated after giving effect to the principal balance of any Subsequent Receivables as of their respective Subsequent Cutoff Dates) specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Owner Trustee or Indenture Trustee, as applicable, receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder. If specified in the related Prospectus Supplement, any such sale may require the consent of the third-party credit enhancement provider, if any, of the related series.

    As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

    The Owner Trustee and any Indenture Trustee will make no representations as to the validity or sufficiency of the Trust Documents, the Certificates (other than the authentication of the Certificates) or the Notes or any Receivables or related documents, and is not accountable for the use or application by the Servicer of any funds paid to the Sellers or the Servicer in respect of the Certificates, the Notes or the Receivables. The Owner Trustee and any Indenture Trustee have not independently verified the Receivables. If no Event of Default has occurred, the Owner Trustee or the Indenture Trustee is required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee or the Indenture Trustee under the Trust Documents, in which case it is only required to examine them to determine whether they conform to the requirements of the Trust Documents. The Owner Trustee and any Indenture Trustee shall not be charged with knowledge of a breach of a representation or warranty, or a failure by the Servicer to perform its duties under the Trust Documents which failure constitutes an Event of Default unless the Owner Trustee or the Indenture Trustee obtains actual knowledge of such breach or such failure as specified in the Trust Documents.

    The Owner Trustee and any Indenture Trustee are under no obligation to exercise any of the rights or powers vested in them by the Trust Documents or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders, unless such Securityholders have offered to the Owner Trustee or the Indenture Trustee, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Securityholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Document or any related agreement, unless such holder previously has given to the Owner Trustee or the Indenture Trustee written notice of default and unless the Securityholders then outstanding evidencing not less than 25% of a class of Securities constituting at least 25% of the then Pool Balance for such series have made written request upon the Owner Trustee or the Indenture Trustee to institute such proceeding in its own name as Owner Trustee or Indenture Trustee thereunder and have offered to the Owner Trustee or Indenture Trustee reasonable indemnity and the Owner Trustee or Indenture Trustee for 30 days has neglected or refused to institute any such proceeding.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

    The Owner Trustee and any Indenture Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee or the Indenture Trustee, in its individual capacity or otherwise, may hold Securities in its own name or as pledgee. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Owner Trustee acting jointly (or in some instances, the Owner Trustee acting alone) with (unless the related Prospectus Supplement provides otherwise) the consent of the third party credit enhancement provider, if any, so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing, shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee by the Trust Documents shall be conferred or imposed upon the Owner Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

    The Owner Trustee and any Indenture Trustee may resign at any time, in which event the related Seller with (unless the related Prospectus Supplement provides otherwise) the consent of the third party credit enhancement provider, if any, so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing, will be obligated to appoint a successor trustee. The related Seller with (unless the related Prospectus Supplement provides otherwise) the consent of the third party credit enhancement provider, if any (so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing), may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Documents, becomes legally unable to act or becomes insolvent. In such circumstances, the related Seller will be obligated to appoint a successor trustee. Any resignation or removal of the Owner Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee. Any Indenture Trustee may be removed as set forth in the related Prospectus Supplement.

    The Trust Documents will provide that the Servicer will pay the Owner Trustee's and any Indenture Trustee's fees. The Trust Documents will further provide that the Owner Trustee and any Indenture Trustee will be entitled to indemnification by the related Seller and the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee or any Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Documents). The Trust Documents will further provide that the Servicer will indemnify the Owner Trustee and any Indenture Trustee for certain taxes that may be asserted in connection with the transaction.

INDEMNIFICATION OF THE INSURER

    The Trust Documents may provide that the third party credit enhancement provider with respect to a Trust will be indemnified by the related Seller and the Servicer for, and held harmless against, any loss, liability, fee, disbursement or expense incurred by such third party credit enhancement provider not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Documents) and arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of a Financial Vehicle.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

    The retail installment sale contracts ('Contracts') are 'chattel paper' as defined in the Uniform Commercial Code as in effect in California and the other states in which the Contracts are originated ('UCC'). Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession of the chattel paper or filing a UCC-1 financing statement with the Secretary of State or other central filing office in the appropriate state as required by the applicable UCC.

    Franklin Capital will take or cause to be taken such action as is required to perfect the Trust's rights in the Contracts and will represent and warrant that the Trust, subject to the interest of the provider of credit enhancement, if any, has good title, free and clear of liens and encumbrances, to each Contract on the Closing Date. Under the Trust Documents, Franklin Capital, as Servicer, will have possession of the Contracts following the sale of the Contracts to the Trust and will hold the Contracts as custodian and agent of the Owner Trustee and Indenture Trustee, if any. The Contracts will not be physically marked to indicate the ownership interest thereof by the Trust. UCC-1 financing statements will also be filed with the California and Utah Secretary of State to perfect by filing and give notice of the Trust's ownership interest in the Contracts. Franklin Capital will agree in the Trust Documents to take all necessary action to preserve and protect the Trust's ownership interest in the Contracts. Each Seller will represent and warrant that each Contract is secured by a Financed Vehicle.

SECURITY INTERESTS IN VEHICLES

    All of the Financed Vehicles were registered in the states where the related Contracts were originated. Security interests in motor vehicles registered in the State of California may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. Security interests in motor vehicles registered in most other states are perfected, generally, in a similar manner. The related Seller will represent and warrant to each related Trust in the Trust Documents that all steps necessary to obtain a perfected first priority security interest with respect to the Financed Vehicles securing the Contracts have been taken. If the Servicer fails, because of clerical error or otherwise, to effect or maintain such notation for a Financed Vehicle, the Trust may not have a first priority security interest in such Financed Vehicle. Each Receivable in a pool, unless that related Prospectus Supplement indicates otherwise, typically prohibits the sale or transfer of the Financed Vehicle without the Servicer's consent.

    Perfection of security interests in the motor vehicles is generally governed by the motor vehicle registration laws of the state in which the motor vehicle is registered. In California and the other states in which the Receivables have been originated, a security interest in a motor vehicle generally may be perfected only by causing such motor vehicle's certificate of title to be amended to note the security interest of the secured party. Such notation of a secured party's security interest is generally effected in California and such other states by depositing with the applicable state motor vehicles registrar, or similar authority, along with any necessary registration fees, the motor vehicle's certificate of title and an application containing the name and address of the secured party.

    Pursuant to the Purchase Agreement, Franklin Capital will assign its security interests in the Financed Vehicles securing the Receivables to the related Seller and, pursuant to the Trust Documents, the related Seller will assign its security interests in the Financed Vehicles securing the Receivables to the Owner Trustee. However, because of the administrative burden and expense, the Servicer, the related Seller and the Owner Trustee will not amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Also, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Owner Trustee pursuant to the Trust Documents.

    Under the law of California and most other states, assignments such as those under the Purchase Agreement and the Trust Documents are an effective conveyance of a security interest without amendment of any security interest noted on a motor vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the motor vehicle owner or the Servicer or administrative error by state or local agencies, the notation of the Servicer's security interest on the certificates of title or the Servicer's possession of the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which a perfected security interest was not obtained, the Trust's security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles, lienholders and holders of perfected security interests. Such a failure, however, would constitute a breach of Franklin Capital's warranties under the Purchase Agreement and of the related Seller's warranties under the Trust Documents and would create an obligation of Franklin Capital and/or another party, if any, designated, in the related Prospectus Supplement, under the Purchase Agreement and of the related Seller and/or another party, if any, designated, in the related Prospectus Supplement, under the Trust Documents to purchase the related Receivable unless the breach is cured. The related Seller will assign its rights under the Purchase Agreement to the Trust. By not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the Financed Vehicle could be defeated through fraud or negligence.

    Under the laws of most states, the perfected security interest in a motor vehicle would continue for four months after a motor vehicle is moved to a state other than the state in which it is initially registered and thereafter until the motor vehicle owner re-registers the motor vehicle in the new state. A majority of states, including California, generally require surrender of a certificate of title to re-register a motor vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the motor vehicle, or, in the case of motor vehicles registered in states providing for the notation of a security interest on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the motor vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, Franklin Capital takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a motor vehicle, Franklin Capital must surrender possession of the certificate of title or will receive notice as a result of its security interest noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the security interest. Under the Trust Documents, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.

    Under the laws of California, Texas and most other states, liens for repairs performed on, and for storage of, a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the security interest of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. Franklin Capital will represent to each Seller and the related Seller will represent to each related Trust that each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) and security interests in such Financed Vehicle. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the Owner Trustee, the Indenture Trustee, if any, or any Securityholders in the event such a lien arises or confiscation occurs.

REPOSSESSION

    In the event of a default by motor vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other laws. In addition to the provisions of the UCC, under California law the Contracts originated in California are subject to the provisions of its Rees-Levering Motor Vehicle Sales and Finance Act (the 'Rees-Levering Act'). Contracts originated in other states are subject to retail installment sale laws and similar laws of those states. The provisions of the Rees-Levering Act and similar laws of other states control in the event of a conflict with the provisions of the UCC. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a motor vehicle is voluntarily surrendered, self-help repossession by outside agencies is the method employed by Franklin Capital in the majority of instances in which a default occurs and is accomplished by retaking possession of the financed motor vehicle. The Rees-Levering Act and similar laws of other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor's right to redeem the motor vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the motor vehicle must then be repossessed in accordance with that order. In certain states under certain circumstances after the motor vehicle has been repossessed, the Obligor may reinstate the contract by paying the delinquent installments on the contract and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

    In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which the Obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

    The UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. In some states the Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some other states, by payment of delinquent installments or the unpaid balance. Repossessed motor vehicles are generally resold by Franklin Capital through automobile auctions which are attended principally by automotive dealers.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of the repossessed motor vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the Obligor on the Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. Under California law the proceeds from the resale of the motor vehicle securing the debtor's loan are required to be applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds of sale as to repossessed motor vehicles under Contracts originated in most other states is similar. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

    Occasionally, after resale of a motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any other holder of any lien with respect to the motor vehicle or, if no such lienholder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the former Obligor.

INSOLVENCY MATTERS

    Franklin Capital intends that any transfer of Receivables to the Sellers will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of Franklin Capital. However, if Franklin Capital were to become a debtor under the federal bankruptcy code or similar applicable state laws

(collectively, the 'Insolvency Laws'), a creditor or trustee in bankruptcy thereof, or Franklin Capital as debtor-in-possession, might argue that such sale of Receivables was a pledge of Receivables rather than a sale and/or that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of Franklin Capital. Each Seller has taken and will take steps in structuring the transactions contemplated hereby and by any Prospectus Supplement that are intended to minimize the risk that the voluntary or involuntary application for relief under any Insolvency Law would result in the assets and liabilities of the related Seller being consolidated with the assets and liabilities of any other person. Nevertheless, if Franklin Capital were to become a debtor under any Insolvency Laws, and such positions -- that the transfer of Receivables was a pledge rather than a sale or otherwise should be treated as part of its bankruptcy estate and/or that the assets and liabilities of the related Seller should be consolidated -- were presented to or accepted by a court, then delays in payments to Securityholders could occur or reductions in the amounts of such payments could result. In addition, if a Seller were to become a debtor under any Insolvency Law and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to such Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or reductions in the amounts of such payments could result. In addition, if the transfer of any Receivables is recharacterized as a pledge, a tax lien, other governmental lien, or other lien created by operation of law on the property of the Servicer, the holder of such lien may have priority over the Trust's interest in such Receivables. See 'The Sellers.'

    In addition, in a case recently decided by the United States Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, such Circuit Court found that 'accounts,' a defined term under the Uniform Commercial Code, sold prior to a bankruptcy should be treated as part of the bankruptcy estate of the seller of such accounts. If Franklin Capital or a Seller were to become a debtor in a bankruptcy proceeding and a court applied the reasoning of the Circuit Court reflected in the case described above, delays in payments to Securityholders could occur or reductions in the amounts of such payments could result.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, the Rees-Levering Act and state motor vehicle retail installment sale acts, retail installment sale acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's (such as the Trust's) ability to enforce consumer finance contracts such as the Receivables.

    The so-called 'Holder-in-Due-Course' Rule of the Federal Trade Commission (the 'FTC Rule'), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, state statutes or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees, such as the Trust) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

    Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Owner Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts theretofore paid by the obligor on the Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed motor vehicle, the obligor may be able to assert a defense against the seller of the motor vehicle.

    Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    In several cases, obligors have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

    In addition to those parties, if any, identified in the related Prospectus Supplement, Franklin Capital and each Seller will warrant under the Purchase Agreement and the Trust Documents, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trust for violation of any law and the Owner Trustee or the Indenture Trustee, as the case may be, determines such claim materially and adversely affects the Trust's interest in a Receivable, such violation would constitute a breach of warranty under the Purchase Agreement and the Trust Documents and would create an obligation of Franklin Capital, the related Seller and the party, if any, identified in the related Prospectus Supplement, to repurchase the Receivable, without recourse to the Trust or the related Securityholders, unless the breach is cured.

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to resale upon collateral or enforce a deficiency judgment. For example, in a proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

TRANSFERS OF VEHICLES

    The Receivables in a pool, unless the related Prospectus Supplement indicates otherwise, typically prohibit the sale or transfer of the motor vehicle securing a Receivable without the Servicer's consent and permit the Servicer to accelerate the maturity of the Receivable upon a sale or transfer without its consent. The Servicer generally will not consent to a sale or transfer without prepayment of the Receivable. However, in certain circumstances the Servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the Financed Vehicle.

                        FEDERAL INCOME TAX CONSEQUENCES

    The entire discussion which follows under the caption 'Federal Income Tax Consequences,' insofar as it constitutes statements of law or legal conclusions, represents the opinion of Morrison & Foerster LLP ('Federal Tax Counsel') and is subject to the qualifications set forth herein. The discussion summarizes the material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences or special rules that are applicable to certain categories of holders such as dealers in securities or foreign currency, banks, other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax exempt entities, persons that hold the Notes as a position in a 'straddle,' or as part of a synthetic security or 'hedge,' 'conversion transaction' or other integrated investment and persons that have a 'functional currency' other than the U.S. dollar. In addition, this summary is generally limited to investors who will hold the Certificates as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the 'Code'). Prospective investors are encouraged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

    The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Moreover, there are no cases or Internal Revenue Service ('IRS') rulings on many of the issues discussed below and no ruling on any of the issues discussed below will be sought from the IRS. The opinion of Federal Tax Counsel is not binding on the IRS or the courts. As a result, the IRS may disagree with all or a part of the discussion below. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

    The federal income tax consequences to Certificateholders will vary depending on whether the Trust will be treated for federal income tax purposes as a partnership, as a division of its sole Certificateholder rather than as a separate entity, as a grantor trust, or as a security device for the issuance of Certificates that are to be treated as indebtedness for federal income tax purposes. The Prospectus Supplement for each series of Certificates will specify whether the Trust will be treated as a partnership, a division, a grantor trust, or as a security device as just described.

                 TRUSTS TREATED AS PARTNERSHIPS OR AS DIVISIONS

TAX CHARACTERIZATION OF THE TRUST AS A DIVISION

    With respect to any Trust which has only one Certificateholder, the related Prospectus Supplement may specify that for federal income tax purposes the Trust is intended to be disregarded as a separate entity and is intended to be treated as a division of its sole Certificateholder. With respect to any such Trust, upon issuance of the related Securities, Federal Tax Counsel will issue its opinion, subject to the assumptions set forth therein, that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

    Federal Tax Counsel will deliver its opinion, subject to the assumptions set forth therein, that a Trust which is intended to be a partnership, as specified in the related Prospectus Supplement, will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

    If the IRS were to successfully assert that the Trust was a publicly traded partnership taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP OR A DIVISION

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Sellers will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, deliver its opinion, subject to the assumptions set forth therein, that the proper treatment of the Notes is as indebtedness for federal income tax purposes. The discussion below assumes this income tax characterization of the Notes is correct.

    OID. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, that the Notes are not Strip Notes and that the Notes have a fixed maturity greater than one year after their issue date. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for 'qualified stated interest' under Treasury regulations (the 'OID regulations') relating to original issue discount ('OID'), and that any OID on the Notes (i.e, any excess of the 'stated redemption price at maturity' of the Notes over their issue price) does not exceed a de minimis amount (i.e., generally 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

    INTEREST INCOME ON THE NOTES. Based on the above assumptions the Notes generally will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's regular method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID generally must include such OID in income, on a pro rata basis, only as principal payments are made on the Note. However, a holder may elect to accrue de minimis OID under a constant yield method in connection with an election to accrue all interest, discount and premium on the Note using the constant yield method. See ' -- Trusts Treated as Grantor Trusts -- Taxation of Holders if Stripped Bond Rules Do Not Apply -- Election to Treat All Interest as OID' for a discussion of such election. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the bond premium amortization or market discount rules of the Code.

    SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (not including accrued but unpaid interest) and the holder's adjusted tax basis in the Note (not including accrued but unpaid interest). The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID, if any, and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any such gain or loss would be long-term capital gain or loss if the holder's holding period exceeded one year. The maximum rate of federal income taxation on net long-term capital gains realized by a non-corporation is 20% with respect to capital assets held for more than one year. Capital losses generally may be used only to offset capital gains.

    BACKUP WITHHOLDING. Payments made on, and proceeds from the sale of Notes may be subject to a 'back up' withholding tax of 31% unless the holder complies with certain identification requirements. Any amounts withheld will be allowed as a credit against the holder's federal income tax, provided that the required information is provided to the IRS.

    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation with the adverse consequences described above unless it met certain qualifying income tests. Even if the trust qualified for such exception, treatment of the Notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign investors generally would be subject to U.S. federal income tax payments, tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

    TREATMENT OF THE TRUST AS A PARTNERSHIP. With respect to any Trust intended to be a partnership for tax purposes, as set forth in the related Prospectus Supplement, each Seller and Franklin Capital will agree, and the Certificateholders, by their purchase of Certificates will be deemed to have agreed, to treat the Trust as a partnership for federal, state and local tax purposes, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of such an arrangement involving the Trust, the Certificates, the Notes, the Sellers and Franklin Capital is not clear because there is no authority on any closely comparable transaction.

    For example, because the Certificates may have certain features characteristic of debt, the Certificates might be considered debt of either the related Seller or the Trust. Generally, provided such Certificates are issued at or close to face value, any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. If Certificates are issued at a substantial discount, a discussion of the relevant tax consequences will be set forth in the related Prospectus Supplement. The following discussion assumes that the Certificates represent equity interests in a partnership for federal income tax purposes.

    STRIP CERTIFICATES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

    PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See 'Backup Withholding' below. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. Although not free from doubt, based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations. The IRS may, however, require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis regardless of their normal method of tax accounting and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes.

    All or some of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute 'unrelated business taxable income' generally taxable to such a holder under the Code.

    Depending upon whether the Trust is deemed engaged in a trade or business, an individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) could be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. Such deductions may also be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeds certain limits. Moreover, non-corporate Certificateholders might not be able to deduct such expenses for purposes of the alternative minimum tax.

    The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    DISCOUNT AND PREMIUM. It is believed that the Receivables will not be issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

    If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction will be allocated to Certificateholders if the related Trust Agreement so provides. Any such allocation will be disclosed in the related Prospectus Supplement.

    SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to have contributed its assets to the Trust, as a new partnership, and to have distributed the interests in the new partnership in liquidation to the Certificate owners. The Trust does not intend to comply with certain technical requirements that might apply should such a constructive termination occur. As a result, the Trust may be subject to certain tax penalties and to additional expenses if it is required to comply with those requirements. Moreover, the Schedule K-1 information thereafter distributed to Certificateholders may be incorrect. Furthermore, the Trust might not be able to comply due to lack of data.

    DISPOSITION OF CERTIFICATES. Generally, gain or loss will be recognized on a sale or exchange of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income includeable in income (including for the taxable year of sale) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of liabilities of the Trust (including the Notes). A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon sale or other disposition of some of the Certificates, to allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. To avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues, thereby eliminating any ordinary income amount to a selling Certificateholder.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    Any gain or loss on a sale or exchange of a Certificate would be capital gain or loss. The maximum rate of federal income taxation for an individual Certificateholder on net long-term capital gains is 20% with respect to capital assets held for more than one year.

    ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase takes place.

    The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. In that event or in the event future Treasury regulations provide for an additional allocation method the Trust's method of allocation between transferors and transferees may be revised to conform.

    SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

    ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

    Each Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS with respect to partnership items. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

    TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. As discussed below, an investment in a Certificate is not suitable for any Foreign Person, as defined below, which is not eligible for a complete exemption from U.S. withholding tax on interest under a tax treaty with the United States. Accordingly, no interest in a Certificate should be acquired by or on behalf of any such Foreign Person.

    For purposes of this tax discussion, a 'Foreign Person' is any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includeable in gross income for United States federal income taxation regardless of source, or (iv) a trust with respect to which a court in the United States is able to exercise primary authority over its administration and one or more United States persons have the authority to control all of its substantial decisions.

    No regulations, published rulings or judicial decisions exist that would discuss the characterization for federal withholding tax purposes with respect to a Foreign Person of a partnership with activities substantially the same as the Trust. Depending upon the particular terms of the related Trust Agreement and Sale and Servicing Agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes, the income of the Trust distributable to a Foreign Person would be subject to Federal withholding tax at a rate of 35% for persons taxable as a corporation and 39.6% for all other Foreign

Persons. Also, in such cases, a Foreign Person that is a corporation may be subject to the branch profits tax. If the Trust is notified that a Certificateholder is a Foreign Person, the Trust intends to withhold as if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

    If a Trust is engaged in a trade or business, each foreign Certificateholder will be required to file a United States federal individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. A Foreign Person generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not engaged in a United States trade or business. However, interest payments made to (or accrued by) a Certificateholder who is a Foreign Person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust and for that reason or because of the nature of the Receivables, the interest may not be considered 'portfolio interest' which may qualify for certain exemption from taxation. As a result, even if the Trust is not considered to be engaged in a U.S. trade or business, Certificateholders could be subject to United States federal income tax which must be withheld at a rate of 30% on their share of the Trust's income (without reduction for interest expense), unless reduced or eliminated pursuant to an applicable income tax treaty. If the Trust is notified that a Certificateholder is a Foreign Person, the Trust may be required to withhold and pay over such tax, which can exceed the amounts otherwise available for distribution to such a Certificateholder. A Foreign Person would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest and therefore not subject to U.S. tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder is encouraged to consult its tax advisor as to whether the tax consequences of holding an interest in a Certificate make it an unsuitable investment.

    BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                        TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

    As specified in the related Prospectus Supplement, Federal Tax Counsel will deliver its opinion, subject to the assumptions set forth therein, that a Trust which is intended to be a grantor trust for federal income tax purposes will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under the Code. In this case, owners of Certificates (referred to herein as 'Grantor Trust Certificateholders') will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as 'Grantor Trust Certificates.'

    CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated for federal income tax purposes as the owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

    Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, market discount, premium, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus such holder's other miscellaneous itemized deductions exceed two percent of such holder's adjusted gross income. Such deductions may also be limited by Code
Section 68 for an individual whose adjusted gross income exceeds certain limits. Moreover, non-corporate Grantor Trust Certificateholders cannot deduct such expenses for purposes of the alternative minimum tax.

    A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees or other amounts paid to the Servicer exceed reasonable servicing compensation, the amount of such excess would be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the stripped bond rules of the Code discussed below.

TAXATION OF HOLDERS IF STRIPPED BOND RULES APPLY

    In the absence of comprehensive regulations, the tax treatment of stripped bonds is unclear. The preamble to certain stripped bond regulations suggests that each purchaser of a Grantor Trust Certificate will be treated with respect to each Receivable as the purchaser of a single stripped bond consisting of all of the stripped portions of the applicable Receivable (such portions with respect to a Receivable are referred to herein as a 'Stripped Bond') which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under Treasury regulations relating to Stripped Bonds (the 'Section 1286 Treasury Regulations'), if the discount on a Stripped Bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond will be considered to have been issued with OID. See ' -- Original Issue Discount' below. Based on the preamble to the Section 1286 Treasury Regulations, although the matter is not entirely clear, the interest income on the Certificates up to the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing should be treated as 'qualified stated interest' within the meaning of the Section 1286 Treasury Regulations, assuming all other requirements for treatment as qualified stated interest are satisfied, and such income will be so treated in the Trustee's tax information reporting.

    ORIGINAL ISSUE DISCOUNT. When Stripped Bonds have more than a de minimis amount of OID, the special rules of the Code relating to 'original issue discount' (currently Sections 1271 through 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Stripped Bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a Stripped Bond issued or acquired with OID must include in gross income the sum of the 'daily portions,' as defined below, of the OID on such Stripped Bond for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. Although the proper method is not entirely clear, the Trust intends to calculate the daily portions of OID with respect to a Stripped Bond generally as follows: A calculation will be made of the portion of OID that accrues on the Stripped Bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Stripped Bond under the prepayment assumption, if any, used in respect of the Stripped Bonds and (ii) any payments received during such accrual period, and subtracting from that total the 'adjusted issue price' of the Stripped Bond at the beginning of such accrual period. No representation is made that the Stripped Bonds will prepay at any prepayment assumption. The 'adjusted issue price' of a Stripped Bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the 'adjusted issue price' of a Stripped Bond at the beginning of a subsequent accrual period is the 'adjusted issue price' at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than 'qualified stated interest') made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

    With respect to the Stripped Bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Stripped Bonds.

    The Trust intends to account for OID, if any, reportable by Grantor Trust Certificateholders by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers are encouraged to consult their tax advisors regarding the proper calculation of OID taxable to them.

TAXATION OF HOLDERS IF STRIPPED BOND RULES DO NOT APPLY

    PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The tax basis to such Grantor Trust Certificateholder in such Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is unclear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Grantor Trust Certificateholder that makes this election for Receivables that are construed to be acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Upon a prepayment of a Receivable, the Certificateholder should recognize a loss with respect to any unamortized premium.

    MARKET DISCOUNT. A Grantor Trust Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a 'market discount.' Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Receivable will be considered to be zero if the amount allocable to the Receivable is less than 0.25% of the Receivable's stated redemption price at maturity multiplied by its weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income. The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Because the regulations described above have not been issued, it is unclear as to what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount.

    A holder who acquires a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includeable in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. See ' -- Market Discount' above. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See ' -- Premium' above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

TAXATION OF HOLDERS REGARDLESS OF WHETHER STRIPPED BOND RULES APPLY

    SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the amount of OID and market discount (if any) included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by payments (other than qualified stated interest) on the Grantor Trust Certificate and any amortized premium. Subject to the discussion of market discount above, such gain or loss generally will be capital gain or loss to an owner for which a Grantor Trust Certificate is a

'capital asset' within the meaning of Section 1221, and will be long-term if the Grantor Trust Certificate has been owned for the requisite holding period.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. Backup withholding will be required with respect to any payments on the Grantor Trust Certificates and the sales proceeds thereof unless the recipient has complied with certain certification requirements. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability, provided that the required information is provided to the IRS.

                  CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

    Upon the issuance of Certificates that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine, subject to the assumptions set forth therein, that based upon its analysis of the factors discussed below and certain assumptions and qualifications the proper treatment of the Certificates is as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge this conclusion. Such Certificates that are intended to be treated as indebtedness are herein referred to as 'Debt Certificates' and holders of such Certificates are herein referred to as 'Debt Certificateholders.'

    Each Seller will express in the Trust Documents its intent that, for federal, state and local tax purposes, the Debt Certificates be indebtedness secured by the Receivables. Each Seller will agree and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, will be deemed to agree to treat the Debt Certificates as indebtedness for federal, state and local tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Trust Documents, the Sellers expect to treat such transactions, for regulatory and financial accounting purposes, as a sale of ownership interests in the Receivables and not as debt obligations.

    In general, whether for federal income tax purposes a transaction constitutes a sale of property, or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. (In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Tax Counsel will advise that the rationale of those latter cases will not apply to the transactions evidenced by a series of Debt Certificates.)

    While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the IRS are described below under ' -- Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation.'

TAXATION OF INCOME OF DEBT CERTIFICATEHOLDERS

    As set forth above, it is expected that Federal Tax Counsel will advise the Sellers that the proper treatment of the Debt Certificates is as indebtedness for Federal income tax purposes and, accordingly, holders of Debt Certificates generally will be taxed in the manner described above in ' -- Trusts Treated as Partnerships or as Divisions -- Tax Consequences to Holders of the Notes Issued by a Partnership or a Division.'

    If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations, a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. See ' -- Trusts Treated as Grantor Trusts -- Taxation of Holders If Stripped Bond Rules Apply -- Original Issue Discount.' Under Code
Section 1272(a)(6), special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is 'unconditionally payable' and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity. Accordingly, it is unclear whether interest payable on a Debt Certificate constitutes 'qualified stated interest' that is not included in a Certificate's stated redemption price at maturity. Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances. The Prospectus Supplement will indicate whether the Trust intends to treat the interest on the Certificates as 'qualified stated interest.'

TAX CHARACTERIZATION OF TRUST

    Consistent with the treatment of the Debt Certificates as indebtedness, the Trust will be treated as a security device to hold Receivables securing the repayment of the Debt Certificates. In connection with the issuance of Debt Certificates of any series, Federal Tax Counsel will render an opinion that, based on the assumptions set forth therein, under then current law, the issuance of the Debt Certificates of such series will not cause the applicable Trust to be characterized for federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP OR AS AN ASSOCIATION TAXABLE AS A CORPORATION

    The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the Receivables (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the related Seller and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership or a publicly traded partnership taxable as a corporation. The Sellers currently do not intend to comply with the federal income tax reporting requirements that would apply if any Debt Certificates were treated as interests in a partnership or corporation.

    If a transaction were treated as creating a partnership (but not a publicly traded partnership) between the related Seller and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness. See ' -- Tax Consequences to Holders of the Certificates Issued by a Partnership -- Partnership Taxation.'

    If it were determined that a transaction created an entity classified as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Debt Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders. Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

FOREIGN PERSONS

    If the IRS were to contend successfully that the Debt Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust that is allocable to a Foreign

Person and such Foreign Person would be credited for his or her share of the withholding tax paid by the partnership. In such case, the holder generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

    Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Debt Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Foreign Person could be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income. See 'Federal Income Tax Consequences -- Trusts Treated as Partnerships or as Divisions -- Tax Consequences to Holders of the Certificates Issued by a Partnership -- Tax Consequences to Foreign Certificateholders' for a more detailed discussion of the consequences of an equity investment by a Foreign Person in an entity characterized as a partnership.

    If the Trust were taxable as a corporation, distribution to foreign investors, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty.

                            STATE AND LOCAL TAXATION

    The discussion above does not address the tax treatment of a Trust, the Certificates, the Notes or the holders of Certificates or Notes of any series under state and local tax laws. Prospective investors are encouraged to consult their own tax advisors regarding state and local tax treatment of the Trust, the Certificates, the Notes and the consequences of purchase, ownership or disposition of the Certificates and Notes under any state or local tax law.

                              ERISA CONSIDERATIONS

    A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, among other factors, such fiduciary should consider (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (iii) whether the investment is in accordance with the documents governing the plan and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of such plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

    In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of such plans or arrangements investing in such entity (collectively, 'Plan(s)') are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ('parties in interest' and 'disqualified persons'). Such transactions are treated as 'prohibited transactions' under Sections 406 and 407 of ERISA, and excise taxes are imposed upon such persons by Section 4975 of the Code. The Sellers, the Trustee, the Owner Trustee and any underwriter of the offered Securities and certain of their affiliates might be considered 'parties in interest' or 'disqualified persons' with respect to a Plan. If so, the acquisition, holding or transfer of Securities by, or on behalf of, such Plan could be considered to give rise to a 'prohibited transaction' within the meaning of ERISA and the Code unless a regulatory exception or administrative exemption is available.

    Moreover, the Department of Labor ('DOL') has issued a regulation (29 C.F.R.
Section 2510.3-101) (the 'Plan Assets Regulation') concerning the definition of what constitutes the assets of a Plan, which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an 'equity' investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Trust Property and not merely an interest in the Securities, transactions occurring in connection with the servicing, management and operation of the Trust between the Sellers, the Owner Trustee, the Trustee, the Servicer (or any other servicer), any insurer or any of their respective affiliates might constitute prohibited transactions, and the Trust Property would become subject to the fiduciary investment standards of ERISA, unless a regulatory exception or administrative exemption applies.

    With respect to offered Securities which are Certificates, the DOL has issued to a number of underwriters of pass-through certificates, similar to the Certificates, administrative exemptions (collectively, the 'Exemption'), which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA, and the excise taxes imposed pursuant to Section 4975(a) and (b) of the Code, the initial purchase, holding and subsequent resale of mortgage-backed or asset-backed pass-through certificates representing a beneficial undivided interest in certain fixed pools of assets held in a trust (as defined in paragraph III.B of Section III of the Exemption), along with certain transactions relating to the servicing and operation of such asset pools, provided that certain conditions set forth in the Exemption are satisfied. Paragraph III.B of Section III of the Exemption provides in part that a trust means an investment pool the corpus of which is held in trust and consists solely of: (1) secured consumer receivables, (2) secured credit instruments,
(3) obligations secured by residential or commercial real property,
(4) obligations secured by motor vehicles or equipment or qualified motor vehicle leases, (5) guaranteed governmental mortgage pool certificates or
(6) an undivided fractional interest in any of the obligations listed in clauses
(1)-(5) above.

    If the general conditions of Section II of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through
(D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Certificates by Plans in the initial issue of Certificates, the holding of Certificates by Plans or the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an 'Excluded Plan' by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by (1) an underwriter which has been granted an Exemption (or certain specified entities affiliated or associated with such underwriter) ('Underwriter'), (2) the Sellers, (3) the Servicer (or any other servicer), (4) the Trustee or Owner Trustee, (5) any obligor with respect to Receivables constituting more than 5 percent of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance, (6) any insurer and (7) any affiliate or successor of a person described in (1) to (6) above (the 'Restricted Group').

    If the specific conditions of paragraph I.B of Section I of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(I)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the related Seller or Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in Certificates is (a) an obligor with respect to 5 percent or less of the fair market value of the Receivables or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans and (3) the holding of Certificates by Plans.

    If the specified conditions of paragraph I.C of Section I of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust and the Trust Property.

    The Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a 'party in interest' or a 'disqualified person' with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Certificates.

    The Exemption sets forth the following seven general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder.

    (1) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Securities issued by the Trust;

    (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Structured Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. ('National Credit Rating Agencies');

    (4) Neither the Trustee nor the Owner Trustee is an affiliate of any other member of the Restricted Group (as defined above);

    (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made and retained by the related Seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans. The sum of all payments made to and retained by the Servicer or any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

    (6) The Plan investing in the certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. Each Seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

    (7) The trust fund must also meet the following requirements:

        (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

        (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of one of the National Credit Rating Agencies for at least one year prior to the Plan's acquisition of Certificates; and

        (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

    The Exemption may apply to a Plan's purchase, holding and transfer of Certificates and the operation, management and servicing of the Trust and the Trust Property as specified in the related Prospectus Supplement. In addition, in the event the Exemption is not available, certain exemptions from the prohibited transaction rules may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Certificate. Included among these exemptions are: Prohibited Transaction Class Exemption ('PTCE') 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by 'qualified professional asset managers.'

    Certain transactions involving the purchase of Securities which are Notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Trust Property were deemed to be assets of a Plan. Under the Plan Assets Regulation, the Trust Property would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an 'Equity Interest' in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Sellers believe that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. In addition, even in the event that the Notes are deemed to be an Equity Interest in the Trust, the Exemption may be applicable to both a Plan's purchase, holding and transfer of Notes (which in this situation are considered Certificates for purposes of the Exemption) and the operation, management and servicing of the Trust and the Trust Property, if so specified in the related Prospectus Supplement.

    Without regard to whether the Notes are characterized as Equity Interests, the acquisition, transfer or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In such case, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 and PTCE 84-14 may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note.

    Any Plan fiduciary considering the purchase of Securities should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                    RATINGS

    As a condition of issuance, the offered Securities of each series will be rated an investment grade, that is, in one of its four highest rating categories, by at least one nationally recognized rating agency (a 'Rating Agency') as specified in the related Prospectus Supplement. The ratings will be based on the Receivables related to each series, the terms of the Securities, and the subordination and any credit enhancement provided therefor. There is no assurance that the ratings initially assigned to such Securities will not be subsequently lowered or withdrawn by the Rating Agencies. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related Prospectus Supplement. The ratings of any Securities with respect to which a prepayment premium may be payable do not evaluate such prepayment premium payable to such Securityholders or the likelihood that such prepayment premium will be paid.

                              PLAN OF DISTRIBUTION

    On the terms and conditions set forth in an underwriting agreement (the 'Underwriting Agreement') with respect to each Trust, the related Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the related Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

    In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

    Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities, or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

    Each Underwriting Agreement will provide that the related Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

    The Owner Trustee or the Indenture Trustee, if any, may, from time to time, invest funds held by it in any accounts in Eligible Investments acquired from one or more of the underwriters.

    Under each Underwriting Agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other classes.

    The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

    The distribution of any Series of Securities in Canada ('Canadian Securities') is being made only on a private placement basis exempt from the requirement that the Trust prepare and file a prospectus with the securities regulatory authorities in each province where trades of any Canadian Securities are effected. Accordingly, any resale of any Canadian Securities must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of any Canadian Securities.

REPRESENTATIONS OF PURCHASERS

    Each purchaser of any Canadian Securities who receives a purchase confirmation will be deemed to represent to the related Seller, the Trust and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Canadian Securities without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under 'Resale Restrictions.'

RIGHTS OF ACTION AND ENFORCEMENT

    The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

    The Trust, the Sellers, the Servicer, the Owner Trustee, the Indenture Trustee and their respective directors and officers, if any, as well as the experts named herein, may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the Issuer or such persons. All or a substantial portion of the assets of the Issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such Issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

    A purchaser of any Canadian Securities to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any of the Securities acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #88/5. Only one such report must be filed in respect of any Canadian Securities acquired on the same date and under the same prospectus exemption.

                                 LEGAL OPINIONS

    Unless otherwise specified in the Prospectus Supplement, certain legal matters relating to the validity of the issuance of the Certificates and the Notes, if any, of each series will be passed upon for the Sellers and the Servicer by Morrison & Foerster LLP, and certain legal matters relating to the validity of the issuance of the Certificates and the Notes, if any, of such series will be passed upon for the Underwriter of the Certificates and the Notes, if any, of such series by Stroock & Stroock & Lavan LLP, New York, New York.

                                    ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, any globally offered Series of Securities (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Notes and, if the related Prospectus Supplement so provides, Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to insure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled in same-day funds.

    TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

    Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date

(i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL WITHHOLDING TAXES AND DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing
Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificateholder or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of Global Securities or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term 'U.S. Person' means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof,

(iii) an estate the income of which is includeable in gross income for United States tax purposes, regardless of its source, or (iv) a trust that is not a 'Foreign Trust,' as such term is defined in Section 7701(a)(31) of the Internal Revenue Code of 1986, as amended. This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holdings and disposing of the Global Securities.

                                 INDEX OF TERMS

    Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found.

Accounts....................................................        50
Actuarial Receivables.......................................        21
adjusted issue price........................................        73
Advance.....................................................    12, 51
Amortization Period.........................................     9, 53
APR.........................................................        21
Bronze......................................................        28
Canadian Securities.........................................        83
capital assets..............................................        65
Cede........................................................        18
Clearstream, Luxembourg.....................................    18, 42
Clearstream, Luxembourg Participants........................        43
Certificate Distribution Account............................    19, 49
Certificate Factor..........................................        25
Certificate Majority........................................        42
Certificateholders..........................................     4, 18
Certificates................................................         1
CI..........................................................        42
clearing agency.............................................        41
clearing corporation........................................        41
Code........................................................        65
Collection Account..........................................    19, 49
Commission..................................................         2
Contracts...................................................        60
Cooperative.................................................        43
Copper......................................................        28
cram-down...................................................        23
DBC.........................................................        42
Dealer Agreement............................................        28
dealer reserve..............................................        28
Dealers.....................................................     7, 27
Debt Certificateholders.....................................        76
Debt Certificates...........................................        76
Definitive Certificates.....................................        42
Definitive Notes............................................        42
Depositories................................................        41
Depository..................................................        34
disqualified person.........................................        80
disqualified persons........................................        78
Distribution Account........................................    10, 19
Distribution Accounts.......................................        49
Distribution Date...........................................    10, 34
DOL.........................................................        78
DTC.........................................................        18
due date....................................................        22
EDGAR.......................................................         2
Eligible Deposit Account....................................        50
Eligible Institution........................................        50
Eligible Investments........................................        50
Equity Interest.............................................        81
ERISA.......................................................    13, 78

Euroclear...................................................        18
Euroclear Operator..........................................        43
Euroclear Participants......................................        43
Events of Default...........................................        37
Exchange Act................................................         2
Excluded Plan...............................................        79
Exemption...................................................        79
FCC Corp....................................................        26
Federal Tax Counsel.........................................    12, 64
Financed Vehicles...........................................         6
first month.................................................        49
First-Time Buyer............................................        28
Foreign Person..............................................        70
Foreign Trust...............................................       I-4
Franklin Bank...............................................         1
Franklin Capital............................................  1, 7, 27
Franklin LLC................................................        26
Franklin Resources..........................................     3, 32
FTC Rule....................................................        63
Funding Period..............................................         7
Global Securities...........................................       I-1
Gold........................................................        28
Grantor Trust Certificateholders............................        72
Grantor Trust Certificates..................................        72
Indenture...................................................         1
Indenture Trustee...........................................         1
Independent Director........................................        26
indirect participants.......................................        41
Initial Cutoff Date.........................................         6
Initial Financed Vehicles...................................         6
Initial Receivables.........................................         6
Insolvency Laws.............................................    16, 63
Interest Rate...............................................         5
Investment Earnings.........................................        50
IRS.........................................................        65
National Credit Rating Agencies.............................        80
New CI......................................................        42
Non-Prime...................................................        27
non-prime...................................................        15
Non-Prime Receivables.......................................     7, 19
Note Distribution Account...................................        49
Note Factor.................................................        25
Note Majority...............................................        36
Noteholders.................................................     5, 18
Notes.......................................................         1
Obligor.....................................................        10
Obligors....................................................        19
OID.........................................................        66
OID regulations.............................................        66
Owner Trustee...............................................      1, 3
Participants................................................        41
parties in interest.........................................        78
party in interest...........................................        80
Pass-Through Rate...........................................         4
Payahead Account............................................    19, 49

Payaheads...................................................        49
Payment Date................................................        35
Plan Assets Regulation......................................        78
Plans.......................................................        13
Plan(s).....................................................        78
Platinum....................................................        28
Pooling and Servicing Agreement.............................         1
Pre-1996 Programs...........................................        29
Pre-Funded Amount...........................................         7
Pre-Funding Account.........................................      4, 7
Precomputed Receivables.....................................        21
Preferred...................................................        29
Premier.....................................................        29
Prepayment Premium..........................................        52
prepayments.................................................        24
Prime.......................................................        27
Prime Receivables...........................................     7, 19
Prospectus Supplement.......................................         1
PTCE........................................................        80
Purchase Agreement..........................................     7, 47
Purchase Amount.............................................        48
Rating Agencies.............................................        18
Rating Agency...............................................    14, 81
Receivables.................................................      1, 6
Rees-Levering Act...........................................        61
Registration Statement......................................         2
Related Documents...........................................        39
Restricted Group............................................        79
Retained Interest...........................................         9
Revolving Period............................................     9, 52
Rule of 78's Receivables....................................        21
Rules.......................................................        41
Sale and Servicing Agreement................................         1
Schedule of Receivables.....................................        47
second month................................................        48
Section 1286 Treasury Regulations...........................        72
Securities..................................................         1
Securityholders.............................................        18
Seller......................................................      1, 3
Sellers.....................................................      1, 3
Servicer....................................................         1
Servicer Default............................................        55
Servicer Fee................................................        52
Servicer's Certificate......................................        45
Servicing Fee...............................................        51
Servicing Fee Rate..........................................        51
Silver......................................................        28
Simple Interest Receivables.................................        21
Standard....................................................        29
Strip Certificates..........................................         5
Strip Notes.................................................         6
Stripped Bond...............................................        72
Sub-Prime...................................................        27
sub-prime...................................................        15
Sub-Prime Receivables.......................................     7, 19

Subprime 1..................................................        29
Subprime 2..................................................        29
Subsequent Cut-Off Date.....................................         6
Subsequent Financed Vehicles................................         6
Subsequent Receivables......................................         6
Subsequent Transfer Agreement...............................        48
Subsequent Transfer Assignment..............................        48
Supplemental Servicing Fee..................................        51
Terms and Conditions........................................        44
Trust.......................................................      1, 3
Trust Agreement.............................................         1
Trust Documents.............................................     1, 47
Trust Property..............................................         1
U.S. Person.................................................       I-3
UCC.........................................................        60
Underwriter.................................................        79
Underwriting Agreement......................................        81

================================================================================

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE NOTES IN ANY STATES WHERE IT IS NOT PERMITTED.

                            ------------------------

                      [LOGO]
                      Franklin'r' Capital Corp.

                            ------------------------


Dealer Prospectus Delivery Obligation. Until April 19, 2001 all dealers that effect transactions in these Notes, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                  $139,081,000


                               FRANKLIN AUTO TRUST
                                     2001-1


                              $87,000,000 CLASS A-1
                            5.386% ASSET BACKED NOTES

                              $52,081,000 CLASS A-2
                            5.857% ASSET BACKED NOTES


                            FRANKLIN RECEIVABLES LLC
                                     SELLER

                          FRANKLIN CAPITAL CORPORATION
                                    SERVICER


                            ------------------------
                              PROSPECTUS SUPPLEMENT
                            ------------------------


                              GOLDMAN, SACHS & CO.

================================================================================




                           STATEMENT OF DIFFERENCES
                           ------------------------

The registered trademark symbol shall be expressed as....................   'r'